Exhibit 10.4 Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT, LIMITED WAIVER, AND OMNIBUS JOINDER AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT, LIMITED WAIVER, AND
OMNIBUS JOINDER AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) is entered into as of June 30, 2026 (the “First Amendment Effective Date”), by and among (1) TARGUS INTERNATIONAL LLC, a Delaware limited liability company (“Targus International”), TARGUS US LLC, a Delaware limited liability company (“Targus US”), HYPER PRODUCTS INC., a Delaware corporation (“Hyper Products”), TARGUS (CANADA) LTD., a corporation organized under the federal laws of Canada (together with Targus International, Targus US, and Hyper Products, each a “Borrower” and collectively, the “Borrowers”), (2) TIGER US HOLDINGS INC., a Delaware corporation (“Parent”), TARGUS US NEWCO INC., a Delaware corporation (“NewCo”), TARGUS SPAIN S.L, a Spanish limited liability company, incorporated in Spain and filed at the Trade Registry of Madrid under Volume 39209, Folio 48, registry page M-696504 (“Targus Spain”), TARGUS ASIA PACIFIC (SINGAPORE) PTE LTD, a private company limited by shares incorporated in Singapore with UEN number 199605657N (“Targus Singapore”), TARGUS DEUTSCHLAND GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung) registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Hannover under HRB 223621, whose registered office is at Landschaftstraße 2, 30159 Hannover, Germany (“Targus Germany”, and together with Parent, NewCo, Targus Spain and Targus Singapore, each, an “Existing Guarantor” and collectively, the “Existing Guarantors”), (3) TARGUS INTERNATIONAL HOLDCO (UK) LIMITED, a limited liability company incorporated in England and Wales with registered number 07135312 (“Targus International Holdco”), TARGUS GROUP (UK) LIMITED, a limited liability company incorporated in England and Wales with registered number 02989548 (“Targus Group”), TARGUS EUROPE LIMITED, a limited liability company incorporated in England and Wales with registered number 01743076 (“Targus Europe”), TARGUS ASIA PACIFIC LIMITED, a private company limited by shares incorporated in Hong Kong with business registration number 14747961 (“Targus Asia”, and together with Targus International Holdco, Targus Group, Targus Europe and each other Person joined hereto as a seller from time to time, collectively, the “Sellers”, and each a “Seller”; and together with the Borrowers, each a “Credit Party” and collectively the “Credit Parties”), (4) TARGUS AUSTRALIA PTY. LTD, an Australian proprietary company with Australian company number 003 527 008 (“Targus Australia”), (5) the financial institutions party hereto as lenders (collectively, the “Lenders” and each individually a “Lender”); and (6) FGI WORLDWIDE LLC, a Delaware limited liability company (“FGI”), as agent for Lenders (FGI, in such capacity, the “Agent”).
RECITALS
A.Agent, Lenders, the Credit Parties and the Existing Guarantors are party to that certain Revolving Credit, Receivables Purchase, Security and Guaranty Agreement, dated as of August 20, 2025 (as amended, modified, supplemented and restated from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”, and as amended and supplemented hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.
B.In accordance with Section 6.8(f) of the Existing Credit Agreement, the Credit Parties have informed Agent and the Lenders that the Credit Parties intend to join Targus Australia as a party to the Credit Agreement and the applicable Other Documents as a Guarantor, in each case, on and subject to the terms hereof.
C.Certain Events of Default have occurred and are continuing, in each case, as set forth on

FGI / Targus / First Amendment, Limited Waiver, and Joinder Agreement (Australia) CSDOCS/53152176v3

Schedule I hereto (collectively, the “Specified Defaults” and, each individually, a “Specified Default”);
D.The Credit Parties have requested, and Agent and Lenders have agreed to, among other things, grant a limited waiver with respect to the Specified Defaults, amend the Credit Agreement with respect to certain financial covenants and other provisions therein, and join Targus Australia to the Credit Agreement and the applicable Other Documents in accordance with the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Lenders, Borrowers, Existing Guarantors and Targus Australia hereby agree as follows:
1.Recitals. This Agreement shall constitute an Other Document. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).
2.Amendment; Joinders; Schedule Updates.
(a)The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the Existing Credit Agreement in the form of Annex A hereto.
(b)Targus Australia assumes the Obligations under the Credit Agreement and joins in, adopts and becomes (i) a “Guarantor” and a “Loan Party” under the Credit Agreement, (ii) an “Obligor” under that certain Intercompany Subordination Agreement, dated as of August 20, 2025, by and among the Credit Parties and Agent (the “Intercompany Subordination Agreement”) and (iii) party to the Other Documents applicable to it as a Guarantor and a Loan Party, including, without limitation, the Other Documents listed on Schedule 2 hereto. Each party hereto agrees that all references to “Guarantor” or “Guarantors”, contained in the Other Documents are hereby deemed for all purposes to also refer to and include Targus Australia as a Guarantor, as applicable, and Targus Australia hereby agrees to comply with all of the terms and conditions of the Credit Agreement and each Other Document as if Targus Australia was an original signatory thereto.
(c)The Schedules attached hereto hereby amend and restate the corresponding Schedule to the Existing Credit Agreement in its entirety. For the avoidance of doubt, any Schedule of the Existing Credit Agreement not attached hereto shall not be amended by this Agreement.
(d)The Exhibits attached hereto hereby amend and restate the corresponding Exhibit to the Existing Credit Agreement in its entirety. For the avoidance of doubt, any Exhibit of the Existing Credit Agreement not attached hereto shall not be amended by this Agreement.
One-Time Limited Waiver. Upon satisfaction of the conditions set forth in Section 8 hereof, the Lenders party hereto hereby waive the Specified Defaults (the “Limited Waiver”); provided that the waiver contained in this Section 3 is a one-time limited waiver and (a) shall not constitute or be deemed to constitute a waiver of any other term or condition of the Credit Agreement or the Other Documents (including with respect to any Events of Default other than the Specified Defaults that may exist as of the date hereof), in each case, other than as expressly set forth herein, (b) does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any Other Document, (c) shall not constitute nor be deemed to constitute a consent by Agent and the Lenders to anything other than the specific purpose set forth herein, and (d) shall not constitute a custom or course of dealing among Agent, the Lenders, the Borrower or the other Loan Parties. Without limiting the foregoing, the parties agree that no waiver with respect to any Specified Default for failure to comply with the Existing Post-Closing Letter shall be deemed to a waiver of any provision of the amended and restated Post-Closing Letter entered into in connection with this Agreement.
3.UCC Financing Statements. Targus Australia hereby authorizes Agent to file without the signature of Targus Australia one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and Targus Australia as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Other Documents (including an indication of the collateral covered by any such financing statement as “all assets” of Targus Australia now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of Targus Australia any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral.
4.Representations and Warranties; Reaffirmation of Security Interest. Each Credit Party hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement and the Other Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the First Amendment Effective Date except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement and the Other Documents. Each Credit Party confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Credit Party acknowledges and agrees that the Credit Agreement, the Other Documents and this Agreement constitute the legal, valid and binding obligation of such Credit Party, and are enforceable against such Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
5.Costs and Fees.
(a)The Credit Parties shall unconditionally pay to Agent, for Agent’s own account, an amendment fee equal to $100,000 which will be fully earned, due and payable in immediately available funds on the First Amendment Effective Date (the “First Amendment Fee”).
(b)The Credit Parties shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents, the creation, perfection and maintenance of Liens pursuant to the Other Documents, including without limitation, any required notarial, registration or filing fees;
provided, that Agent shall provide reasonable supporting documentation for such costs and fees upon request.
Consent to January Equity Cure. The parties hereto acknowledge and agree that there was a shortfall in Adjusted Consolidated EBITDA for the Test Period ending on January 31, 2026 of approximately $1,300,000 with respect to the required level of Consolidated EBITDA for such Test Period pursuant to Section 7.1(b) of the Credit Agreement (the “January Default”). Notwithstanding the fact that the ability to cure the January Default pursuant to the Cure Right in Section 7.1(d) of the Credit Agreement expired on February 26, 2026 and that Section 7.1(d) limits the ability of Loan Parties to cure such shortfall solely by way of an equity contribution in an amount not greater than the amount necessary to cure the shortfall, the Agent and the Lenders consented to the issuance of an additional $2,000,000 in principal under the B. Riley Securities Debt (the “Additional Issuance”) made on or about March 13, 2026, and such Additional Issuance shall be deemed to be a Cure Amount in accordance with Section 7.1(d) of the Credit Agreement. Agent hereby acknowledges that it received the proceeds of the Additional Issuance and confirms that such proceeds have been returned to the Borrowers. Based on the foregoing, the Agent and the Lenders agree that the January Default is deemed cured as of the Cure Deadline and no longer continuing.
6.Conditions to Effectiveness. This Agreement shall become effective as of the date on which Agent has received each agreement, document and instrument set forth in this section, each in form and substance reasonably satisfactory to Agent, including the satisfaction of the following conditions precedent, each to the reasonable satisfaction of Agent in its sole discretion:
(a)a duly authorized, executed and delivered counterpart of the signature page to this Agreement from each Credit Party, Agent and the Lenders;
(b)with respect to Targus Australia, the satisfaction of each of the Australian Joinder
Requirements;
(c)with respect to Targus B.V., compliance with the joinder requirements set forth in Section 6.8(g) of the Credit Agreement;
(d)Targus Europe Limited shall have entered into that certain collateral management agreement with DP World Logistics Netherlands B.V., as collateral manager (the “Dutch CMA”); provided, however, that notwithstanding anything to the contrary in the Credit Agreement, the Dutch CMA shall not constitute a “Lien Waiver Agreement” for purposes of clause (h) of the definition of “Eligible Inventory” unless and until Agent, in its reasonable discretion, expressly designates the Dutch CMA in writing as a Lien Waiver Agreement;
(e)the Loan Parties shall have delivered to Agent (x) evidence reasonably satisfactory to Agent that all Liens associated with such person’s “Supplier Agreement” (or other form of purchase agreement) between such Loan Party and Citibank have been terminated in full and (y) file stamped copies of UCC-3 terminations for the UCC1 no. 2023 2560539 filed against Targus US LLC in the Delaware Secretary of State and UCC1 no. 2022072072 filed against Targus Asia Pacific Limited in the DC Recorder of Deeds;
(f)all of the representations and warranties of Credit Parties set forth herein and in the Other Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the First Amendment Effective Date except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);
(g)a duly authorized, executed and delivered amended and restated Post-Closing
Letter;

(h)Agent shall have received all costs and fees set forth in Section 6, including, without limitation, the First Amendment Fee;
(i)After giving effect to the waiver set forth in Section 3, no Default or Event of Default shall exist under the Credit Agreement or any of the Other Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and
(j)such other documents, information, certificates, records, permits, opinions and filings as the Agent may reasonably request, including, without limitation, any agreements, instruments and other documents necessary to ensure that the Agent receives a perfected Lien to the extent required by the Credit Agreement.
7.No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Other Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the Other Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.
8.Affirmation. Except as specifically amended pursuant to the terms hereof, each Credit Party hereby acknowledges and agrees that the Credit Agreement and all Other Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Credit Party. Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Other Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.
9.General Release. Immediately upon the execution and acceptance of this Agreement, each Loan Party and each of their respective successors, assigns, subsidiaries, affiliates, insurers, employees, attorneys, agents, representatives and other persons and/or entities connected therewith, hereby fully and forever compromises, settles, releases, acquits and discharges Agent, the Lenders and their respective Affiliates and each of their and their respective Affiliates’ present, former and future directors, officers, employees, agents, partners, trustees, members, attorneys, advisors or other representatives and other persons and/or entities connected therewith and other Agent-Related Persons (collectively, the “Released Parties”) from any and all defenses, debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of action (whether in contract, tort, law, or equity) and obligations of any kind or nature whatsoever (whether liquidated or unliquidated, known or unknown, asserted or unasserted, foreseen or unforeseen, matured or unmatured, fixed or contingent) that each Loan Party has had, now has or has made claim to have against any of the Released Parties arising from or relating to any actions which any of the Released Parties have taken or omitted to take prior to the First Amendment Effective Date in respect of the Credit Agreement and/or any documents executed and/or delivered in connection with the foregoing. If any Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, jointly and severally agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.
Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as supplemented by this Agreement. Except as specifically supplemented above, the Credit Agreement, and Other Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party.
(b)GOVERNING LAW. THIS AGREEMENT AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(c)Incorporation of Credit Agreement Provisions. The provisions contained in Section
16.1 (Governing Law) and Section 16.5 (Indemnity) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
(d)Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(e)Counterparts. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.
(f)Entire Agreement. The Credit Agreement, as supplemented hereby and the Other Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
(g)Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
(h)Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the Other Documents.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

2 FGI / Targus / First Amendment, Limited Waiver and Joinder Agreement (Australia)

IN WITNESS WHEREOF, intending to be legally bound the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	FGI WORLDWIDE LLC, By: /s/Sami Altaher Name: Sami Altaher Title: CEO
LENDER:	FGI WORLDWIDE LLC, By: /s/Sami Altaher Name: Sami Altaher Title: CEO

[Signatures Continue on Following Page]

CSDOCS/53152176v3

GUARANTOR:

Signed by Targus Australia Pty Ltd ACN 003 527 008 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/Angela Smith	/s/ Mikel H. Williams
Signature of director	Signature of director
ANGELA MARKER SMITH	MIKEL HOWARD WILLIAMS

BORROWERS:    TARGUS INTERNATIONAL LLC

By: /s/ Mikel H. Williams Name: Mikel Howard Williams
Title: President and Chief Executive Officer

TARGUS US LLC

By: /s/ Mikel H. Williams Name: Mikel Howard Williams
Title: President and Chief Executive Officer

HYPER PRODUCTS INC.

By: /s/ Mikel H. Williams Name: Mikel Howard Williams
Title: President and Chief Executive Officer

TARGUS (CANADA) LTD.

By: /s/ Mikel H. Williams Name: Mikel Howard Williams
Title: President and Chief Executive Officer

CSDOCS/53152176v3

EXISTING GUARANTORS:    TIGER US HOLDINGS INC.

By: /s/ Mikel H. Williams Name: Mikel Howard Williams
Title: President and Chief Executive Officer

TARGUS US NEWCO INC.

By: /s/ Mikel H. Williams Name: Mikel Howard Williams
Title: President and Chief Executive Officer

TARGUS ASIA PACIFIC (SINGAPORE) PTE LTD

By: /s/ Mikel H. Williams Name: Mikel Howard Williams
Title: President and Chief Executive Officer

TARGUS SPAIN S.L.

By: /s/ Angela Smith
Name: Angela Marker Smith Title: Director

TARGUS DEUTSCHLAND GMBH

By: /s/ Mikel H. Williams Name: Mikel Howard Williams
Title: President and Chief Executive Officer

CSDOCS/53152176v3

SELLERS

Executed as a deed by TARGUS INTERNATIONAL HOLDCO (UK) LIMITED acting by two directors or a director and the company secretary

By: _/s/Angela
Smith     Name: Angela Marker Smith
Title: Director

By: _/s/Mikel H.
Williams     Name: Mikel Howard Williams
Title: Director

Executed as a deed by TARGUS GROUP (UK) LIMITED
acting by two directors or a director and the company secretary

By: _/s/Angela
Smith     Name: Angela Marker Smith
Title: Director

By: _/s/Mikel H.
Williams     Name: Mikel Howard Williams
Title: Director

Executed as a deed by TARGUS EUROPE LIMITED
acting by two directors or a director and the company secretary

By: _/s/Angela
Smith     Name: Angela Marker Smith
Title: Director

By: _/s/Mikel H.
Williams     Name: Mikel Howard Williams
Title: Director

CSDOCS/53152176v3

TARGUS ASIA PACIFIC LIMITED

By: _/s/Angela
Smith     Name: Angela Marker Smith
Title: Director

CSDOCS/53152176v3

Annex A

Conformed Credit Agreement [See attached]

CSDOCS/53152176v3

~~Execution Version~~

Annex A to First Amendment to Credit Agreement and Omnibus Joinder Agreement

REVOLVING CREDIT, RECEIVABLES PURCHASE, SECURITY AND GUARANTY AGREEMENT

FGI WORLDWIDE LLC (AS LENDER AND AS AGENT)

WITH

TARGUS INTERNATIONAL LLC, TARGUS US LLC,
HYPER PRODUCTS INC., AND TARGUS (CANADA) LTD.
(AS BORROWERS)

TIGER US HOLDINGS INC. ~~AND~~, TARGUS AUSTRALIA PTY. LTD, AND TARGUS US NEWCO INC.
(AS GUARANTORS)

August 20, 2025

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CSDOCS/53150257v3

TABLE OF CONTENTS
         Page
I.DEFINITIONS    1
1.1.Accounting Terms    1
1.2.General Terms    2
1.3.Uniform Commercial Code and PPSA Terms    51
1.4.Certain Matters of Construction    51
1.5.Successor Interest Rate.    53
1.6.Canadian Terms    54
1.7.Exchange Rates; Currency Equivalents    54
1.8.Change of Currency    55
1.9.Additional Alternative Currencies    55
II.ADVANCES, PAYMENTS, PURCHASE OF RECEIVABLES    56
1.1.Advances    56
1.2.Procedures for Requesting Advances    58
1.3.Purchase of Receivables    58
1.4.[Reserved]    62
1.5.Disbursement of Advance Proceeds    62
1.6.Making and Settlement of Advances    63
1.7.[Reserved]    64
1.8.Manner and Repayment of Advances    64
1.9.[Reserved]    65
1.10.Statement of Account    65
1.11.Mandatory Prepayments    66
1.12.Use of Proceeds    67
1.13.Defaulting Lender    67
1.14.Payment of Obligations    68
III.INTEREST AND FEES    68
1.1.Interest    68
1.2.Early Termination Fee.    69
1.3.Fee Letter    69
1.4.Collateral Evaluation Fee    69
1.5.Computation of Interest and Fees    69
1.6.Maximum Charges    70
1.7.Increased Cost    70
1.8.[Reserved]    71
1.9.Capital Adequacy    71
1.10.Taxes    72
1.11.Replacement of Lender    76
i
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IV.COLLATERAL: GENERAL TERMS    76
1.1.Security Interest in the Collateral    76
1.2.Perfection of Security Interest    77
1.3.Preservation of Collateral    78
1.4.Ownership and Location of Collateral    78
1.5.Defense of Agent’s and Lender’ Interests    79
1.6.Inspection of Premises and Receivables Audits    80
1.7.Appraisals    80
1.8.Receivables; Deposit Accounts and Securities Accounts    81
1.9.Inventory    84
1.10.Maintenance of Equipment    85
1.11.Exculpation of Liability    85
1.12.Financing Statements    85
V.REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES    85
1.1.Existence and Power    85
1.2.Authority    85
1.3.Binding Effect    86
1.4.Equity Interests    86
1.5.Business Operations and Other Information; Financial Condition    86
1.6.Litigation; No Violation of Governmental Orders or Laws    87
1.7.No Conflicts with Agreements, Compliance, Etc    87
1.8.Consents, Etc    88
1.9.Outstanding Indebtedness; Existing Investments    88
1.10.Title to Properties; Equipment and Other Property    88
1.11.Taxes    89
1.12.Disclosure    90
1.13.[Reserved]    90
1.14.Labor Matters    90
1.15.Environmental Matters    91
1.16.Margin Regulations    91
1.17.Pension and Benefit Plans    92
1.18.Security Interest in Collateral    93
1.19.Insurance    94
1.20.Possession of Franchises, Licenses, Etc    95
1.21.Intellectual Property    95
1.22.Use of Proceeds    96
1.23.Foreign Assets Control Regulations    96
1.24.Anti-Corruption Laws    97
1.25.UK Bribery Act    97
1.26.Status under Certain Laws    97
1.27.Ranking of Obligations    97
1.28.Solvency    97

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1.29.RICO    97
1.30.No Burdensome Restrictions    97
1.31.Broker’s or Finder’s Commissions; Financial Advisory Fees    98
1.32.Material Contracts and Other Agreements    98
1.33.Fiscal Unity for Dutch Tax Purposes and COMI    99
VI.AFFIRMATIVE COVENANTS WITH RESPECT TO OBLIGATIONS    99
1.1.Payment of Principal and Interest    99
1.2.Payment of Obligations and Taxes    99
1.3.Maintenance of Existence; Compliance    99
1.4.Maintenance of Property; Insurance.    100
1.5.Books and Records    102
1.6.Environmental Laws    102
1.7.Further Assurances    102
1.8.Future Guarantors; Additional Collateral; Further Assurances    103
1.9.Government Receivables    104
1.10.Sanctions and other Anti-Terrorism Laws; Anti-Corruption; Additional Information    104
1.11.People with Significant Control Regime    105
1.12.UK Financial Assistance (UK Loan Parties)    105
1.13.UK Pensions    105
1.14.Canadian Pension Plans    105
1.15.Additional Canadian Collateral.    106
1.16.Tax Residency    106
1.17.Dutch Fiscal Unity and COMI    106
1.18.Dutch CIT Fiscal Unity    106
VII.NEGATIVE AND MAINTENANCE COVENANTS WITH RESPECT TO OBLIGATIONS    107
1.1.Financial Covenants    107
1.2.Indebtedness    109
1.3.Liens    110
1.4.Mergers; Amalgamations; Consolidations; Asset Sales    113
1.5.Dividends    114
1.6.Investments, Loans and Advances    115
1.7.Limitation on Modifications of Indebtedness; Modifications of
Organizational Documents, etc    116
1.8.Transactions with Affiliates    116
1.9.Sale and Leasebacks    117
1.10.Fiscal Year    117
1.11.Negative Pledge Clauses    117
1.12.Limitation on Certain Restrictions on Subsidiaries    117
1.13.Payments in Respect of Certain Indebtedness    117

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1.14.Business    118
1.15.Limitation on Accounting Changes    118
1.16.Limitation on Issuance of Equity Interests    118
1.17.Limitation on Subsidiaries    118
1.18.Inconsistent Agreements    119
1.19.Limitation on Collateral Location    119
1.20.Sanctions and other Anti-Terrorism Laws; and Anti-Corruption Laws    120
1.21.Permitted Activities of Parent, Holdings    120
1.22.Modifications of Certain Agreements    120
1.23.Restrictions on Inactive Subsidiaries    120
VIII.CONDITIONS PRECEDENT    121
1.1.Conditions to Initial Advances    121
1.2.Conditions to Each Advance    126
IX.INFORMATION AS TO LOAN PARTIES    126
1.1.Disclosure of Material Matters    126
1.2.Schedules    127
1.3.Environmental Reports    127
1.4.Litigation    128
1.5.Material Occurrences    128
1.6.Government Receivables    128
1.7.Annual Financial Statements    129
1.8.[Reserved]    129
1.9.Monthly Financial Statements    129
1.10.Other Reports    130
1.11.Additional Information    130
1.12.Projected Operating Budget    130
1.13.Variances From Operating Budget    130
1.14.Notice of Suits, Adverse Events    131
1.15.ERISA Notices    131
1.16.Additional Documents    132
1.17.Updates to Certain Schedules    132
1.18.Financial Disclosure    132
X.EVENTS OF DEFAULT    133
1.1.Nonpayment    133
1.2.Breach of Representation    133
1.3.Financial Information; Inspections    133
1.4.Judicial Actions    133
1.5.Covenants    133
1.6.Judgments    134
1.7.Bankruptcy    134

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1.8.Material Adverse Effect    135
1.9.Lien Priority    135
1.10.Certain Actions    135
1.11.Cross Default    135
1.12.Change of Control    135
1.13.Invalidity    136
1.14.ERISA    136
1.15.UK Pensions    136
1.16.Sponsor Default.    136
XI.LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT    136
1.1.Rights and Remedies    136
1.2.Agent’s Discretion    139
1.3.Setoff    139
1.4.Rights and Remedies not Exclusive    139
1.5.Allocation of Payments After Event of Default    139
XII.WAIVERS AND JUDICIAL PROCEEDINGS    139
1.1.Waiver of Notice    139
1.2.Delay    139
1.3.Jury Waiver    139
XIII.CLOSING DATE AND TERMINATION.    140
1.1.Term    140
1.2.Termination    140
XIV.REGARDING AGENT    141
1.1.Appointment    141
1.2.Nature of Duties    141
1.3.Lack of Reliance on Agent    142
1.4.Resignation of Agent; Successor Agent    142
1.5.Certain Rights of Agent    143
1.6.Reliance    143
1.7.Notice of Default    143
1.8.Indemnification    144
1.9.Agent in its Individual Capacity    144
1.10.Delivery of Documents    144
1.11.Credit Parties’ Undertaking to Agent    144
1.12.No Reliance on Agent’s Customer Identification Program    145
1.13.Other Agreements    145
1.14.Parallel Debt    145
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XV.CO-LOAN PARTY AGENCY.    146
1.1.Co-Loan Party Agency Provisions    146
1.2.Waiver of Subrogation    147
XVI.MISCELLANEOUS    148
1.1.Governing Law    148
1.2.Entire Understanding    149
1.3.Successors and Assigns; Participations; New Lenders    152
1.4.Application of Payments    155
1.5.Indemnity    155
1.6.Notice.    156
1.7.Survival    158
1.8.Severability    158
1.9.Expenses    158
1.10.Injunctive Relief    158
1.11.Consequential Damages    159
1.12.Captions    159
1.13.Counterparts; Facsimile Signatures    159
1.14.Construction    159
1.15.Confidentiality; Sharing Information    159
1.16.Currency Indemnity    161
1.17.Certifications From Banks and Participants; USA PATRIOT Act    161
1.18.Anti-Terrorism Laws    162
1.19.Voting Instruction.    162
XVII.GUARANTY.    162
1.1.Guaranty    162
1.2.Separate Obligation    163
1.3.Limitation of Guaranty    163
1.4.Liability of Guarantors    164
1.5.Consents of Guarantors    165
1.6.Guarantor’s Waivers. Each Guarantor waives and agrees not to assert    166
1.7.Financial Condition of Credit Parties    166
1.8.Subrogation    167
1.9.Subordination    167
1.10.Continuing Guaranty    168
1.11.Reinstatement    168
1.12.Substantial Benefits    168

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LIST OF EXHIBITS AND SCHEDULES
Annexes

Annex I    Commitments and Commitment Percentages Exhibits
Exhibit 1.2    Borrowing Base Certificate Exhibit 1.2(c)    Compliance Certificate Exhibit 2.1(a)    Revolving Credit Note
Exhibit 7.5    Payment Conditions Certificate Exhibit 16.3    Commitment Transfer Supplement

Schedules

Schedule 1A    UK Receivables
Schedule 1    Eligible Inventory Locations
Schedule 4.4(b)(i) Locations of Equipment and Inventory Schedule 4.4(b)(ii)Locations of Loan Parties
Schedule 5.4    Equity Interests Schedule 5.8    Consents
Schedule 5.9(a)    Existing Indebtedness Schedule 5.9(b)    Existing Investments
Schedule 5.10    Title to Properties; Equipment and Other Property Schedule 5.14    Labor Matters
Schedule 5.15    Environmental Matters Schedule 5.19    Insurance
Schedule 5.21    Intellectual Property
Schedule 5.21(f) Termination of License Agreements Schedule 5.22    Use of Proceeds
Schedule 5.30    Fees
Schedule 5.31    Material Contracts
Schedule 6.8(e)    Restricted Foreign Subsidiaries Schedule 6.8(f)    Australian Joinder Requirements Schedule 6.8(g)    Restricted Foreign Subsidiary Joinders
Schedule 6.12    Deposit, Securities and Investment Accounts Schedule 7.1    Financing Statements
Schedule 7.2    Indebtedness
Schedule 7.3    Liens
Schedule 7.6    Investments Schedule 7.8    Affiliate Transactions Schedule 7.9    Sale Leaseback
Schedule 7.14    Description of Business

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CSDOCS/53150257v3

REVOLVING CREDIT, RECEIVABLES PURCHASE, SECURITY AND
GUARANTY AGREEMENT

This REVOLVING CREDIT, SECURITY AND GUARANTY AGREEMENT, dated as of August 20, 2025, by and among (1) TARGUS INTERNATIONAL LLC, a Delaware limited liability company (“Targus International”), TARGUS US LLC, a Delaware limited liability company (“Targus US”), HYPER PRODUCTS INC., a Delaware corporation (“Hyper Products”), TARGUS (CANADA) LTD., a corporation organized under the federal laws of Canada (“Targus Canada”, and together with Targus International, Targus US, and Hyper Products, each a “Borrower” and collectively, the “Borrowers”), (2) TIGER US HOLDINGS INC., a Delaware corporation (“Parent”) ~~and~~, TARGUS AUSTRALIA PTY. LTD an Australian proprietary company with an Australian company number 003 527 008 (“Targus Australia”), and TARGUS US NEWCO INC., a Delaware corporation (“Holdings”, and together with Parent, Targus Australia and each other Person joined hereto as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”); (3) TARGUS INTERNATIONAL HOLDCO (UK) LIMITED, a limited liability company incorporated in England and Wales with registered number 07135312 (“Targus International Holdco”), TARGUS GROUP (UK) LIMITED, a limited liability company incorporated in England and Wales with registered number 02989548 (“Targus Group”), TARGUS EUROPE LIMITED, a limited liability company incorporated in England and Wales with registered number 01743076 (“Targus Europe”), TARGUS ASIA PACIFIC LIMITED, a private company limited by shares incorporated in Hong Kong with business registration number 14747961 (“Targus Asia”, and together with Targus International Holdco, Targus Group, Targus Europe and each other Person joined hereto as a seller from time to time, collectively, the “Sellers”, and each a “Seller”; and together with the Borrowers, each a “Credit Party” and collectively the “Credit Parties”), (4) the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”); and (5) FGI WORLDWIDE LLC, a Delaware limited liability company (“FGI”), as agent for Lenders (FGI, in such capacity, together with its successors and assigns, the “Agent”).
IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Loan Parties, Lenders and Agent hereby agree as follows:
I.DEFINITIONS.
1.1.Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used

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in such calculations, Agent, Lenders and Loan Parties shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Loan Parties after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Loan Parties shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to the Loan Parties both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.
1.2.General Terms. For purposes of this Agreement the following terms shall have the following meanings:
“Acceptable Currency” shall mean (a) Dollars, (b) Euros, (c) Pounds Sterling, (d) Canadian Dollars, (e) Swiss Francs, (f) Hong Kong Dollars, (g) New Taiwan Dollars, (h) Danish Krone, and
(i) such other currency as Agent may confirm in writing (in its sole discretion) is an acceptable currency for purposes of this Agreement.
“Accountants” shall have the meaning set forth in Section 9.7 hereof.
“Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
“Adjusted Consolidated EBITDA” shall have the meaning given to such term in the “EBITDA Worksheet” annexed to the form of Compliance Certificate.
“Advance” or “Advances” shall mean and include the Revolving Advances (including, without limitation, advances to Sellers in respect of Eligible Purchased Receivables).
“Advance Rates” means, collectively, the Receivables Advance Rate, Inventory NOLV Advance Rate and the Inventory Advance Rate, each as set forth in Section 2.1(a) hereof.
“Advance Returns” shall have the meaning set forth in Section 2.3(g) hereof. “Affected Lender” shall have the meaning set forth in Section 3.11 hereof.
“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person,
(ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For

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purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
“Affiliate Debt” means the Indebtedness of the Loan Parties owing to any Affiliate that is not a Loan Party, existing as of the date of this Agreement and listed on Schedule 5.9(a) hereto.
“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
“Agreement” or “Credit Agreement” shall mean this Revolving Credit, Receivables Purchase, Security and Guaranty Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Alternative Currency” means (a) Euro and (b) such other currency as requested by Credit Party Agent and agreed to by Agent and each Lender in their sole discretion.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Agent, as the case may be, by reference to the Spot Rate in effect on the Business Day of determination for the purchase of such Alternative Currency with U.S. Dollars; provided, that, if no such rate is available, the “Alternative Currency Equivalent” shall be determined by Agent, as the case may be, using any reasonable method of determination it deems appropriate (and such determination shall be conclusive absent manifest error).
“Annualization Period” means, any measurement period ending on or before May 30, 2025.
“Annualized Basis” means, with respect to any measurement period, the result of (i) the amount made during such measurement period divided by the number of calendar days in such measurement period, multiplied by (ii) 365.
“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which a Loan Party or any of its Subsidiaries conduct business.
“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or sanctions in the United States and Canada, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq, the USA PATRIOT
Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339b, the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017, the UK Bribery Act 2010, UK sanctions enacted by statutory instrument pursuant to the European Communities Act 1972 (to the extent still in force in the UK pursuant to

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the provisions of the European Union (Withdrawal) Act 2018 or otherwise following the departure of the UK from the European Union) or the United Nations Act 1946, United Nations sanctions imposed pursuant to any United Nations Security Council Resolution, European Union restrictive measures implemented pursuant to any EU Council or Commission Directive or Regulation adopted pursuant to a Common Position in furtherance of the EU’s Common Foreign and Security Policy, the Prevention of Bribery Ordinance (Cap. 201 of the Laws of Hong Kong), Import and Export Ordinance (Cap. 60 of the Laws of Hong Kong, the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615 of the Laws of Hong Kong), the United Nations Act (Canada), Special Economic Measures Act (Canada) the Justice for Victims of Corrupt Foreign Officers Act (Sergei Magnitsky Law) (Canada), Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada), Export and Import Permits Act (Canada), Defence Production Act (Canada), the Foreign Extraterritorial Measures Act (Canada) and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, and any other Canadian Anti-Terrorism Laws, all as amended, supplemented or replaced from time to time.
“Applicable Jurisdictions” means each of (1) the United States of America, (2) Canada (including any province or territory therein), (3) Hong Kong, (4) the United Kingdom, and (5) any other jurisdiction approved by Agent in its sole discretion; provided that Australia ~~and each other jurisdiction in which a Subsidiary is organized~~, Spain, Germany, the Netherlands, and Singapore shall be automatically approved as an Applicable Jurisdiction upon ~~execution and delivery~~ the consummation of the Australian Joinder ~~or the applicable joinder documents required~~ of all Subsidiaries organized in such jurisdiction pursuant to Schedule 6.8(f) ~~with respect to such other Subsidiaries~~and (g).
“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, provincial, territorial, federal, municipal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, including all applicable common law and equitable principles, and all orders, judgments and decrees of all courts and arbitrators.
“Applicable Loan Account Currency” means (a) U.S. Dollars and (b) Euros. “Application Date” shall have the meaning set forth in Section 2.8(b) hereof.
“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

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“Asset Sale” means (a) any conveyance, sale, assignment, transfer, gift or other disposition (including by way of merger, amalgamation or consolidation and including any sale and leaseback transaction) of any Property (including Equity Interests of any Loan Party or any Subsidiary of a Loan Party) of a Loan Party to any Person other than another Domestic Loan Party, and (b) any issuance or sale by any Loan Party of its Equity Interests to any Person other than (1) to another Domestic Loan Party, or (2) to the extent permitted by Section 7.16. For the avoidance of doubt, with respect to the asset transfers described in Section 7.4(b), only clause (b)(ii) thereof shall be considered an “Asset Sale.”
"Australia" shall mean the Commonwealth of Australia (and includes, where the context requires, any State or Territory of Australia).
“Australian Collateral” shall mean any and all Collateral of any Loan Party covered by the Australian Security Documents.
"Australian Corporations Act" shall mean the Corporations Act 2001 (Cth) of Australia. “Australian Deposit Accounts” shall mean any deposit accounts maintained in Australia by a Credit Party at an Australian branch of a depository institution.
“Australian GSD” shall mean the general security deed governed by the laws of the Australia entered into by Targus Australia and the Agent, in connection with the Australian Joinder, and any other general security deed governed by the law of Australia entered into by any other Australian Loan Party, in each case, in form and substance reasonably satisfactory to Agent.
“Australian Joinder” shall mean the joinder of ~~the Australian Loan Party~~ Targus Australia to this Agreement and certain Other Documents in accordance with the terms of Section 6.8(f).
“Australian Joinder Requirements” shall mean the requirements and conditions set forth on Schedule 6.8(~~e~~f).
“Australian Loan Party” means Targus Australia ~~Pty. Ltd, a limited liability company~~, and, on and from the date such party becomes a party to this Agreement, any other Loan Party ~~organized~~incorporated under the laws of Australia.
"Australian PPSA" shall mean the Personal Property Securities Act 2009 (Cth) of Australia.
"Australian PPS Security Interest" shall mean any “security interest” as defined in section 12 of the Australian PPSA.
"Australian Priority Deed" shall mean the deed of priority governed by Australian law in respect of the Liens created under the Australian Security Documents and the Liens supporting the
B. Riley Securities Debt and providing for the Liens created under the Australian Security Documents to have priority over the Liens supporting the B. Riley Securities Debt under Australian law, notwithstanding, among other things, the timing of creation and/or registration of such Liens.

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“Australian Security Documents” means each Foreign Security Agreement governed by the laws of Australia entered into by any Loan Party from time to time, in each case, in form and substance reasonably satisfactory to Agent and including the Australian GSD and the Australian SSD.
“Australian SSD” shall mean the specific security deed governed by the laws of the Australia entered into by Targus Group (UK) Ltd and the Agent, in connection with the Australian Joinder, in form and substance reasonably satisfactory to Agent.
“B. Riley Principal” means B. Riley Principal Investments, LLC.
“B. Riley Securities Debt” means the Indebtedness evidenced by that certain Term Loan and Security Agreement, dated May 9, 2025, by and among Parent, the other loan parties party thereto, and B. Riley Commercial Capital, LLC, as agent, and the lenders from time to time party thereto, in the original principal amount of $10,000,000, as such B. Riley Securities Debt exists as of the Closing Date and giving effect only to such increases, modifications, supplements or other amendments with respect to such Indebtedness to the extent expressly permitted pursuant to the B. Riley Subordination Agreement.
“Bankruptcy Code” means (a) the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute and (b) such other applicable rules, laws or statutes of any Governmental Body or court of a jurisdiction outside of the United States of America relating to bankruptcy, insolvency, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, as amended and in effect from time to time, and any successor rule, law or statute.
“Bankruptcy Laws” means, collectively: (a) the Bankruptcy Code; (b) Canadian Insolvency Laws; (c) the Insolvency Act 1986 of the United Kingdom; (d) the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong); (e) Bankruptcy Ordinance (Cap. 6 of the Laws of Hong Kong), (f) the Dutch Bankruptcy Act (Faillissementswet) and (g) the Australian Corporations Act and (h) all other liquidation, winding-up, dissolution, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), restructuring, examinership, or similar debtor-relief Laws of the United States, Hong Kong, the United Kingdom, Canada, the Netherlands, Australia or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt, which shall include the filing of a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).
“Base Rate” shall mean Term SOFR for the Interest Period as of such day.

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“Basel III” means (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
“Benefited Lender” shall have the meaning set forth in Section 2.6(d) hereof.
“BIA” shall mean the Bankruptcy and Insolvency Act (Canada), as amended from time to time (or any successor statute).
“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof. “Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.
“Books and Records” means, as to any Person, all of such Person’s books and records including ledgers, Tax Returns, records regarding such Person’s assets or liabilities, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.
“Borrower Agent” shall mean Targus International.
“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit
1.2 hereto duly executed by a Responsible Officer of the Borrower Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close; provided that, when used in connection with an Advance bearing interest based on Term SOFR or any other calculation or determination involving Term SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Canadian Anti-Terrorism Laws” means the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c.U-2, or any similar Canadian legislation, together with all rules,

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regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the Regulations Implementing the United Nations Resolutions on Taliban, ISIL (Da’esh) and Al Qaida promulgated under the United Nations Act, and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws applicable in Canada, including any rules, regulations, directives, guidelines or orders thereunder.
“Canadian Benefit Plan” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing material employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Canadian Loan Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans or any Canadian Multi-Employer Plan.
“Canadian Collateral” shall mean any and all Collateral of any Canadian Loan Party covered by the Canadian Security Agreement and any and all other property of any Canadian Loan Party, whether now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent to secure the Obligations.
“Canadian Dollars” means the lawful currency of Canada.
“Canadian Governmental Authority” means a Governmental Body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or court associated with Canada, any province or territory of Canada or other political subdivision thereof.
“Canadian Insolvency Laws” shall mean legislation in any applicable jurisdiction relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation, and specifically includes for greater certainty the BIA, the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada) each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable corporate law seeking a compromise or arrangement of any debts of the corporation, or a stay of proceedings to enforce any of the claims of the corporation’s creditors against it and including any rules and regulations pursuant thereto.
“Canadian Loan Party” means Targus Canada together with any other Loan Party organized under the laws of Canada or any province or territory therein.
“Canadian Multi-Employer Plan” means a “multi-employer pension plan” or similar plan registered under applicable federal or provincial pension standards legislation in Canada or any “multi-employer plan” within the meaning of the regulations under the ITA, that is contributed to by a Canadian Loan Party for its Canadian employees or former employees.
“Canadian Pension Plan” means a pension plan required to be registered under the Pension Benefits Act (Ontario), Pension Benefits Act (Saskatchewan), the ITA or other applicable Canadian federal, provincial or territorial law and that is maintained, sponsored or contributed to by a

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Canadian Loan Party for its Canadian employees or former employees or under which a Canadian Loan Party has any liability for its Canadian employees or former employees, but does not include any Canadian Multi-Employer Plan or plan administered by a Canadian Governmental Authority to which a Canadian Loan Party is required to participate in, contribute to, or comply with pursuant to Applicable Law, including the Canada Pension Plan or the Québec Pension Plan.
“Canadian Pension Termination Event” means the occurrence of any of the following: (a) the board of directors of any Canadian Loan Party passes a resolution to terminate, wind-up or withdraw from, in whole or in part, any Specified Canadian Pension Plan or any Canadian Multi-Employer Plan, or any Canadian Loan Party otherwise initiates any action or filing to voluntarily terminate or wind-up, in whole or in part, any Specified Canadian Pension Plan or any Canadian Multi-Employer Plan, (b) the institution of proceedings by a Canadian Governmental Authority to terminate in whole or in part any Specified Canadian Pension Plan, including notice being given by a Canadian Governmental Authority that it intends to order a wind-up, in whole or in part, of a Specified Canadian Pension Plan, (c) other than in connection with a contribution holiday taken in accordance with Applicable Law, there is a cessation of required contributions to the fund of a Canadian Pension Plan or a Canadian Multi-Employer Plan, (d) the wind-up or termination, in whole or in part, of, or withdrawal from, any Canadian Multi-Employer Plan where any additional liabilities, other than normal cost contributions, by any Canadian Loan Party are triggered by such wind-up, termination, or withdrawal, (e) the appointment by a Canadian Governmental Authority of a replacement administrator or trustee to wind-up or terminate, in whole or in part, any Specified Canadian Pension Plan, (f) any other event or condition or declaration which would constitute grounds for the termination or winding up of a Specified Canadian Pension Plan in whole or in part or (g) any statutory deemed trust or Lien, other than a Permitted Lien, arises in respect of a Canadian Pension Plan or a Canadian Multi-Employer Plan.
“Canadian Priority Payables” means (without duplication) (i) the full amount of the obligations, liabilities or indebtedness of any Canadian Loan Party or Subsidiary thereof which (a) have a trust, deemed trust or statutory or possessory Lien imposed to provide for payment or a Lien, choate or inchoate, ranking or which, in all cases, in the Permitted Discretion of the Agent, would reasonably be expected to be capable of ranking senior to or pari passu with Liens securing the Obligations on any Collateral under any Applicable Law, or (b) have a right imposed to provide for payment ranking or which, in the Permitted Discretion of the Agent, would reasonably be expected to be capable of ranking senior to or pari passu with the Obligations under any Applicable Law, including, but not limited to, claims for unremitted and/or accelerated rents, utilities, taxes (including sales taxes and goods and services taxes and harmonized sales taxes and withholding taxes), amounts payable to an insolvency administrator, wages, employee withholdings or deductions and vacation pay, severance and termination pay, including pursuant to the Wage Earner Protection Program Act (Canada), government royalties and any amounts due and not contributed with respect to a Specified Canadian Pension Plan, including with respect to any wind-up deficiency, unfunded liability or solvency deficiency or contribution or funding obligations in relation to a Specified Canadian Pension Plan (including, without duplication, normal cost contributions and any special payments required to be made) and any amounts, whether or not due, representing any wind-up deficiency, unfunded liability or solvency deficiency in relation to a Specified Canadian Pension Plan, and (ii) the amount equal to the aggregate value of the Inventory

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which the Agent, in its Permitted Discretion, considers is or is likely to be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the security interests, liens hypothecs or charges securing the Obligations, including, without limitation, Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 or Section 81.2 of the BIA or any other Applicable Law granting revendication or similar rights to unpaid suppliers.
“Canadian Priority Payables Reserve” shall mean, in respect of any Canadian Loan Party, for any date of determination, a reserve in an amount equal to all Canadian Priority Payables as the Agent may reasonably deem proper and necessary from time to time in its Permitted Discretion in accordance with Section 2.1.
“Canadian Security Agreements” means: (i) the Canadian Security Agreement (including any separate intellectual property security agreements contemplated thereby in respect of Canadian Intellectual Property) to be dated the Closing Date, made by the Canadian Loan Party in favor of the Agent, as amended, restated, supplemented or otherwise modified from time to time; and (ii) any other security agreement governed by the laws of Canada or any province or territory therein which is entered into at any time by any Loan Party creating or expressed to create any Lien over all or any part of its assets in respect of any of the obligations of any Loan Party under this Agreement or any of the Other Documents.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) personal Property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that the foregoing shall expressly exclude any lease for real property that is classified as a capitalized lease in accordance with GAAP.
“Cash Equivalents” means, as to any Person: (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the

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date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the Ordinary Course of Business.
“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, UK CRD IV, or other law or regulation which implements Basel III or UK CRD IV shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“Change of Control” shall mean, in each case, without the prior written consent of Agent:
(a) the occurrence of any event (whether in one or a series of transactions) which results in a transfer of control of Parent, Holdings or any other Loan Party to a Person other than Sponsor, (b) the occurrence of any event (whether in one or a series of transactions) which results in Sponsor ceasing to own and beneficially control, directly or indirectly, 100% of the outstanding voting Equity Interests of Parent, (c) the occurrence of any event (whether in one or a series of transactions) which results in (w) B. Riley Principal failing to directly own and beneficially control all of the Equity Interests (on a fully diluted basis) of Parent, (x) Parent failing to directly own and beneficially control all of the Equity Interests (on a fully diluted basis) of Holdings, (y) Holdings failing to directly own and beneficially control all of the Equity Interests (on a fully diluted basis) of Targus International and Targus International HoldCo, or (z) Holdings failing to directly or indirectly own and beneficially control all of the Equity Interests (on a fully diluted basis) of each other Loan Party (other than Parent), or (d) all or substantially all of the assets of any Loan Party are sold in any single transaction or in a series of related transactions to a Person other than Parent.
“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof. “Closing Date” shall mean the date of this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“Collateral” means, collectively, all right, title and interest of each Loan Party, whether now owned or hereafter acquired or arising (or in which such Loan Party has rights or the power

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to transfer rights to a secured party), in, to or upon all Receivables, chattel paper (including electronic chattel paper and tangible chattel paper), documents (including all warehouse receipts and bills of lading), deposit accounts, securities accounts or investment accounts, commercial tort claims, Documents, Equipment, general intangibles (including, without limitation, Intellectual Property), goods, instruments, Inventory, securities, investment property, financial assets, Permits, Books and Records, Real Property, fixtures, all contract rights, rights of payment which have been earned under a contract rights, letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations, and all other assets, tangible and intangible, real and personal, of such Loan Party, including, without limitation, Collateral as defined in any Foreign Security Agreement or the Canadian Security Agreement, as applicable, and all products and proceeds (in whatever form or nature) of the foregoing, in each case, other than the Excluded Collateral. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against a Loan Party, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest or Lien as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code the PPSA, ~~or~~ the Australian PPSA as applicable) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code, ~~or~~, the PPSA, or the Australian PPSA as applicable). With respect to Canadian Collateral, “Collateral” as defined herein shall not include: (i) any “consumer goods” as such term is defined in the PPSA; (ii) and shall not extend to, the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by any Loan Party, but such Loan Party shall stand possessed of such last day in trust to assign the same as the Agent shall direct.
“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of a transferor Lender to make Advances under this Agreement.
“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(c) hereto to be signed by a Responsible Officer of Borrower Agent.
“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.
“Consolidated Interest Expense” means, with respect to any period, the total interest expense paid or accrued for such period, including, without limitation, the interest portion of

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Capital Lease Obligations, all as determined for the Loan Parties and their Subsidiaries on a consolidated basis and in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Loan Parties and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any equity interest of the Credit Parties and its Subsidiaries in the unremitted earnings of any Person that is not a Subsidiary, and (b) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Credit Party or the date that such Person’s assets are acquired by a Credit Party.
“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.
“Contribution Notice” means a contribution notice issued by the UK Pensions Regulator under section 38 or section 47 of the UK Pensions Act 2004.
“Control Agreement” means a deposit account control agreement or blocked account agreement, as applicable, among the applicable Loan Party, a depository institution, and the Agent which agreement shall be sufficient to give Agent “control” (for purposes of Article 8 and 9 of the Uniform Commercial Code or an equivalent concept under any other Applicable Law) and which shall be in form and substance reasonably satisfactory to Agent, along with any other deposit, securities or investment account control agreements (or the equivalent thereof), including, without limitation, any “springing” control agreement.
“Controlled Group” shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“Covered Entity” shall mean (a) each Loan Party and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Corresponding Obligations” means all Obligations as they may exist from time to time, other than the Parallel Debts.
“Credit Insurance Conditions” shall mean, with respect to any Receivable, (a) such Receivable meets the criteria of an Eligible Receivable and is also credit insured to Agent’s satisfaction, for which the insurance carrier, amount and terms of such insurance shall be acceptable to Agent, (b) the Agent shall be named as policy holder, beneficiary or loss payee, as determined by Agent in its sole discretion, pursuant to a satisfactory endorsements for the

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applicable policy covering such Receivable, (c) no event has occurred and is continuing that would cause such Receivable to be ineligible for coverage, nor has any event occurred that would allow a beneficiary to assert a claim under the applicable credit insurance policy, and (d) the Loan Parties, and the underlying policy, otherwise comply with Section 6.4(c).
“Credit Insurance Reserve” means as of any date of determination, a reserve instituted by Agent to the extent that less than eighty percent (80%) of aggregate Eligible Receivables and all Eligible Receivables due from the Credit Parties’ ten (10) largest Customers (as of such date of determination) do not satisfy the Credit Insurance Conditions (unless Agent has implemented a satisfactory Reserve with respect thereto) in an amount necessary, as determined in Agent’s Permitted Discretion, to account for the lack of Credit Insurance with respect to such Eligible Receivables.
“Credit Party” or “Credit Parties” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.
“Currency” means (a) U.S. Dollars, (b) each Alternative Currency, and (c) such other currency as requested by Credit Party Agent and agreed to by Agent and each Lender in their sole discretion.
“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to deliver any personal property or perform any services.
“Deemed EBITDA” means, for any of the months set forth below, “Adjusted Consolidated EBITDA” in the amount set forth below opposite such month (and if the calculation period of determination includes additional months not set forth below, then Adjusted Consolidated EBITDA for such calculation period shall be determined as (x) the sum of the portion of such calculation period that includes the months set forth below, plus (y) the Adjusted Consolidated EBITDA for the portion of such calculation period that does not include the months set forth below as determined in accordance with the definition of Adjusted Consolidated EBITDA):

Month Ending	Adjusted Consolidated EBITDA
August 2024	$279,068.43
September 2024	$1,127,538.58
October 2024	$(992,969.54)
November 2024	$(1,610,541.55)

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CSDOCS/53150257v3

December 2024	$(1,878,059.51)
January 2025	$(1,459,228.72)
February 2025	$(1,863,857.48)
March 2025	$572,585.60
April 2025	$(985,702.17)
May 2025	$(1,241,075.24)
June 2025	$593,359.60
July 2025	$(1,433,862.80)

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.
“Default Rate” shall have the meaning set forth in Section 3.1 hereof.
“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, or (ii) pay over to Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified the Credit Parties or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding an Advance under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from a Responsible Officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause
(c) upon Agent’s receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(d) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.
“Designated Lender” shall have the meaning set forth in Section 16.2(d) hereof.

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CSDOCS/53150257v3

“Disqualified Equity Interest” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the date on which the Obligations have been Paid in Full in cash and the Agreement has been terminated, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case at any time prior to the first anniversary of the date on which the Obligations have been Paid in Full in cash and the Agreement has been terminated, (c) contains any repurchase obligation which may come into effect prior to payment in full in cash of all Obligations and the termination of this Agreement, (d) requires the payment of any Dividends by any Loan Party or any of their Subsidiaries (other than the payment of Dividends solely in the form of Equity Interests) prior to the first anniversary of the date on which the Obligations have been Paid in Full in cash and the Agreement has been terminated, (e) does not provide that any claims any holder of such Equity Interests may have against a Loan Party or any of their respective Subsidiaries (including any claims as a judgment creditor or other creditor in respect of any claims for the breach of any covenants contained therein), shall be fully subordinated (including a full remedy bar) to the Obligations in a manner satisfactory to the Agent, or (f) provides the holders of such Equity Interests thereof with any rights to receive any cash upon the occurrence of a change of control prior to the first anniversary of the date on which the Obligations have been Paid in Full in cash and the Agreement has terminated, unless the rights to receive such cash are contingent upon the prior payment in full in cash of the Obligations.
“Dividend” means, with respect to any Person that such Person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of Property (other than dividends, returns of equity capital, distributions, payments or deliveries consisting solely of Equity Interests of such Person (other than Disqualified Equity Interests)) or cash to the holders of its Equity Interests in their capacities as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any of the Equity Interests of such Person outstanding (or any options or warrants issued by such Person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.
“Document” shall have the meaning given to the term: (a) “document” in the Uniform Commercial Code; and (b) “documents of title” in the PPSA, as applicable.
“Dollar” or “U.S. Dollars” and the sign “$” shall mean lawful money of the United States of America.

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“Domestic Loan Party” means each Borrower and each Domestic Subsidiary Guarantor.
“Domestic Subsidiary” means, as to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary of such Person. Unless otherwise specified herein or the context otherwise requires, the term “Domestic Subsidiary” refers to a Domestic Subsidiary of Parent.
“Domestic Subsidiary Guarantor” means any Subsidiary Guarantor that is a Domestic Subsidiary of Parent.
“Dutch CITA” means the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).
“Dutch CIT Fiscal Unity” means a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes.
“Dutch CIT Loan Party” means a Loan Party resident for tax purposes in the Netherlands and includes any Loan Party carrying on a business through a permanent establishment or deemed permanent establishment taxable in the Netherlands.
“Dutch Collateral” shall mean any and all Collateral of any Loan Party covered by the Dutch Security Agreements.
“Dutch Loan Party” and “Dutch Loan Parties” means, individually or collectively as required by the context, (i) Targus B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at 1 London Road, TW18 4EX Staines-Upon-Thames, Surrey, United Kingdom, registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 33304428, and (ii) each other Subsidiary of Parent incorporated or otherwise organized under the laws of the Netherlands that is a Loan Party.
“Dutch Moveables Pledge” shall mean a deed of pledge over moveables governed by the laws of the Netherlands, entered into on the Closing Date, in form and substance reasonably satisfactory to Agent, executed by Targus Europe Limited as pledgor and Agent as pledgee.
“Dutch Omnibus Pledge” shall mean an omnibus deed of pledge governed by the laws of the Netherlands, entered into on the date set out in Schedule 6(g) with respect to joinder of the Dutch Loan Party, in form and substance reasonably satisfactory to Agent, executed by the Dutch Loan Party as pledgor and Agent as pledgee.
“Dutch VAT Fiscal Unity” means a fiscal unity (fiscale eenheid) for Dutch value added tax purposes.
“Dutch Security Documents” shall mean the Dutch Omnibus Pledge, the Dutch Moveables Pledge, the Dutch Share Pledge and any other agreement, document or instrument executed by any

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Loan Party governed by the laws of the Netherlands which provides for a Lien in favor of the Agent as security for any of the Obligations.
“Dutch Share Pledge” shall mean the notarial deed of pledge governed by the laws of the Netherlands in respect of the Equity Interests in a Dutch Loan Party governed by the laws of the Netherlands, entered into on the date set out in Schedule 6(g) with respect to joinder of the Dutch Loan Party, in form and substance reasonably satisfactory to Agent, executed by the shareholder of such Dutch Loan Party as pledgor, Agent as pledgee and such Dutch Loan Party as company.
“Early Termination Fee” shall have the meaning set forth in Section 3.2 hereof.
“Eligible Assignee” means any of the following: (a) a Lender; (b) an Affiliate of a Lender; and (c) with respect to FGI Worldwide LLC, any financing sources of FGI Worldwide LLC; or
(d) any fund or account managed or administered solely by Agent or any of its Affiliates; provided that “Eligible Assignee” shall not include any Defaulting Lender.
“Eligible Customs Broker” shall mean any customs broker that has its principal assets and principal place of business in the United States and which is acceptable to Agent and with which Agent has entered into a Freight Forwarder Agreement, in form and substance acceptable to Agent.
“Eligible In-Transit Inventory” shall mean Inventory that would be Eligible Inventory but for the fact that it is in-transit Inventory, but only if: (a) the In-Transit Financial Conditions have been satisfied as of the date of the applicable advance, (b) under the terms of sale of such Inventory, title and risk of loss have passed with respect to such Inventory from the vendor to Borrower on or before such date, and all amounts due and owing by Borrower to vendor or any other Person (specifically including, but not limited to, vendor’s financial institution, if applicable) have been fully paid (including but not limited to shipping costs with respect thereto), or, if such amounts have not been fully paid, the sale of such Inventory by vendor to Borrower has been made on mutually agreeable credit terms, and such credit terms’ payment arrangement has not, in any way, prevented (or otherwise limited) title and risk of loss with respect to any such Inventory from passing to Borrower; (c) such Inventory is fully insured by Borrower in such amounts, with such insurance companies and subject to such deductibles as are satisfactory to Agent in its reasonable discretion and in respect of which Agent has been named as sole lender loss payee pursuant to a lender’s loss payee endorsement acceptable to Agent in its reasonable discretion; (d) no default exists under any agreement in effect between the vendor or carrier of such Inventory and such Borrower that would permit such vendor or carrier under any Applicable Law (including the Uniform Commercial Code or the PPSA, as applicable) to divert, reclaim, reroute, or stop shipment of such Inventory; (e) such Inventory is in the possession of an Eligible Customs Brokers and covered under the terms of a Freight Forwarder Agreement; (f) such Inventory is supported by a negotiable bill of lading in possession of such Borrower or a freight forwarder engaged by such Borrower; (g) such Inventory has been in transit for less than 55 days, (h) such Inventory is in-transit to a location of the Loan Parties in any Eligible Inventory Jurisdiction, which location is subject to a collateral access agreement and (h) such Inventory otherwise would be deemed eligible under the definition of "Eligible Inventory" except solely due to the requirements set forth in clauses (b), (c) and (h) of the definition thereof.

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“Eligible Inventory” shall mean and include finished goods Inventory of any Borrower or UK Loan Party, but excluding any returned goods, supplies, packaging or work-in-process, which shall be valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent’s opinion, damaged, obsolete, slow moving, unmerchantable, of unsuitable quality for sale or not fit for purpose, and which Agent, in its Permitted Discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Lien). In addition, Inventory shall not be Eligible Inventory if it:
(a)does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof;
(b)is in-transit inventory (other than Eligible In-Transit Inventory);
(c)is not located at an address listed on Schedule 1 (which must be in an Eligible Inventory Jurisdiction) or at a location that is not otherwise in compliance with this Agreement;
(d)constitutes Consigned Inventory, tooling, or any other tools or other Property which are to be used exclusively for the production of a particular Customer’s Inventory;
(e)consists of goods returned or rejected by a Borrower’s or a UK Loan Party’s customers;
(f)is the subject of an Intellectual Property Claim;
(g)is subject to a License Agreement that limits, conditions or restricts the applicable Credit Party’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement;
(h)is situated at a location not owned by a Credit Party unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement;
(i)is located outside of an Eligible Inventory Jurisdiction;
(j)exceeds applicable insurance limits or is otherwise not adequately insured;
(k)or if the sale of such Inventory would result in an ineligible Receivable;
(l)is subject to any Liens, including, without limitation, any trade finance Liens (other than Permitted Liens);
(m)is owned or held by Hyper Products (unless Agent shall otherwise consent in writing in its Permitted Discretion upon its satisfactory completion of an updated field examination);

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(n)is located in the Netherlands and with respect to which a right of reclamation (recht van reclame) may at some point be asserted by the seller or supplier thereof, provided that Inventory of any Borrower or UK Loan Party which may be or become subject to any rights of reclamation shall not be excluded from Eligible Inventory solely pursuant to this paragraph (n) in the event that (A) the seller or supplier has validly and unconditionally waived its right of reclamation in any contract or related documentation (such as invoices or purchase orders) relating to such Inventory or (B) Agent shall have received evidence satisfactory to it that the full purchase price of such Inventory has or will have been paid; or
(o)is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its Permitted Discretion in a reasonable manner.
“Eligible Inventory Jurisdiction” shall mean each means each of (1) the United States of America, (2) Canada (including any province or territory therein), (3) United Kingdom, (4) the Netherlands, and (5) any other jurisdiction approved by Agent in its sole discretion~~; provided that Australia shall be automatically approved as an Eligible Inventory Jurisdiction upon execution and delivery of the Australian Joinder.~~
“Eligible Purchased Receivables” shall mean a Receivable that satisfies all of the criteria of an Eligible Receivable and is purchased by Agent pursuant to Section 2.3 of this Agreement.
“Eligible Receivables” shall mean and include each Receivable of a Credit Party (and not for the avoidance of doubt any branch office of a Credit Party) arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent in its Permitted Discretion may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:
(a)it arises out of a sale made by any Credit Party to an Affiliate of any Credit Party or to a Person controlled by an Affiliate of any Credit Party;
(b)it is unpaid more than ninety (90) days after the original due date;
(c)twenty-five percent (25%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;
(d)any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
(e)an Insolvency Event shall have occurred with respect to such Customer;
(f)the sale is to a Customer located in a Sanctioned Country or the Customer is a Sanctioned Person;

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(g)the sale to the Customer represents pre-billing or is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
(h)Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;
(i)the Customer is the United States of America, the federal government of Canada or any other Governmental Body, any state, province, territory or any department, agency or instrumentality of any of them, unless otherwise agreed to by Agent in its discretion and the applicable Credit Party assigns its right to payment of such Receivable to Agent in compliance with Applicable Law;
(j)the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Credit Party and accepted by the Customer or the Receivable otherwise does not represent a final sale;
(k)the Receivables of the Customer exceed a credit limit determined by Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;
(l)such Receivables due from a Customer are in excess of thirty percent (30%) of all Eligible Receivables owing by all Customers; provided, that Receivables which are deemed ineligible solely by reason of this subsection (l) shall be considered Eligible Receivables to the extent of the amount thereof which does not exceed the concentration limit of all Receivables;
(m)the Receivable is subject to any contract (i) containing warranties deemed by Agent, in its Permitted Discretion, to be excessive, or (ii) which permits reciprocal trading or creates any contra, offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), or (iii) with a Customer that is also a creditor or supplier of a Credit Party or the Receivable is contingent in any respect or for any reason; provided, however, if the related Customer with respect to any such Receivable has entered into a no-offset agreement that Agent has approved in writing in its Permitted Discretion, such Receivable may be included as an Eligible Receivable solely to the extent such Customer has no right of setoff after giving effect to such no off-set agreement;
(n)the applicable Credit Party has made an agreement with a Customer for any deduction therefrom (including the existence of credit balances, Customer deposits, rebates, commissions, accrued incentives, royalties or discounts), except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(o)any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

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account;
(p)such Receivable is not payable to a Credit Party or constitutes an unbilled

(q)such Receivable (i) allows for payment in stages or tooling (unless disclosed

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and agreed to by Agent, in its sole discretion) or (ii) is for installation invoices that are progress billed (provided, that, installation invoices billed for completed work, including completed work after satisfaction of certain milestones, shall be eligible if all other eligibility criteria herein is satisfied and Agent is otherwise satisfied that such work is completed or milestones achieved);
(r)until such time as the Loan Parties have complied with the obligations set forth in paragraph (e) of the Post-Closing Letter (relating to the release of tax liens), such Receivable is owed to Hyper Products;
(s)[reserved];
(t)the Receivable is payable in a currency other than U.S. Dollars; or
(u)such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its Permitted Discretion in a reasonable manner.
“Eligible Receivables Amount” has the meaning set forth in Section 2.1(a)(i).
“English Debenture” means the English law debenture dated on or around the date of this Agreement and granted by the UK Loan Parties in favour of the Agent.
“English Share Charge” means the English law share charge dated on or around the date of this Agreement and granted by Holdings in favour of the Agent charging the entire issued share capital of Targus International Holdco.
“Environmental Claim” means any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material at any location or (ii) any violation of or liability under Environmental Law, and shall include, without limitation, any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any and all Applicable Laws, statutes, ordinances, regulations, rules, judgments, consent orders, consent decrees or other legally binding requirements of Governmental Bodies, and the common law, relating to the protection of human health, natural resources or the environment, or to the use, manufacture, transportation, storage, disposal, Release or threatened Release of Hazardous Material or the arrangement for any such activities.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any

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Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon: (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials into the environment; or (e) any contract, agreement or other consensual and legally binding arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, license, approval, consent or other authorization required by or from a Governmental Body under any Environmental Law.
“Equipment” shall mean and include as to each Credit Party all of such Credit Party’s equipment (as defined in Article 9 of the Uniform Commercial Code or the PPSA, as applicable).
“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the Applicable Laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited and unlimited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive Dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated, and rulings issued, thereunder.

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“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) which together with any Loan Party or any of their Subsidiaries would be deemed to be a “single employer” or otherwise aggregated with any Loan Party or any of their Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, as to which the PBGC has not waived the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the filing of a notice of intent to terminate any Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan under Section 4041(c) of ERISA; (c) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (d) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (e) the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan, or that such filing may be made; (f) a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Pension Plan; (h) the complete or partial withdrawal of any Loan Party or any of their Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, or insolvency under Title IV of ERISA of any Multiemployer Plan; (i) the receipt by any Loan Party or any of their Subsidiaries or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any of their Subsidiaries or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; or (j) a Loan Party or any of their Subsidiaries or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).
“EU CRD IV” means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC.
“Event of Default” shall have the meaning set forth in Article X hereof.
“Event of Loss” means, with respect to any property of any Loan Party, any of the following: (a) any loss, destruction or damage of such property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

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“Excess Availability” means, as of any date, an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the outstanding amount of Revolving Advances as of such date.
“Excess Availability Satisfaction Date” means the date that (a) no Default or Event of Default exists and is continuing, and (b) the FCCR Conversion Date has occurred and Borrowers have demonstrated compliance to Agent’s reasonable satisfaction with the covenant in Section 7.1(a) for six (6) consecutive Test Periods.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.
“Excluded Collateral” means (i) any rights under any lease, contract or agreement (including, without limitation, any license of Intellectual Property) to the extent that (and only for so long as) the granting of a security interest therein is specifically prohibited in writing by, or would constitute an event of default under or would grant a party a termination right under, any agreement governing such right unless such prohibition is not enforceable or is otherwise ineffective under any applicable Requirement of Law (including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), (ii) any rights under any federal, provincial, territorial or state governmental license or permit to the extent that (and only for so long as) the granting of a security interest therein is specifically prohibited by any applicable Requirement of Law, and (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed). Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by any grantor of a Lien in (x) any Account or any money or other amounts due and payable to such grantor or to become due and payable to such grantor under any such lease, contract or agreement constituting Excluded Collateral or (y) any other Proceeds of Excluded Collateral, unless such Proceeds are themselves of a type described in clauses (i) through (iii) above, and provided, further, that any such property under clauses (i) and
(ii) shall be included (and such Lien therein shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such property not subject to the provisions set forth in clauses
(i) and (ii) above.
“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any Other Document, (i) Taxes imposed on or measured by net income (however denominated) or capital, franchise Taxes, branch profits Taxes, or any similar Tax, in each case (a) imposed by the United States, or by the jurisdiction under the laws of which such Recipient is organized, doing business, resident for tax purposes, or (in the case of a Lender) in which its principal office is located, or in which its applicable lending office is located (in each case including any political subdivision thereof), (b) that are Other Connection Taxes, (ii) in the case of a Lender, any U.S. federal withholding Tax (whether or not imposed at a reduced rate) that is imposed on amounts payable to or for the account of such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Lender was entitled, at the time of designation of a

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new lending office, to receive additional amounts from any Loan Party with respect to such Tax pursuant to Section 3.10, (iii) any Taxes attributable to the failure of any such Recipient to comply with Section 3.10, (iv) any withholding Taxes imposed under FATCA, (v) any Canadian withholding Taxes imposed as a result of (a) the Recipient not dealing at arm’s length (within the meaning of the ITA) with any Loan Party, (b) the Recipient being a “specified shareholder” (as defined in subsection 18(5) of the ITA) of a Loan Party or not dealing at arm’s length (for the purposes of the ITA) with such a “specified shareholder” (as defined in subsection 18(5) of the ITA) or (c) a Loan Party being a “specified entity” (as defined in subsection 18.4(1) of the ITA) in respect of a recipient, except in the case of (a) through (c) where (x) the non-arm’s length relationship, (y) the Recipient being a “specified non-resident shareholder” of the Loan Party or not dealing at arm’s length with a “specified shareholder” or (z) the Loan Party being a “specified entity” in respect of a recipient, as applicable, arises as a result of the recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received, hold or be in possession of any Equity Interests or perfected a security interest under (including any Equity Interests), engaged in any other transaction pursuant to or enforced any rights under this Agreement or any Other Document, (vi) any withholding taxes imposed by the United Kingdom on a payment of interest made, or to be made, by a UK Loan Party to a Lender under this Agreement or any Other Document, if on the date on which the payment falls due: (a) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date the relevant Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority; or (b) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 UK ITA which relates to the payment and that Lender has received from the Borrower Agent or any UK Loan Party making the payment a certified copy of that Direction and (B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (c) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender has not given a UK Tax Confirmation to the Borrower Agent and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a UK Tax Confirmation to the Borrower Agent, on the basis that the UK Tax Confirmation would have enabled the UK Loan Party making the payment to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 UK ITA; or (d) the relevant Lender is a UK Treaty Lender and the Borrower Agent is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had the relevant Lender complied with its obligations under clause 3.10(j) or clause 3.10(k) (as applicable).
“Fair Market Value” means, with respect to any assets, the amount that a willing buyer would pay to a willing seller in respect of such assets in an arm’s-length transaction.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any

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agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies and implementing such Sections of the Code.
“FCCR Conversion Date” means the earlier of (a) ~~December~~ October 31, ~~2026~~2027 or (b) the day following the date on which Borrowers have delivered a Compliance Certificate demonstrating that Borrowers have maintained a Fixed Charge Coverage Ratio of at least 1.15 to
1.00 as of the last day of the most recently ended month for which such Compliance Certificate is delivered on a trailing twelve (12) month basis.
“Fee Letter” shall mean that certain fee letter dated the Closing Date by and among the Loan Parties and Agent.
“Filing Person” has the meaning specified in Section 5.11. “Financial Statements” has the meaning specified in Section 5.5(a).
“Financial Support Direction” means a financial support direction issued by the UK Pensions Regulator under section 43 of the UK Pensions Act 2004.
“Fiscal Year” means, as of any date of determination with respect to Loan Parties, the fiscal year of Loan Parties, which begins on January 1 and ends on December 31 in each calendar year.
“Fixed Charge Coverage Ratio” shall have the meaning assigned to such term in the “FCCR Worksheet” annexed to the form of Compliance Certificate.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Guaranty” means a guaranty or similar agreement or instrument in favor of the Agent, for the benefit of the Lenders, in each case, in form, content and scope satisfactory to the Agent, pursuant to which a Foreign Subsidiary of Borrowers (other than an Australian Loan Party) shall guarantee, and become jointly and severally liable for all of the Obligations, in a manner substantially equivalent to the guarantees of the Domestic Subsidiaries pursuant to Article XVII of this Agreement.
“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which Credit Parties are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Payment Accounts” has the meaning set forth in Section 2.3(i).
“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Loan Party or any of their respective Subsidiaries that is not subject to the laws of the United States or (b) mandated by a government other than the United States for

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employees of any Loan Party or any of their respective Subsidiaries (other than a Canadian Pension Plan or Canadian Multi-Employer Plan).
“Foreign Security Agreement” means (a) the Hong Kong Debenture, (b) the Hong Kong Share Charge, (c) the English Debenture, (d) the English Share Charge, (e) the Dutch Security Documents and (f) the Australian Security Documents and (g) each other security agreement or other similar agreement, in each case, in form, content and scope satisfactory to the Agent, pursuant to which a Foreign Subsidiary shall create, under the laws of the appropriate jurisdiction, in favor of the Agent, for the benefit of the Lenders, a perfected first priority Lien on substantially all of the assets of such Foreign Subsidiary, including, without limitation, all of the Equity Interests of any Person held by such Foreign Subsidiary, in a manner substantially equivalent to the Liens granted by the Domestic Subsidiaries pursuant to Article XVII of this Agreement, which Liens shall be prior and superior in right to any other Person.
“Foreign Subsidiary” means, as to any Person, a Subsidiary of that Person that is organized under the laws of a jurisdiction other than the United States, Canada or any of its constituent states, provinces, territories or of the District of Columbia, as applicable. Unless otherwise specified herein or the context otherwise requires, the term “Foreign Subsidiary” refers to a Foreign Subsidiary of Parent and its Subsidiaries.
“Foreign Subsidiary Guarantor” means each Seller and any other Subsidiary Guarantor that is a Foreign Subsidiary.
“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.
“Freight Forwarder Agreement” means an agreement with an Eligible Customs Broker, which provides that such Eligible Customs Broker waives and subordinates any Lien it may have on the Collateral and agrees to hold any Documents in its possession relating to the Collateral as agent for Agent and agrees to deliver Collateral to Agent upon request, in form and substance satisfactory to Agent.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, or as the context requires, generally accepted accounting principles in the United Kingdom (“UK GAAP”), including UK adopted international accounting standards within the meaning of section 474(1) of the UK Companies Act 2006 to the extent applicable to the relevant financial statements to the extent included in UK GAAP.
“Governmental Body” shall mean any nation or government, any state, province, territory or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

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“Guarantor” shall mean each Person identified in the preamble as a “Guarantor” and each other Person who now, or hereafter, guarantees, as surety, payment or performance of the Obligations (whether in whole or in part) and “Guarantors” means collectively all such Persons.
“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance reasonably satisfactory to Agent.
“Guarantor Subordinated Debt” shall have the meaning set forth in Section 17.9 hereof. “Guarantor Subordinated Debt Payments” shall have the meaning set forth in Section 17.9 hereof.
“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor (that is not a party hereto) in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance reasonably satisfactory to Agent, including the Guaranty set forth in this Agreement. The term “Guarantees” as a verb, has a corresponding meaning.
“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof. “Hazardous Material” means any substance, or any constituent or mixture thereof, defined as hazardous or toxic or as a pollutant or contaminant, or which is subject to regulation or can give rise to liability under any Environmental Law, including the following: polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials; and petroleum, crude oil or any fraction thereof; and Toxic Substances.
“Holdings” shall have the meaning set forth in the introductory paragraph of this Agreement.
“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.
“Hong Kong Debenture” means the Hong Kong law all assets debenture granted by Targus Asia in favour of the Agent.
“Hong Kong Share Charge” means the Hong Kong law share charge granted by Targus Group in favour of the Agent charging the entire issued share capital of Targus Asia.
“HK Security Documents” means those Foreign Security Agreements governed by the laws of Hong Kong and any other document or agreement governed by the laws of Hong Kong, which are entered into at any time by any Loan Party creating or expressed to create any Lien over all or any part of its assets in respect of any of the obligations of any Loan Party under this Agreement or any of the Other Documents.

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“HM Revenue & Customs” means His Majesty’s Revenue & Customs in the United Kingdom.
“In-Transit Financial Conditions” means, as of any date of determination, Borrowers’ delivery of a Compliance Certificate demonstrating that Borrowers have maintained an Adjusted Consolidated EBITDA of at least $0 as of the last day of each most recently ended month for the prior six (6) calendar months, provided, that, at all times after the FCCR Conversion Date, the In-Transit Financial Conditions shall be satisfied by Borrowers’ compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 7.1(a), as of the most recent month for which a Compliance Certificate has been delivered (or is required to be delivered).
“Inactive Subsidiary” means Sena Cases LLC.
“Increased Tax Burden” means an amount equal to the product of (i) the amount of aggregate net taxable income attributable to Holdings and its Subsidiaries allocated by Holdings to its equity holders (without duplication) for such taxable period; provided that such net taxable income shall be reduced by any net losses of Holdings and its Subsidiaries in any prior taxable period to the extent such losses (x) have not previously been deducted in determining the Increased Tax Burden for any prior taxable period, and (y) may be used by such equity holders against their net income, multiplied by (ii) the highest effective marginal combined federal, state and local tax rate for the relevant taxable period prescribed for any individual or corporation resident in New York, New York (taking into account the character of the income and the deductibility of state and local taxes for United States federal income tax purposes).
“Indebtedness” shall mean, as to any Person at any time and without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capital Lease Obligations;
(d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement, in each case to the extent drawn if such reimbursement obligations are cash collateralized; (e) all obligations of such Person in respect of any hedge agreements or swap agreements, with such obligations valued at the settlement value thereof; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due); (g) all Disqualified Equity Interests; (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements,

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deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party hereunder or under any Other Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” means, collectively, Agent, each Lender and each officer, director, Affiliate, attorney, employee and agent of each of the foregoing.
“Information Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Loan Party and delivered to Agent.
“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under any Bankruptcy Law), or regulatory restrictions, (b) has had a receiver, receiver and manager, interim receiver, Controller, monitor, liquidator, conservator, trustee, administrator, administrative receiver, custodian, assignee for the benefit of creditor, restructuring expert (herstructureringsdeskundige), observer (observator), administrator (bewindvoerder), silent administrator (beoogd bewindvoerder) or similar Person charged with the reorganization, arrangement, administration or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or ceases operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Insolvency Regulation” means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) as amended from time to time and as lastly amended on 15 December 2021 by replacing its Annexes A and B.
“Intellectual Property” means all intellectual property recognized by applicable Requirements of Law, including all of the following, whether domestic or foreign: (a) patents,

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patent applications, industrial designs, and industrial design applications as well as any reissues, continuations, continuations in part, divisions, revisions, extensions or reexaminations thereof; (b) registered and unregistered trademarks, service marks and other indicia of origin, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks; (c) registered and unregistered copyrights and mask works, and applications for registration of either; (d) Internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet websites (including any content and other materials accessible and/or displayed thereon); (e) trade secrets; and (f) intellectual property and proprietary information not otherwise listed in (a) through (e) above, including unpatented inventions, invention disclosures, industrial designs and applications therefor, works of authorship, rights of publicity, rights of privacy, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, certification marks, trade dress, brand names, slogans, logos, advertising material, know-how, show-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source code, object code, computer software programs, documentation, specifications, databases, database rights, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; and (g) any goodwill associated with any of the foregoing.
“Intellectual Property Claim” shall mean an action or proceeding filed by a Person claiming that a Borrower’s or other Loan Party’s ownership, use, marketing, sale or distribution of any Intellectual Property or other asset is violative of any ownership of or right to use any Intellectual Property of such Person.
“Interest Period” shall mean a period commencing on the first day of a calendar month and ending on the last day of such calendar month.
“Inventory” shall mean and include as to any Person of such Person’s inventory (as defined in Article 9 of the Uniform Commercial Code ~~or~~, the PPSA, or the Australian PPSA as applicable) and all of such Person’s stock-in-trade, goods (excluding, for the purposes of Canadian Collateral, “consumer goods” (as defined in the PPSA)), merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents related thereto.
“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(ii) hereof. “Inventory NOLV Advance Rate” shall have the meaning set forth in Section 2.1(a)(ii)
hereof.
“Investment” means collectively any of the following: directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Equity Interest, stock, obligations, securities or other interest in any Person (including, without limitation, any acquisition

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of all or any substantial portion of a Person, a Person’s assets or business), or make any capital contribution to any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract.
“ITA” means the Income Tax Act (Canada), as amended from time to time (or any successor statute).
“Law(s)” means, collectively, all international, national, foreign, federal, state, provincial, territorial and local laws, statutes, treaties, rules, authorities, guidelines, regulations, ordinances, guidelines, codes and administrative or judicial precedents or judgments, Orders, writs, injunctions, decrees, Permits, common law, equity principles, and other governmental restrictions, including the interpretation or administration thereof by any Governmental Body charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, concessions, grants, franchises and permits of, and agreements with, any Governmental Body, in each case whether or not having the force of law.
“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of (or, in the case of the UK Security Documents and the HK Security Documents, on trust for) Lenders as security for the Obligations, “Lender” shall include any Affiliate of a Lender to which such Obligation is owed.
“License Agreement” means, with respect to any Person, any agreement now or hereafter in effect entered into by such Person, whether as licensor or licensee, providing for the license or use of any Intellectual Property or related or similar rights, and all rights of such Person in connection with any of the foregoing and in connection with any agreement related thereto.
“Licensor” shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party’s business operations.
“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Loan Party’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party’s default under any License Agreement with such Licensor.
“Lien” means, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, fixed or floating charge, collateral assignment, security assignment, security transfer or other assignment or transfer, hypothec or hypothecation, security interest, restriction,

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prior claim, regulatory right, adverse right or claim, trust, deemed trust, privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht) or other encumbrance of any kind whatsoever, any “security interest” as defined in sections 12(1) and 12(2) of the Australian PPSA and with respect to any Receivable, any “security interest” as defined in section 12(3)(a) of the Australian PPSA, any other type of preferential arrangement in respect of such Property or any filing of any financing statement under the Uniform Commercial Code ~~or~~, the PPSA, or the Australian PPSA as applicable, as in effect in any state, province, territory or any similar notice of lien under any similar notice or recording statute of any Governmental Body, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect of any of the foregoing) relating to such Property; and (c) in the case of securities, any purchase option, call option or similar right of a third party with respect to such securities or any contractual transfer restriction in respect of such securities.
“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent.
“Liquidity” means, as of any date, (a) the sum of (i) all unrestricted cash and Cash Equivalents of the Credit Parties, on a combined basis, (x) held in deposit accounts in the United States or an Applicable Jurisdiction in which a Credit Party is organized, in each case, that are subject to a Control Agreement and otherwise subject to Agent’s first priority perfected security interest, (y) such cash and Cash Equivalents are not subject to any Liens other than Agent’s Liens, and (z) such cash can be freely moved between Credit Parties and is otherwise freely available to be applied to repay the Obligations, and (ii) Excess Availability on such date, minus (b) all amounts due and owing to any Loan Party’s trade creditors which are outstanding sixty (60) days or more past their original due date.
“LLC Division” shall mean, in the event a Credit Party or Guarantor is a limited liability company, (a) the division of any such Credit Party or Guarantor into two or more newly formed limited liability companies (whether or not such Credit Party or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or
(b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.
“Loan Account” shall have the meaning set forth in Section 2.10 hereof.
“Loan Party” means Parent, Holdings, each Borrower, each Seller and each other Guarantor. For the avoidance of doubt, neither the Restricted Foreign Subsidiaries nor the Sponsor are Loan Parties.

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“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of the Loan Parties, taken together as a whole, (b) the Loan Parties’ ability to duly and punctually pay or perform the Obligations in accordance with the terms hereof or the Other Documents, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien, or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.
“Material Contracts” shall mean any (a) contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which (i) requires the payment to or by any Loan Party or any of their respective Subsidiaries of more than $1,000,000 in any year or (ii) is material to any Loan Party’s business or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect, or (b) any agreement, instrument or arrangement to which any Loan Party is a party that is, or would be (if the Loan Party were a public company), deemed to be a material contract under the Securities Act.
“Material Indebtedness” means all (a) Indebtedness of any Loan Party or any of their Subsidiaries in an aggregate outstanding principal amount exceeding $500,000 and (b) Subordinated Debt.
“Maturity Date” means August 20, 2028, or such earlier date on which the Revolving Commitments terminate hereunder and the Revolving Advances are accelerated.
“Maximum Revolving Advance Amount” shall mean $30,000,000.
“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(e) hereof.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) a Loan Party or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which a Loan Party or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Net Proceeds” means (a) with respect to any Asset Sale, the cash proceeds received by any Loan Party or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by any Loan Party or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Credit Party’s good faith estimate of income taxes paid or payable in connection with such sale);
(ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds); (iii) the Credit Party’s good faith estimate of payments required to be made with respect

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to retained liabilities relating to the assets sold (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities, such cash proceeds shall constitute Net Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than in respect of this Agreement) which is secured by a Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the Lender of such asset); and (b) with respect to any Event of Loss, the cash insurance proceeds, condemnation awards and other compensation (other than proceeds received in respect of key man life or business interruption insurance) received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Event of Loss.
“Note” shall mean collectively, the Revolving Credit Note and any other promissory note delivered in connection with Advances provided to Credit Parties under this Agreement.
“Obligations” shall mean and include any and all Advances, loans, debts, liabilities, obligations, covenants and duties owing by any Loan Party or any Subsidiary of any Loan Party under this Agreement or any Other Document (and any amendments, extensions, renewals or increases thereto), to a Lender or Agent (or to any other direct or indirect subsidiary or affiliate of any Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Credit Party and any indemnification obligations payable by any Credit Party arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, arrangement, liquidation, wind-up, receivership or like proceeding relating to any Loan Party or a Subsidiary, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise including all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable out-of-pocket attorneys’ fees, legal fees and expenses and all obligations of any Credit Party to Agent or Lender to perform acts or refrain from taking any action.
“OFAC” has the meaning specified in Section 6.3(c).
“Order” means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.
“Ordinary Course of Business” shall mean, with respect to any Loan Party, the ordinary course of such Loan Party’s business as conducted on the Closing Date and reasonable extensions thereof.

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“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, notes of articles, certificate of organization or incorporation, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, articles of association, limited liability company agreement, constitution or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization, incorporation or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity and in the case of a Dutch Loan Party, (i) its deed of incorporation (akte van oprichting), (ii) its articles of association (statuten), (ii) an up-to-date extract from the Dutch commercial register (Kamer van Koophandel) and (iv) an up-to-date copy of the shareholders register (aandeelhoudersregister) of such Dutch Loan Party..
“Other Connection Taxes” means, with respect to any Recipient, income, branch or franchise Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Other Document, or sold or assigned an interest in the Advances or Other Document).
“Other Documents” shall mean the Note, the Information Certificates, the Security Documents, each Pledge Agreement, the Post-Closing Letter, the Fee Letter, the Subordination Agreement, the Australian Priority Deed, and any and all other agreements, instruments and documents, including, subordination agreements, payment direction letters, guaranties, pledges, powers of attorney, certificates, acknowledgements, promissory notes, consents, interest or currency swap agreements or similar agreements, in each case now or hereafter executed by any Loan Party and delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.
“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.
“Out-of-Formula Advances” shall have the meaning set forth in Section 16.2(e) hereof. “Overadvance” has the meaning ascribed in Section 2.1(c).
“Paid in Full”, “Payment in Full”, “paid in full” or “payment in full” means, with respect to the Obligations, the full and indefeasible payment in cash and satisfaction in full of all of the Obligations hereunder (other than inchoate indemnification obligations for which no claim has yet been made), and the termination of all obligations of Agent and Lenders under this Agreement and the Other Documents (including, without limitation, any commitment to lend), and the termination of this Agreement and the Other Documents.

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“Parallel Debt” has the meaning assigned to such term in Section 14.14. “Participant” has the meaning ascribed in Section 16.3(b).
“Party” means each Person who becomes a party to this Agreement and “Parties” means collectively all such Persons.
“Payment Account” shall mean:
Beneficiary: FGI Worldwide LLC Credit Account #: 4001212330 SWIFT: CTZIUS33
ABA: 021313103
Bank: Citizens Bank
Bank Address: 1 Citizens Drive Riverside RI, 02915
or, such other account as Agent may designate from time to time by notice to Borrower Agent.
“Payment Currency” has the meaning assigned in Section 2.8(b).
“Payment Office” shall mean initially 410 Park Avenue, Suite 920, New York, NY 10022; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower Agent and to each Lender to be the Payment Office.
“Payment Conditions” shall mean, with respect to any given payment (a) no Default or Event of Default has occurred and is continuing or would arise as a result of such payment, (b) such payment is made on or after January 1, 2027, (c) Fixed Charge Coverage Ratio, calculated on a pro forma basis after giving effect to such payment, is at least 1.50 to 1.00, (d) immediately before and after giving pro forma effect to such payment, liquidityLiquidity is greater than
$10,000,000, and (e) Agent has received the Payment Conditions Certificate and supporting calculations to its reasonable satisfaction together with the Compliance Certificate pursuant to Section 9.9.
“Payment Conditions Certificate” shall mean a compliance certificate substantially in the form of Exhibit 7.5 hereto to be signed by a Responsible Officer of Borrower Representative, which demonstrates to Agent’s satisfaction of the Payment Conditions.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Pension Plan” means an “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA maintained or contributed to by any Loan Party or any ERISA

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Affiliate or to which any Loan Party or any of their Subsidiaries or an ERISA Affiliate has or may have an obligation to contribute to in the last five (5) years.
“Permit” means any permit, approval, authorization, license, or permission required from a Governmental Body under an Applicable Law.
“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.
“Permitted Discretionary Overadvance” has the meaning set forth in Section 2.1(c)(ii). “Permitted Liens” has the meaning ascribed thereto in Section 7.3.
“Permitted Tax Distribution” means a Dividend by a Credit Party to holders of its Equity Interests solely to the extent necessary to permit such holders to discharge their actual current federal, state and local tax liabilities arising directly as holders of such Equity Interests, so long as
(a) at the time of such Dividend, and after giving pro forma effect thereto, no Default or Event of Default exists, and (b) such Dividend does not exceed the then applicable Increased Tax Burden.
“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, unlimited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, province, territory, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Loan Parties or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Pledge Agreement” shall mean (a) the Collateral Pledge Agreements executed by Credit Parties, Agent and certain other Loan Parties in favor of the Agent, dated as of the Closing Date,
(b) the Sponsor Pledge Agreement, (c) the Canadian Collateral Pledge Agreement executed by Targus Group in favor of the Agent, dated as of the Closing Date and (d) any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations.
“Post-Closing Letter” means the post-closing letter agreement, dated as of the Closing Date, among the Loan Parties and Agent.
“PPSA” shall mean the Personal Property Security Act (Ontario) together with any regulations thereto and related Minister’s Orders as in effect from time to time, provided, however, if attachment, perfection or priority of the Agent’s security interests in any Canadian Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, “PPSA” shall mean those other applicable Canadian federal or provincial statute, including the Civil Code of Québec, pertaining to the granting, perfecting, priority or ranking of security interests, Liens, hypothecs on personal property, and any successor statutes, together with any regulations

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thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.
“Proceeding” means any suit, action, case, arbitration, mediation, audit, investigation, or other proceeding before or by any Governmental Body, recognized industry trade or professional association or organization, or other Person by whose Order the parties thereto have agreed or consented to be bound.
“Projections” has the meaning set forth in Section 5.5(b).
“Property” means, with respect to any Person, any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including, without limitation, all Real Property.
“Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof. “Purchase Money Obligation” means, for any Person, the obligations of such Person in respect of indebtedness or other obligations incurred for the purpose of financing all or any part of the purchase price of any Equipment (but not Inventory) or the cost of installation, construction or improvement of any Equipment (but not Inventory) and any refinancing thereof; provided, that such Indebtedness is incurred within 30 days after such acquisition of such Property by such Person.
“Purchasing CLO” shall have the meaning set forth in Section 16.3(e) hereof. “Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.
“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property rights and rights incidental to the ownership, lease or operation thereof.
“Real Property Leases” means all leases, subleases, licenses, concessions and other agreements, whether written or oral, pursuant to which any Loan Party holds a leasehold or subleasehold estate in, or is granted the right to use or occupy as lessee, any land, buildings, improvements, fixtures or other interest in Real Property.
“Receivables” shall mean and include, unless otherwise provided in a Foreign Security Agreement, as to each Borrower, all of such Borrower’s accounts (as defined in Article 9 of the Uniform Commercial Code, the PPSA or the Australian PPSA, as applicable) and any other rights to payment of a monetary obligation (including, without limitation, the UK Receivables)
and all of such Borrower’s contract rights, instruments (including those evidencing indebtedness owed to

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such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, intangibles (as defined in the PPSA or the Australian PPSA), contract rights, instruments, documents, documents of title (as defined in the PPSA or the Australian PPSA) and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, and all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(i) hereof. “Recipient” means (a) the Agent, (b) any Lender or (c) any other Person entitled to payments under this Agreement or under any Other Document.
“Register” shall have the meaning set forth in Section 16.3(e) hereof.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.
“Reportable Compliance Event” shall mean that (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty or enters into a settlement with an Governmental Body in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Agent to be in violation of any Anti-Terrorism Law, including a Covered Entity’s use of any proceeds of the credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Country or Sanctioned Person; (3) any Collateral becomes embargoed Property; or (4) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations in Section 5.23, or any covenant in Section 6.10 or Section 7.20.
“Required Lender” shall mean Lenders holding at least fifty-one percent (51%) of either
(a) the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) or (b) after the termination of all commitments of Lenders hereunder, the outstanding Advances.
“Requirements of Law” means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Body, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

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“Reserves” shall mean reserves against the Maximum Revolving Advance Amount or the Formula Amount, as Agent may reasonably deem proper and necessary from time to time in its Permitted Discretion, including without limitation, the Credit Insurance Reserve, rent reserves, and reserves for accounts payable that are outstanding sixty (60) days or more past their original due date, and reserves for priority payables, including the Canadian Priority Payables Reserves, but without duplication of the exclusionary criteria expressly set forth in this Agreement.
“Responsible Officer” means: (a) (i) with respect to any Loan Party in connection with any request for any Advance, any Compliance Certificate or any other certificate or notice pertaining to any financial information required to be delivered by any Loan Party hereunder or under any Other Document, the chief financial officer, treasurer or controller of such Person or of the managing member or manager of such Person; and (ii) otherwise, with respect to any Loan Party that is not a natural person, the chief executive officer, president, chief financial officer, treasurer or controller of such Person or of the managing member or manager of such Person and with respect to a Dutch Loan Party, in each case provided such officer is authorized to represent that Dutch Loan Party; and (b) with respect to any Loan Party who is a natural person, such natural person.
“Restricted Foreign Subsidiary” means (a) each Subsidiary (whether direct or indirect) of Parent that is not a Loan Party and is described on Schedule 6.8(e), (b) any Subsidiary that is not organized in an Applicable Jurisdiction and (c) following the Closing Date, each other each direct and indirect Subsidiary of a Borrower not organized under the laws of United States, Canada or any state, province or territory thereof, as applicable, to the extent that Agent expressly agrees, in writing, that such Subsidiary constitutes a Restricted Foreign Subsidiary. In no event shall a Loan Party reorganize or move outside of an Applicable Jurisdiction for the purpose of becoming an Restricted Foreign Subsidiary (it being understood that any such Subsidiary will not constitute a Restricted Foreign Subsidiary).
“Revaluation Date” means, with respect to any Advance, each of the following: (i) each date an Advance denominated in an Alternative Currency is made, and (ii) such additional dates as Agent shall determine or the Required Lenders shall require (it being understood that such frequency is typically daily but may be on a more or less frequent basis as Agent shall determine).
“Revolving Advance” or “Revolving Advances” shall mean any monies advanced and/or credit extended to Credit Parties by a Lender pursuant to Section 2.1(a) of this Agreement (including, without limitation, advances to Sellers in respect of Eligible Purchased Receivables purchased under Section 2.3).
“Revolving Advance Limit” means, at any time, the lesser of (a) Maximum Revolving Advance Amount, less Reserves established hereunder and (b) the Formula Amount.
“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

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“Revolving Commitment Amount” shall mean, as to any Lender, the Revolving Commitment amount (if any) set forth: (i) below that Lender’s name on the signature page hereto; and (ii) opposite that Lender’s name on Annex I hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement) in each case, as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof. For the avoidance of doubt, the aggregate Revolving Commitment Amount of all Lenders on the Closing Date shall be $30,000,000.
“Revolving Commitment Percentage” shall mean, as to any Lender, the Revolving Commitment Percentage (if any) set forth: (i) below such Lender’s name on the signature page hereof; and (ii) opposite that Lender’s name on Annex I hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date, the Revolving Commitment Percentage (if any) of such Lender set forth in the applicable Commitment Transfer Supplement), in each case, as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
“Revolving Credit Note” shall mean the promissory note referred to in Section 2.1(a)
hereof.
“Revolving Interest Rate” shall mean an interest rate per annum equal to, the greater of (a)
the Base Rate plus three percent (3.00%), and (b) five and one quarter percent (5.25%). “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.
“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
“Schedule of Receivables” has the meaning set forth in Section 2.3(b) hereof.
“SEC” means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Body.
“Secured Parties” shall mean, collectively, Agent, each Lender, and each other holder of any of the Obligations, and the respective successors and assigns of each of them.
“Securities Act” means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

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“Security Documents” means, collectively, any Guaranty, Guarantor Security Agreement, Canadian Security Agreement, Foreign Guaranty, Foreign Security Agreements, the Pledge Agreements, any intellectual property security agreements, and any collateral access agreement, landlord waiver, Control Agreements, deposit account control agreements, or other agreement or instrument pursuant to or in connection with which any Loan Party or any other Person grants or perfects a security interest to the Agent for the benefit of (or, in the case of the UK Security Documents and the HK Security Documents, on trust for) the Lenders as security for the Obligations.
“Seller” or “Sellers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.
“Seller Agent” shall mean Targus International Holdco.
“Solvent” means, with respect to any of the Loan Parties on a particular date, that on such date (a) the sum of the present debt and liabilities (including subordinated and contingent liabilities) of any of the Loan Parties does not exceed the fair value of the present assets of any of the Loan Parties, (b) the present fair saleable value of the assets of any of the Loan Parties is greater than the total amount that will be required to pay the debt and liabilities (including subordinated and contingent liabilities) of any of the Loan Parties as they become absolute and matured, (c) the capital of any of the Loan Parties is not unreasonably small in relation to their business as contemplated on the Closing Date and as proposed to be conducted following the Closing Date,
(d) with respect to a Canadian Loan Party, such Person is not an “insolvent person” as defined in the BIA, and (e) any of the Loan Parties have not incurred and do not intend to incur, or believe that they will incur debts or other liabilities, including current obligations beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability is computed as the amount that, in light of all of the facts and circumstances existing as of the date of determination, represents the amount that would reasonably be expected to become an actual or matured liability.
“Specified Canadian Pension Plan” shall mean any Canadian Pension Plan or Canadian Multi-Employer Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA.
‘Specified Location” has the meaning set forth in Section 7.19.
“Sponsor” means B. Riley Financial, Inc and from 1 January 2026 (or such other date advised by the Sponsor), means BRC Group Holdings, Inc.
“Sponsor Pledge Agreement” means that certain ~~the~~ pledge agreement executed by B. Riley Principal with respect to the Equity Interests of Parent in favor of the Agent, dated as of the Closing Date.
“Spot Rate” means for a Currency, on any relevant date of determination, the rate determined by Agent as the spot rate for the purchase of such Currency with another Currency through its principal foreign exchange trading office on the date of such determination; provided,

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that, Agent may obtain such spot rate from another financial institution designated by Agent if it does not have as of the date of determination a spot buying rate for any such Currency.
“STA” shall mean the Securities Transfer Act (Ontario), including the regulations thereto, provided that, to the extent that perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any Canadian Security Agreements on Collateral that is “investment property” is governed by the laws in effect in any province or territory of Canada other than Ontario in which there is in force legislation substantially the same as the Securities Transfer Act (Ontario) (an “Other STA Jurisdiction”), then “STA” shall mean such other legislation as in effect from time to time in such Other STA Jurisdiction for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA; and to the extent that such perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any Canadian Security Agreements on the Collateral is governed by the laws of a jurisdiction other than Ontario or an Other STA Jurisdiction, then references herein to the STA shall be disregarded except for the terms “certificated security” and “uncertificated security”, which shall have the meanings herein as defined in the Securities Transfer Act (Ontario) regardless of whether the STA is in force in the applicable jurisdiction.
“Subordinated Debt” means (a) the B. Riley Securities Debt and (b) any other Indebtedness of any Person that (i) is unsecured, (ii) is fully and completely subordinated to the prior payment in full of all Obligations in respect of this Agreement and the Other Documents for the benefit of, and to, the Agent and the Lenders pursuant to a Subordination Agreement, (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal or mandatory redemption obligations prior to, the date that is 181 days after the Maturity Date, (iv) provides for payments of interest solely in-kind (and not in cash) until not earlier than the date that is 181 days after the Maturity Date, (v) does not contain any financial covenants, (vi) is not cross-defaulted (but may be cross-accelerated) to this Agreement any Other Document, (vii) is subject to permanent standstill provisions, and (viii) is otherwise on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to the Agent in its sole discretion and subject to a satisfactory Subordination Agreement.
“Subordination Agreement” means (a) the subordination agreement, dated as of the Closing Date, in favor of the Lender in respect of the B. Riley Securities Debt (the “B. Riley Subordination Agreement”), and (b) each other subordination agreement, which shall, in each case, be in form and substance satisfactory to the Agent, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time as permitted by the terms hereof.
“Subsidiary” shall mean, with respect to any Person, an entity whose Equity Interests is owned, directly or indirectly, by such Person, so long as such Equity Interest gives such Person the Voting Power to elect, directly or indirectly, a majority of the directors (or similar governing body) of such entity or of any other Person controlling such entity. As used herein, “Voting Power” means Equity Interest with ordinary voting power and does not include Equity Interests having such power only by reason of the happening of a contingency.

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“Subsidiary Guarantor” means each Subsidiary of Borrower Agent that is or becomes a Guarantor by becoming a party to this Agreement or any Foreign Guaranty.
“Supporting Materials” shall have the meaning set forth in Section 2.2 hereof.
“Tax Deduction” shall mean a deduction or withholding from a payment under this Agreement or any Other Document for and on account of any Taxes.
“Tax Returns” means all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes or any amendments thereof or thereto.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.
“Term” shall have the meaning set forth in Section 13.1 hereof.
“Term SOFR” shall mean a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day that is two Business Days prior to the first day of such Interest Period, plus (ii) the Term SOFR Adjustment, and (b) the Floor.

“Term SOFR Adjustment” shall mean 0.10% (10 basis points).

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on the secured overnight financing rate published by the Term SOFR Administrator and displayed on CME's Market Data Platform (or other commercially available source providing such quotations as may be selected by FGI from time to time).
“Test Period” means, as of any date, (a) with respect to calculating Adjusted Consolidated EBITDA for the financial covenant set forth in Section 7.1(b), (i) for the period commencing on the Closing Date and ending with the Test Period ending on May 31, 2026, the trailing three (3) month period ending on ~~or prior to~~such date, (ii) for the period ending on June 30, 2026, the trailing one (1) month period ending on such date, (iii) for the Test Period ending on July 31, 2026, the trailing two (2) month period ending on such date, (iv) for the Test Period ending on August 31, 2026, the trailing three (3) month period ending on such date, (v) for the Test Period ending on September 30, 2026, the trailing four (4) month period ending on such date, (vi) for the Test Period ending on October 31, 2026, the trailing five (5) month period ending on such date, (vii) for the Test Period ending on November 30, 2026 and for each Testing Period ending thereafter, the trailing six (6) month period ending on such date, and (b) for all other purposes in this Agreement,

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including with respect to the Fixed Charge Coverage Ratio covenant set forth in Section 7.1(a), the trailing twelve (12) month period ending on or prior to such date.
“The Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands.
“Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario) and the Environmental Protection Act (Ontario), or any other Applicable Laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
“Transaction Costs” means expenses and other transaction costs payable or otherwise borne by Parent and its subsidiaries in connection with the Transactions and the transactions contemplated thereby to occur on the Closing Date.
“Transactions” means, collectively, the requesting and receipt of the Advances pursuant to this Agreement, and the other transactions contemplated by this Agreement and Other Documents.
“Unadjusted Consolidated EBITDA” shall have the meaning given to such term in the “EBITDA Worksheet” annexed to the form of Compliance Certificate.
“UK CRD IV” means (a) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the WAA) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and (b) direct EU legislation (as defined in the WAA), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the WAA.
“UK CTA” shall mean the Corporation Tax Act 2009 (United Kingdom). “UK GAAP” has the meaning set forth in the definition of “GAAP”. “UK ITA” shall mean the Income Tax Act 2007 (United Kingdom).
“UK Loan Parties” means together (a) Targus International Holdco, (b) Targus Group, (c) Targus Europe and (d) any other Loan Party that is incorporated in England and Wales, and each is a “UK Loan Party”.
“UK Loan Party DTTP Filing” shall mean an HM Revenue & Customs Form DTTP2 duly completed and filed by a UK Loan Party , which (a) where it relates to a UK Treaty Lender that is a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme

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reference number and jurisdiction of tax residence stated opposite that Lender’s name in Annex I (Commitments and Commitment Percentages), and (i) where the relevant UK Loan Party is a party to this Agreement as a Loan Party as at the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (ii) where the relevant UK Loan Party becomes a party to this Agreement as a Loan Party after the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date that UK Loan Party becomes a party to this Agreement; or (b) where it relates to a UK Treaty Lender that is not a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party to this Agreement as a Lender, and (i) where the relevant UK Loan Party is a party to this Agreement as a Loan Party as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or (ii) where the relevant UK Loan Party is not a party to this Agreement as a Loan Party as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that UK Loan Party becomes a party to this Agreement as a Loan Party.
“UK Non-Bank Lender” shall mean any Lender which gives a UK Tax Confirmation in the documentation which it executes on becoming a party to this Agreement as a Lender.
“UK Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the UK Pensions Act 2004.
“UK Qualifying Lender” shall mean:
(a)a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement or any Other Document and is:
(i)a Lender:
(A)which is a bank (as defined for the purpose of section 879 UK ITA) making an advance under this Agreement or any Other Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A UK CTA; or
(B)in respect of an advance made under a Loan Document or any Other Document by a person that was a bank (as defined for the purpose of section 879 UK ITA) at the time that such advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(ii)a Lender which is:
(A)a company resident in the United Kingdom for United Kingdom tax purposes; or

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(B)a partnership, each member of which is:
(1)a company resident in the United Kingdom; or
(2)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 UK CTA; or
(C)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 UK CTA) of that company; or
(iii)a UK Treaty Lender; or
(b)a Lender which is a building society (as defined for the purposes of section 880 UK ITA) making an advance this Agreement or any Other Document.
“UK Receivable” shall have the meaning set forth in Schedule 1A hereof.
“UK Security Documents” means those Foreign Security Agreements governed by the laws of England and Wales and any other document or agreement governed by the laws of England and Wales, which are entered into at any time by any Loan Party creating or expressed to create any Lien over all or any part of its assets in respect of any of the obligations of any Loan Party under this Agreement or any of the Other Documents.
“UK Subsidiary” means a Subsidiary incorporated in England and Wales.
“UK Tax Confirmation” shall mean a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement or any Other Document is either:
(a)a company resident in the United Kingdom for United Kingdom tax purposes; or
(b)a partnership each member of which is:
(i)a company so resident in the United Kingdom; or
(ii)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 UK CTA) the whole of any

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share of interest payable in respect of that advance that falls to it by reason of Part 17 UK CTA; or
(c)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 UK CTA) of that company.
“UK Treaty Lender” shall mean a Lender which:
(a)is treated as a resident of a UK Treaty State for the purposes of the relevant
UK Treaty;
(b)does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and
(c)meets all other conditions which are required to be met by the Lender under the relevant Treaty for residents of the relevant Treaty State to benefit from full exemption from Tax imposed by the United Kingdom on interest except that for this purpose it shall be assumed that any necessary procedural formalities are satisfied.
“UK Treaty State” shall mean a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“UK, U.K. and United Kingdom” shall mean the United Kingdom of Great Britain and Northern Ireland
“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof. “USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“U.S. Dollar Equivalent” means at any time (i) as to any amount denominated in U.S. Dollars, the amount thereof at such time, and (ii) as to any amount denominated in any Currency other than U.S. Dollars, the equivalent amount in U.S. Dollars calculated by Agent at such time using the Spot Rate in effect on the Business Day of determination. The U.S. Dollar Equivalent will be used both for determining the U.S. Dollar amount of Eligible Receivables and Eligible Purchased Receivables that are payable in Currencies other than U.S. Dollars and the amount of Advances made in Currencies other than U.S. Dollars. The Spot Rate for the U.S. Dollar Equivalent will be used at the date of the determination of the applicable Formula Amount for both the calculation of the amount of Eligible Receivables, Eligible Purchased Receivables, Eligible Inventory, Reserves and for the amount of all Advances.

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“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday,
(b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Value” means, with respect to Inventory, its value determined on the basis of the lower of cost or market value, calculated on a first-in, first-out basis and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of such Inventory, as determined by Agent in its Permitted Discretion.
“VAT” shall mean (a) any value added tax imposed by the Value Added Tax Act 1994 (United Kingdom), (b) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (c) any other Tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clauses (a) or (b) above.
“WAA” means the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.
1.3.Uniform Commercial Code and PPSA Terms. Unless otherwise defined in the Foreign Security Agreement or Canadian Security Agreements, as applicable, all terms used herein and defined in: (i) the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein; and (ii) the PPSA in relation to Canadian Collateral shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “documents of title”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “intangible”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “money” “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code, the PPSA, the Canadian Security Agreement or the Foreign Security Agreement, as applicable. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code or the PPSA, as applicable, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
1.4.Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall

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be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent or any Lender is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions, increases or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on the basis of the lower of cost or market, and on a first in, first out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of a Credit Party’s knowledge” or words of similar import relating to the knowledge or the awareness of any Credit Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Credit Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Credit Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

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1.5.Successor Interest Rate. If Agent determines that a Change in Law has made it unlawful or a Governmental Body has asserted it is unlawful for a Lender to make or maintain Advances, loans or to determine or charge interest rates based on any interest rate convention hereunder, that adequate and fair means do not exist for ascertaining any interest rate or an interest rate cannot otherwise be determined at such time, or that a Governmental Body has imposed material restrictions on a Lender's authority to use, purchase, sell, hedge, take deposits of or otherwise match fund any interest rate, then, on notice by Agent to Borrower Agent, any obligation of the Lenders to make or continue Advances based on such interest rate shall be suspended until Agent notifies Borrower Agent that such circumstances no longer exist, and the Agent may replace such interest rate with an alternate successor interest rate, in its good faith credit judgment and discretion, giving due consideration to any evolving or then existing industry conventions for such successor rate. The Revolving Interest Rate on Advances denominated in Dollars or an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with Applicable Laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Agent and the Lenders do not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any rates in the definition of any benchmark, including Term SOFR or any other benchmark, or any component definition thereof or rates referenced in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any benchmark replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any then-current benchmark or any benchmark replacement) as it may or may not be adjusted pursuant to this Section 1.5, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR or any other benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any conforming changes. Agent, Lenders and their Affiliates or other related entities may engage in transactions that affect the calculation of any benchmark, any alternative, successor or replacement rate (including any benchmark replacement) or any relevant adjustments thereto and such transactions may be adverse to the Loan Parties. Agent may select information sources or services in its reasonable discretion to ascertain any benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Each determination of any benchmark (or any

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benchmark replacement) shall be made by Agent and shall be conclusive in the absence of manifest error.
1.6.Canadian Terms. In this Agreement, (a) any term defined in this Agreement by reference to the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Agent, (b) all references in this Agreement to “Article 8 of the Uniform Commercial Code” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the STA), (c) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (d) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, provincial and territorial securities laws in Canada, (e) all references to “state or federal bankruptcy laws” shall be deemed to refer also to any bankruptcy or insolvency laws in effect in Canada or under Canadian law, (f) all calculations of collateral values and Dollar amounts which utilize amounts expressed in Canadian Dollars shall be made using the U.S. Dollar Equivalent of such Canadian Dollar amounts in accordance with Agent’s customary banking and conversion practices and procedures; (g) all references to Liens shall be deemed to refer also to hypothecs; and (h) any two or more amalgamating corporations continuing as an amalgamated corporation shall each be considered to be the surviving corporation of the amalgamated corporation.
1.7.Exchange Rates; Currency Equivalents
(a)Agent shall determine the U.S. Dollar Equivalent amount of Advances denominated in Alternative Currencies. Such U.S. Dollar Equivalent shall become effective as of such Revaluation Date and shall be the U.S. Dollar Equivalent of such amounts until the next Revaluation Date to occur.
(b)Wherever in this Agreement in connection with a borrowing of a SOFR Advance, an amount is expressed in U.S. Dollars, but such Advance is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such
U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as reasonably determined by Agent, as the case may be.
(c)Except as otherwise expressly provided herein, the applicable amount of any Currency for purposes of this Agreement and the Other Documents (including for purposes of financial statements and all calculations in connection with the covenants, including the financial covenants) shall be the U.S. Dollar Equivalent thereof as so determined by Agent in accordance with this Agreement. For purposes of determining compliance with Article 7 with respect to the

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amount of any Indebtedness, Dividends, Investment, Lien, disposition of assets, or determining compliance with Article 10 with respect to the amount of judgments, the size of agreements and the value of Collateral, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the times such Indebtedness, Dividends, Investment, or Lien is incurred or disposition of assets is made.
(d)Prior to crediting a Customer’s payment to a Loan Account under Section 2.8, the Payment Currency for such payment shall be converted to the Applicable Loan Account Currency in accordance with Section 2.8(b).
1.8.Change of Currency
(a)The obligation of Credit Parties to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Advance in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as Agent may from time to time reasonably specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as Agent may from time to time reasonably specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.9.Additional Alternative Currencies. In connection with any approved request for an Alternative Currency pursuant to clause (b) of the definition thereof, Agent will have the right to make any technical, administrative or operational changes that Agent reasonably decides may be appropriate to reflect the inclusion of such Alternative Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by Agent from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

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1.10.Australian Terms. In this Agreement, where it relates to an Australian Loan Party or any Collateral which is located in and/or subject to the laws of Australia, a reference to:
(a)"Affiliate" also includes the meaning given to the term "associated entity" in subsections (2), (3), (4) and (7) of section 50AAA of the Australian Corporations Act;
(b)"Controller", "receiver" or "receiver and manager" has the meaning given to it in section 9 of the Australian Corporations Act;
(c)"documents" also includes the meaning given to the term "document of title" as defined in section 10 of the Australian PPSA;
(d)"general intangibles" also includes the meaning given to the term "intangible property" as defined in section 10 of the Australian PPSA;
(e)"Subsidiary" means a subsidiary within the meaning given in Part 1.2 Division 6 of the Australian Corporations Act; and
(f)"solvent" shall have the meaning set forth in section 9 of the Australian Corporations Act.
1.11.Banking Code of Practice (Australia). The parties agree that the Australian Banking Association Banking Code of Practice does not apply to this Agreement nor the transactions it contemplates.
II.ADVANCES, PAYMENTS, PURCHASE OF RECEIVABLES.
1.1.Advances.
(a)Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender with a Revolving Commitment, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of, as of any date of determination, (x) the Maximum Revolving Advance Amount, less Reserves established hereunder or (y) an amount equal to the calculation of:
(i)up to eighty-five percent (85%) (the “Receivables Advance Rate”) of outstanding Eligible Receivables (the “Eligible Receivables Amount”); plus
(ii)the lesser of: (A) 175% of the aggregate outstanding Eligible Receivables Amount net of Reserves; (B) up to sixty-five percent (65%) of the Value of Eligible Inventory (the “Inventory Advance Rate”); and (C) up to eighty-five percent (85%) of the appraised net orderly liquidation value of Eligible Inventory (the “Inventory NOLV Advance Rate”), in each case, as evidenced by the most recent Inventory appraisal satisfactory to Agent; provided that at no time shall borrowing availability (after giving effect to the advance rates) created by Eligible In-Transit Inventory exceed an amount equal to fifteen percent (15%) of the

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aggregate amount of Eligible Inventory included in the Borrowing Base pursuant to this clause (a)(ii) at any time; minus
(iii)Reserves established hereunder.
The amount derived from the sum of Sections 2.1(a)(y)(i) and 2.1(a)(y)(ii) minus 2.1(a)(y)(iii), at any time and from time to time, shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).
(b)Discretionary Rights. The Advance Rates and Reserves may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Each Credit Party consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing Reserves may limit or restrict Advances requested by Borrower Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).
(c)Overadvances.
(i)Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the aggregate balance of outstanding Advances at any one time shall not exceed an amount equal to the lesser of (A) the Maximum Revolving Advance Amount, less Reserves established hereunder, or (B) the Formula Amount. If at any time the aggregate balance of outstanding Advances exceeds the maximum amount of Advances permitted hereunder (such excess being an “Overadvance”) and is not paid down within two (2) Business Days, such Overadvance shall be considered a Default and be immediately due and payable without the necessity of any demand, and regardless of whether any other Default or an Event of Default has occurred; provided that if an Event of Default has occurred and is continuing, any Overadvance shall be immediately due and payable. Such Overadvance shall constitute an Obligation secured by the Collateral and the Secured Parties shall be entitled to all benefits provided under the Other Documents with respect to such Overadvance and such Overadvance shall be subject to any Reserves established by Agent from time to time in its discretion.
(ii)Notwithstanding clause (c)(i) to the contrary, Credit Parties may request and incur an Overadvance without any resulting Default if Agent shall consent, in writing in its sole discretion to such Overadvance (a “Permitted Discretionary Overadvance”); provided that it is understood and agreed by Credit Parties that Agent shall have no obligation whatsoever to consent to any requested Overadvance. To the extent a Permitted Discretionary Overadvance is extended by Agent, such Permitted Discretionary Overadvance shall be subject to any Reserves established by Agent from time to time in its discretion, and shall constitute an Obligation secured by the Collateral and the Secured Parties shall be entitled to all benefits provided under this Agreement and the Other Documents with respect to such Permitted Discretionary Overadvance. Upon the occurrence and continuation of a Default or Event of Default, all outstanding Permitted Discretionary Overadvance shall be immediately due and payable without the necessity of any demand and shall become subject to the terms and conditions of Section 2.1(c)(i).

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1.2.Procedures for Requesting Advances. With respect to a Revolving Advance, Borrower Agent on behalf of any Borrower (as applicable) may notify Agent prior to 10:00 a.m. Eastern Standard Time on a Business Day of a Borrower’s request to incur, on the next Business Day, a Revolving Advance hereunder. Borrower Agent may request Revolving Advances one (1) time per week (or more frequently if approved by Agent in its discretion). Such notice shall include a Borrowing Base Certificate in form and substance satisfactory to Agent. Without limiting the foregoing, each Borrower shall also deliver to Agent one copy of the sales contract, purchase order, or invoice (the “Supporting Materials”) as requested in writing by Agent for each Eligible Receivable listed in the Formula Amount together with evidence of shipment, furnishing and/or delivery of the applicable goods or the applicable rendition of service(s). The Formula Amount and Supporting Materials shall be updated and delivered by Borrower Agent to Agent on a mutually agreed upon schedule. For purposes of determining the Formula Amount, any Receivables or Inventory denominated in Canadian Dollars shall be converted into U.S. Dollars at the Spot Rate.
(b)In each case under clause (a), such request shall specify: (A) the amount of such Advance, (B) the Currency in which such Advance is to be made (which must, for the avoidance of doubt, be U.S. Dollars or an Alternative Currency), (C) the requested funding date (which shall be a Business Day), and (D) the applicable Credit Party to which such Advance is to be made. If Credit Party Agent fails to specify the Currency of a requested Advance, then the applicable Advance shall be made in U.S. Dollars as a SOFR Advance.
(c)Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any Other Document or with respect to any other Obligation under this Agreement, become due, the same shall be deemed a request for an Advance, which shall be charged to a Loan Account of Agent’s choosing and shall bear interest at the Applicable Base Rate as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.
(d)Notwithstanding the foregoing, all Advances to Sellers in respect of Eligible Purchased Receivables shall be funded to the applicable Seller in accordance with Section 2.3 and shall be treated as provided under Section 2.3.
(e)Agent will remit the proceeds of Advances to the applicable Borrower in accordance with Section 2.5
1.3.Purchase of Receivables.
(a)Each Seller hereby offers to sell, assign, transfer, convey and deliver to Agent, as absolute owner, for the benefit of Lenders, in accordance with the procedure detailed herein, all of such Seller’s right, title and interest in and to such Seller’s Receivables, and all its related rights (including all negotiable and non-negotiable instruments, all securities, bonds, guarantees and indemnities, any security interests securing the Receivables, all collections and rights to collection on the Receivables, and all other proceeds thereof). The terms of Schedule 1A

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of this Agreement shall apply in respect of the assignment by each Seller of UK Receivables to the Agent hereunder.
(b)All Receivables shall be submitted to Agent on a schedule of receivables (the “Schedule of Receivables”) listing each Receivable separately. The Schedule of Receivables shall be signed by a Responsible Officer of each Seller. Each Seller shall also deliver to Agent one copy of the Supporting Materials as requested in writing by Agent for each Receivable listed on the Schedule of Receivables together with evidence of shipment, furnishing and/or delivery of the applicable goods or the applicable rendition of service(s). The Schedule of Receivables and Supporting Materials shall be updated and delivered by Sellers to Agent on a mutually agreed upon schedule, but in no event less than once a week. Sellers acknowledge all of their respective Receivables are required to be submitted for sale under this Section 2.3.
(c)The purchase by Agent of Eligible Purchased Receivables hereunder shall be on a full recourse basis, and each Seller, as applicable, shall retain all risk of nonpayment with respect thereto. Each Receivable assigned to and purchased by Agent is with full recourse to the Sellers and at Sellers’ sole credit risk.
(d)Each Seller may, and at Agent’s request from time to time with respect to any Receivable purchased by Agent and specified by Agent will, deliver to Agent a specific assignment of a Receivable submitted by Seller to Agent in a form specified by Agent.
(e)Each Seller agrees to obtain credit insurance with respect to the Receivables submitted for purchase hereunder. Such credit insurance shall be at the expense of Sellers. Any credit insurance obtained or maintained in accordance with this paragraph (e) shall satisfy the Credit Insurance Conditions. Payments on such credit insurance received by Agent with respect to an Eligible Purchased Receivable shall be applied to the Obligations in order and manner as determined by Agent. In the event that a Receivable would be subject to a claim under such credit insurance, Sellers agree to fully cooperate with Agent in connection with each such claim (including, without limitation, providing to Agent and the insurance company documentation and supporting information with respect to the applicable Receivable). Sellers agree and acknowledge that (w) Agent has the sole discretion in determining whether to file claims under such credit insurance, (x) Agent is entitled to file claims under such credit insurance without notice to or the consent of Sellers, (y) Sellers remain fully liable to Agent pursuant to the terms of this Agreement with respect to any Eligible Purchased Receivable notwithstanding the existence of such credit insurance or any claim filed with respect thereto, and (z) Agent shall have no liability to Sellers under any circumstances in the event that an insurance company rejects any claim filed under such credit insurance.
(f)Agent shall have the right to charge back to the applicable Credit Party’s Loan Account the Purchase Price (as defined below) of Eligible Purchased Receivables at any time and from time to time either before or after their maturity, in each case to the extent that the Purchase Price was actually paid to such Seller with respect to the same (or an Advance was made in connection therewith). Sellers agree to pay Agent upon demand the full invoice amount thereof (net of any partial payments received and retained by Agent on account of such Receivable),

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together with all expenses incurred by Agent up to the date of such payment, including reasonable attorneys’ fees and legal fees in attempting to collect or enforce such payment or payment of such Receivable.
(g)The purchase price that Agent pays to Sellers for each Eligible Purchased Receivable shall equal the Net Invoice Amount of such Receivable minus any Advance Returns (as defined in the following paragraph) (the “Purchase Price”). The Purchase Price for a Receivable purchased hereunder shall be payable by Agent to the relevant Seller by credit to the corresponding Seller’s Loan Account on the date a check, draft or other item representing payment on such Receivable is received by Agent pursuant to Section 2.8(b). As used herein, “Net Invoice Amount” means the invoice amount of such Eligible Purchased Receivable, less returns (whenever made), all selling discounts (at Agent’s sole option in its Permitted Discretion, calculated on shortest terms), and credit or deductions of any kind allowed or granted to or taken by the Customer at any time.
Notwithstanding the foregoing, prior to Agent collecting or receiving payment in respect of an Eligible Purchased Receivable and the occurrence of the Application Date (as defined in Section 2.8) for such Eligible Purchased Receivable, Sellers (through Credit Party Agent) can request a Revolving Advance against the Purchase Price of such Receivable (but solely to the extent such Receivable constitutes an Eligible Purchased Receivable) up to an amount permitted under Section 2.1. Each such Revolving Advance shall be payable by the Credit Parties to Lenders until the Application Date of the related Eligible Purchased Receivable, in which case, such Revolving Advance shall accrue a return in an amount equal to the product of the Revolving Advance and the Revolving Interest Rate applicable for such Revolving Advance (the “Advance Returns”) from the date such Revolving Advance is made until the earlier of (i) the date all Advances are Paid in Full, or (ii) the Application Date of the Eligible Purchased Receivable against which such Revolving Advance was made. The Advance Returns chargeable hereunder shall continue to accrue and be payable even after Default or an Event of Default, maturity, acceleration, judgment, or the commencement of an Insolvency Event.
(h)Upon the Sellers’ submission of its Schedule of Receivables, Agent shall be deemed to have purchased all Receivables described therein and shall be the sole owner and holder of such Receivables. Each Seller hereby sells, transfers, conveys and assigns to Agent all of its right, title and interest in and to each Receivable effective at the time of submission of the Schedule of Receivable describing such Receivable. Each Seller agrees to execute and deliver to each Customer obligated under an Eligible Purchased Receivable such written notice of sale of the Eligible Purchased Receivable as Agent may request in the form attached hereto as Exhibit 2.3(j) or in such form as required by Agent.
(i)Customer Payments:
(i)Sellers shall notify all Customers and take other necessary or appropriate means to ensure that all of its Receivables are paid in an Acceptable Currency to the Payment Account(s) designated by Agent for such Acceptable Currency (the “Foreign Payment Accounts”), or as otherwise directed by Agent, including without limitation, as otherwise directed

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by Agent with respect to payments made in other currencies besides the US Dollar or any other Acceptable Currency.
(ii)Amounts received by Agent in the Foreign Payment Accounts shall be applied to the Obligations in accordance with Section 2.8(b) (including, without limitation, for the purpose of converting Payment Currencies to the Applicable Loan Account Currency). The Sellers agree that, with respect to all of their Customers, the notification in subsection (i) above regarding payment instructions shall be provided to such existing Customers within 90 days of the opening of the Foreign Payment Accounts.
(iii)Agent shall have the right with notice Seller (except no notice shall be required during the continuance of an Event of Default), to notify any or all Customers of the assignment to Agent and to direct such Customers to make payment of all amounts due or to become due to a Seller directly to Agent.
(iv)Notwithstanding the above, and unless otherwise required by Agent, all invoices of all Receivables of the Sellers shall plainly state on their face the following legend (or such other legend as Agent shall instruct Sellers to use):
“All amounts owing under this invoice have been assigned to FGI Worldwide LLC. Unless otherwise directed by FGI Worldwide LLC, all amounts payable hereunder are to be paid as follows:

*insert wire instructions for Agent’s Payment Account or Foreign Payment Account, as applicable*

(v)Loan Parties shall ensure, by the date that is ninety (90) days following receipt by Borrower Agent of notification from Agent that the Foreign Payment Accounts have been opened (the “Foreign Payment Account Trigger Date”), that at least eighty percent (80%) of payments made by Customers in respect of Eligible Purchased Receivables are being made directly to the applicable Foreign Payment Accounts. Loan Parties shall cooperate with Agent in the identification and reconciliation on a monthly basis (as at the end of each month following the Foreign Payment Account Trigger date on a trailing 30 day basis) of all amounts received in or required to be deposited into the Payment Account or Foreign Payment Accounts in respect of Eligible Purchased Receivables. If at any time after the Foreign Payment Account Trigger Date less than 80% of the Eligible Purchased Receivables are not paid into the applicable Payment Account or Foreign Payment Account, an Event of Default shall be deemed to have occurred.
(j)Agent, as the sole and absolute owner of the Eligible Purchased Receivables, shall have the sole and exclusive power and authority to collect the proceeds from each such Receivables, through legal action or otherwise, and Agent may, settle, compromise, or assign (in whole or in part) any of such Receivables, or otherwise exercise, to the maximum extent permitted by Applicable Law, any other right now existing or hereafter arising with respect to any of such Receivables. Notwithstanding the foregoing, Agent hereby appoints each Seller as its

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authorized agent for the purpose of administering and collecting (for the benefit of Agent and the Lenders) the Eligible Purchased Receivables sold by such Seller to Agent. Each Seller hereby accepts such appointment and undertakes (i) to act promptly and efficiently in carrying out the tasks in relation to which it is Agent’s agent, including the regular collection of payments on each such Eligible Purchased Receivable for remittance to Agent’s designated deposit account and all communication on behalf of Agent with a Customer obligated on an Eligible Purchased Receivable; (ii) not to hold itself out as an agent of Agent for any other purpose; and (iii) to adhere to the debt collection procedures of each Seller existing, and notified to and approved by Agent, as of the Closing Date and to obtain the prior written consent of Agent to any proposed variations to such procedures. Agent may by written notice to Credit Party Agent withdraw the agency appointment made in this Section 2.3(j) solely upon the occurrence and continuation of an Event of Default hereunder.
(k)Upon a Seller’s receipt of all or any portion of funds relating to any Eligible Purchased Receivables in contravention of Section 2.3(j) above, such Seller shall promptly notify Agent in writing, which may take the form of an electronic communication, of the receipt of the payment, hold said payment in trust for Agent separate and apart from such Seller’s own property and funds, and shall deliver said payment to Agent without delay in the identical form in which received with all necessary endorsements in no event later than the one (1) Business Day following receipt by such Seller. In the event any Goods or Inventory, the sale of which gave rise to an Eligible Purchased Receivable, are returned to or repossessed by a Seller, such Goods shall be held by such Seller in trust for Agent, separate and apart from such Seller’s own property and subject to Agent’s sole direction and control. No Seller shall accept returns or grant any allowance or credit to any Customer unless otherwise permitted under this Agreement.
1.4.[Reserved].
1.5.Disbursement of Advance Proceeds. All Advances to Credit Parties shall be disbursed by Agent from time to time and, together with any and all other Obligations of Credit Parties owing to Agent or Lenders, shall be charged to the applicable Credit Party’s Loan Account on Agent’s books (provided, that, if a particular charge and/or Obligation is not unique to a particular Credit Party, the Agent is authorized to effectuate payment of such charge and/or Obligation by charging a Loan Account of Agent’s choosing). The proceeds of each Advance requested by Borrower Agent on behalf of any Credit Party under 2.2(a) shall be disbursed to the applicable Credit Party in accordance with the next sentence by way of credit to such Credit Party’s operating account designated by Borrower Agent (but solely to the extent the Lenders make such Advance in accordance with Section 2.6(b)). With respect to Advances made in respect of any Credit Party’s Inventory and Receivables, Agent will remit the proceeds of such Advances to such Credit Party. The proceeds of Revolving Advances deemed to have been requested by the Credit Parties under 2.2(c) shall be charged to a Loan Account of Agent’s choosing and shall be disbursed by the Lenders to Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Credit Parties may

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use the Revolving Advances by borrowing such funds, prepaying and re-borrowing, all in accordance with the terms and conditions hereof.
1.6.Making and Settlement of Advances.
(a)Each Revolving Advance shall be advanced by a Lender according to its Revolving Commitment Percentage (subject to any contrary terms of Section 2.13).
(b)Promptly after receipt by Agent of a request for an Advance under Section 2.2(a) or a deemed request under 2.2(b), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrower Agent and the apportionment among Lenders of the requested or deemed Advance, as determined by Agent in accordance with the terms hereof. Each Lender shall remit, in U.S. Dollars and immediately available funds, the principal amount of each Advance to Agent at the Payment Office, such that Agent is able to, and Agent shall, to the extent Lenders have made such funds available to it for such purpose and subject to Section 8.2, fund such Advance to the applicable Credit Party in accordance with Section 2.5 prior to the close of business on the applicable funding date or, in the case of a deemed Advance, apply such proceeds to the Obligations in accordance with Section 2.5; provided, that, if any Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund the Advance with its own funds on such funding date or deemed request, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.
(c)Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to the applicable Credit Party a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the Advance available to Agent, then the applicable Lender and the Credit Parties severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Credit Parties through but excluding the date of payment to Agent, at the Revolving Interest Rate applicable for such Advance. If such Lender pays its share of the applicable Advance to Agent, then the amount so paid shall constitute such Lender’s Advance. Any payment by the Credit Parties shall be without prejudice to any claim the Credit Parties may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrower Agent with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.
(d)If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s

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Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lender a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lender; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such Purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such Purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.
1.7.[Reserved].
1.8.Manner and Repayment of Advances.
(a)The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Revolving Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Credit Party on account of the principal of and interest on the Revolving Advances shall be applied, pro rata according to the applicable Revolving Commitment Percentages of the Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.13).
(b)Each Credit Party recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit the applicable Credit Party’s Loan Account for each item of payment received on the next Business Day after the Business Day on which such item of payment is received by Agent in the Payment Account (or, in the case of payment items made to a Blocked Account of a Credit Party, on the next Business Day after the Business Day on which such proceeds are swept to Agent’s Payment Account in accordance with Section 4.8(h)) (the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). If a Credit Party’s Customer remits payment in a currency (the “Payment Currency”) that is different than the Applicable Loan Account Currency for such Credit Party, Agent shall, prior to crediting such Credit Party’s Loan Account, convert the Payment Currency to the Applicable Loan Account Currency by determining, in Agent’s sole discretion, the equivalent amount thereof in the Applicable Loan Account Currency by reference to the Spot Rate in effect on the Business Day of

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determination for the purchase of such Applicable Loan Account Currency with the Payment Currency; provided, that, if no such rate is available, the conversion rate shall be determined by Agent, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error). Agent is not, however, required to credit a Credit Party’s Loan Account for the amount of any item of payment which is reasonably unsatisfactory to Agent and Agent may charge a Credit Party’s Loan Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent as unpaid. Subject to the foregoing, Credit Parties agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. Credit Parties further agree that there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate applicable to the Advance being repaid for two (2) Business Days. All proceeds of Collateral received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).
(c)All payments of principal, interest and other amounts payable in (i) U.S. Dollars hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. Eastern Time on the due date therefor in U.S. Dollars and in immediately available funds, and (ii) Euros hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office designated by Agent not later than 1:00 p.m. Eastern Time on the due date therefor in Euros and in immediately available funds. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging the applicable Credit Party’s Loan Account or by making Advances as provided in Section 2.2 hereof (provided, that, if a particular charge and/or Obligation is not unique to a particular Credit Party, the Agent is authorized to effectuate payment of such charge and/or Obligation by charging a Loan Account of Agent’s choosing).
(d)Except as expressly provided herein, all payments (including prepayments) to be made by any Credit Party on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case as set forth in Section 2.8(c).
1.9.[Reserved].
1.10.Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account in the name of each Credit Party (each, a “Loan Account”), in which shall be recorded the date and amount of each Advance made by Agent or Lenders to such Credit Party and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any such Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders, and the Credit Parties during such month. The

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monthly statements shall be deemed correct and binding upon the Credit Parties in the absence of manifest error and shall constitute an account stated between Lenders, and the Credit Parties unless Agent receives a written statement of Credit Parties’ specific exceptions thereto within thirty (30) days after such statement is received by Borrower Agent. The records of Agent with respect to Credit Parties’ Loan Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
1.11.Mandatory Prepayments.
(a)Subject to Section 7.4 of this Agreement, Credit Parties shall repay the Advances in an amount equal to the Net Proceeds of any Asset Sale of any Collateral other than Inventory in the Ordinary Course of Business, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such Net Proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such Asset Sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the remaining Advances in such order as Agent may determine, subject to Credit Parties’ ability to re-request Advances in accordance with the terms hereof. Notwithstanding the foregoing, repayments made by Credit Parties pursuant to this Section 2.11(a) shall not trigger a corresponding reduction in the Revolving Commitment Amount.
(b)All proceeds received by a Loan Party or Agent under any insurance policy on account of an Event of Loss of any Collateral of any Loan Party, shall be applied in accordance with Section 7.4(c) hereof.
(c)If at any time an Overadvance exists, the Credit Parties shall immediately repay the Revolving Advances in accordance with the provisions of Section 2.1(d).
(d)Notwithstanding the foregoing, in the case of any event described in clause (a) or (b) hereof, if the Credit Parties shall deliver to Agent a certificate of a Responsible Officer thereof to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within ninety (90) days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this Section 2.11 in respect of the Net Proceeds specified in such certificate; provided that to the extent of any such Net Proceeds that have not been so applied by the end of such ninety (90) day period (or, to the extent any Loan Party or any of its Subsidiaries has committed to so reinvest such Net Proceeds during such 90-period, by such date that is 90 days after the expiration of such 90-day period), a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied; provided, further, that the Loan Parties shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

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1.12.Use of Proceeds.
(a)The Credit Parties shall apply the proceeds of Advances to (i) refinance certain existing Indebtedness of the Loan Parties, (ii) pay fees and expenses relating to this Transaction, and (iii) provide for its working capital needs and other general corporate purposes.
(b)Without limiting the generality of Section 2.12(a) above, the Loan Parties and any other Person which may in the future become a Loan Party, do not intend, nor shall they use, any portion of the proceeds of Advances, directly or indirectly, for any purpose in violation of Applicable Law.
1.13.Defaulting Lender.
(a)Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section
2.13 so long as such Lender is a Defaulting Lender.
(b)(i) except as otherwise expressly provided for in this Section 2.13, Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Advances shall be applied to reduce such type of Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Credit Party the amount of such payments received or retained by it for the account of such Defaulting Lender.
(ii)    fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.
(c)A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lender”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage.
(d)Other than as expressly set forth in this Section 2.13, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.13 shall be deemed to release

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any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Credit Party, Agent or any Lenders may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
1.14.Payment of Obligations. Agent may charge to a Credit Party’s Loan Account as an Advance, (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and
(b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or depository accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Credit Party’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Credit Party’s obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.1 and 6.4 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Advances.
III.INTEREST AND FEES.
1.1.Interest. Interest on Advances shall be payable in arrears on the last day of each month provided that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to the Revolving Interest Rate (the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Revolving Advances that are not paid when due shall accrue interest at the Revolving Interest Rate, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Applicable Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative

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action by any party), the Obligations shall bear interest at the applicable Contract Rate, plus three percent (3%) per annum (the “Default Rate”).
1.2.Early Termination Fee. If Lenders’ funding obligations in respect of the Revolving Commitments terminate prior to the Maturity Date for any reason (whether by voluntary termination by the Credit Parties, termination (automatically or by Agent and Lenders) following the occurrence of an Event of Default or otherwise), the Credit Parties shall pay to Agent, for the benefit of all Lenders, a fee as compensation for the costs of such Lenders, equal to an amount determined by multiplying the Maximum Revolving Advance Amount by the following applicable percentage: (i) two and one half percent (2.5%) if such termination occurs during the year following the Closing Date, (ii) one and one half percent (1.5%) if such termination occurs during the second year following the Closing Date, or (iii) one half percent (0.5%) if such termination occurs after the second year following the Closing Date~~; provided, however, if the Australian Joinder is not completed within~~ ninety (90) days following the Closing Date and Credit Parties have otherwise acted in good faith to complete such joinder and no Event of Default has occurred and is continuing, then the Credit Parties shall instead pay to Agent, for the benefit of all Lenders, a fee as compensation for the costs of such Lenders, equal to an amount determined by multiplying the Maximum Revolving Advance Amount by the following applicable percentage: (i) one percent (1.00%) if such termination occurs during the year following the Closing Date, (ii) three quarters of one percent (0.75%) if such termination occurs during the second year following the Closing Date, or (iii) one half percent (0.5%) if such termination occurs after the second year following the ~~Closing Date.~~ The foregoing fee shall be the “Early Termination Fee.”
1.3.Fee Letter. The Credit Parties shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.
1.4.Collateral Evaluation Fee . Subject to the limitations set forth in Section 4.7, all of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to Section 4.7 hereof shall be paid for when due, in full and without deduction, off-set or counterclaim by the Credit Parties.
1.5.Computation of Interest and Fees.
(a)Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.
(b)For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate,

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multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time; (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
1.6.Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by the Credit Parties; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to the Credit Parties and the provisions hereof shall be deemed amended to provide for such permissible rate.
1.7.Increased Cost. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:
(a)subject Agent or any Lender to any Tax with respect to this Agreement, or change the basis of taxation of payments to Agent or such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent or such Lender);
(b)impose, modify or deem applicable any reserve, special deposit, assessment, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c)impose on Agent or any Lender any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender or participation therein;
and the result of any of the foregoing is to increase the cost to Agent or any Lender of making or maintaining its Advances hereunder by an amount that Agent or a Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or a Lender deems to be material, then, in any case the Credit Parties shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case

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may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower Agent, and such certification shall be conclusive absent manifest error.
Notwithstanding the foregoing, the Credit Parties shall not be required to compensate any Agent or Lender, as the case may be, pursuant to this Section 3.7 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Agent or Lender, as the case may be, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
1.8.[Reserved].
1.9.Capital Adequacy.
(a)In the event that Agent or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, the Credit Party shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.
(b)A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrower Agent shall be conclusive absent manifest error. Notwithstanding the foregoing, the Credit Parties shall not be required to compensate any Agent or Lender, as the case may be, pursuant to this Section 3.9 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Agent or Lender, as the case may be, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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1.10.Taxes.
(a)Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if Loan Parties shall be required by Applicable Law to deduct or withhold any Taxes from such payments, then (i) in the case of Indemnified Taxes, the sum payable by Loan Parties shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions applicable to additional sums payable under this Section) Agent, Lender or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made, (ii) the Credit Parties shall make such deductions or withholdings for Taxes, and (iii) the Credit Parties shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law.
(b)Without limiting the provisions of Section 3.10(a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.
(c)Each Credit Party shall indemnify Agent, each Lender, and any Participant, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, such Lender, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant ~~Governmental~~Government Body. A certificate as to the amount of such payment or liability delivered to Credit Parties by any Lender or Participant (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Body, the Credit Parties shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(e)Any Recipient that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Credit Party is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document (other than a UK Loan Party in respect of withholding Tax imposed by the United Kingdom, which are subject to the provisions of paragraphs (h) to (n) below) shall deliver to Credit Parties (as applicable) (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Credit Parties (as applicable) or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify

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the Credit Parties (as applicable) in writing of its legal inability to do so. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any Tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by the Credit Parties, or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Credit Parties, or Agent as will enable the Credit Parties, or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Credit Party is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to the Credit Parties and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Credit Parties or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable: two (2) duly completed valid originals of IRS Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(i)two (2) duly completed valid originals of IRS Form W-8ECI,
(ii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Credit Parties within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN-E,
(iii)any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Credit Parties to determine the withholding or deduction required to be made, or
(iv)to the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.
(f)If a payment made to a Lender, Participant, or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender,
Participant, or Agent shall deliver to the Agent (in the case of a Lender or Participant) and the Credit Parties (A)

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a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or any Credit Party sufficient for Agent and the Credit Parties to comply with their obligations under FATCA and to determine that such Lender, Participant, or Agent has complied with such applicable reporting requirements.
(g)If Agent, a Lender or a Participant determines, in its sole discretion, that it has received a refund of (or credit other than against Indemnified Taxes for) any Indemnified Taxes as to which it has been indemnified by the Credit Parties or with respect to which the Credit Parties have paid additional amounts pursuant to this Section, it shall pay to the Credit Parties an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section with respect to the Indemnified Taxes giving rise to such refund or credit); net of all out-of-pocket expenses of the Agent, such Lender or Participant, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund or credit), provided that the relevant Credit Parties, upon the request of Agent, such Lender or Participant, agree to repay the amount paid over to the Credit Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to Agent, such Lender, or Participant in the event Agent, such Lender or Participant is required to repay such refund or credit to such Governmental Body. This Section shall not be construed to require Agent, any Lender or Participant to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Credit Parties or any other Person.
(h)The Borrower Agent shall, promptly upon becoming aware that a UK Loan Party must make a Tax Deduction for Taxes imposed by the United Kingdom (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender with respect to UK Taxes. If the Agent receives such notification from a Lender it shall notify the Borrower Agent.
(i)Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate, without liability to any Loan Party, in the documentation which it executes on becoming a party to this Agreement as a Lender, which of the following categories it falls in: in respect of a UK Loan Party, (i) not a UK Qualifying Lender, (ii) a UK Qualifying Lender (other than a UK Treaty Lender) or (iii) a UK Treaty Lender.
If such a Lender fails to indicate its status in accordance with this Section 3.10(i), then that Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender with respect to the relevant Loan Party until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower Agent). For the avoidance of doubt, the documentation which a Lender executes on becoming a party to this Agreement as a Lender shall not be invalidated by any failure of that Lender to comply with this Section 3.10(i).
(j)

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(i)Subject to Section 3.10(j)(ii) below, a UK Treaty Lender and each UK Loan Party which makes a payment to which that UK Treaty Lender is entitled, shall cooperate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without a Tax Deduction for UK Taxes.
(ii)
(A)A UK Treaty Lender which becomes a party to this Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Annex I (Commitments and Commitment Percentages); and
(B)a UK Treaty Lender which becomes a party to this Agreement after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a party to this Agreement as a Lender, and, having done so, that UK Treaty Lender shall be under no obligation pursuant to Section 3.10(j)(i) above.
(k)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.10(j)(ii) above and (i) a UK Loan Party making a payment to that Lender has not made a UK Loan Party DTTP Filing in respect of that Lender; or
(ii) a UK Loan Party making a payment to that Lender has made a UK Loan Party DTTP Filing in respect of that Lender but (A) that UK Loan Party DTTP Filing has been rejected by HM Revenue & Customs or (B) HM Revenue & Customs has not given the UK Loan Party authority to make payments to that Lender without a Tax Deduction for UK Taxes within 60 days of the date of the UK Loan Party DTTP Filing; or (C) HM Revenue & Customs has given the UK Loan Party authority to make payments to that Lender without a Tax Deduction for UK Taxes but such authority has subsequently been revoked or expired, and in each case the UK Loan Party has notified that Lender in writing, that Lender and the UK Loan Party shall cooperate in completing any additional procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without a Tax Deduction for UK Taxes.
(l)If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 3.10(j)(ii) above, no UK Loan Party shall make a UK Loan Party DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any Advance unless the Lender otherwise agrees.
(m)A UK Loan Party shall, promptly on making a UK Loan Party DTTP Filing, deliver a copy of that UK Loan Party DTTP Filing to the Agent for delivery to the relevant Lender.

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(n)A UK Non-Bank Lender shall promptly notify the Borrower Agent and the Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(o)Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement or any Other Document, in accordance with Applicable Law.
1.11.Replacement of Lender. If any Lender (an “Affected Lender”) (a) makes demand upon the Credit Parties for (or if the Credit Parties are otherwise required to pay) amounts pursuant to Section 3.7, 3.9, or 3.10 hereof, or (b) denies any consent requested by the Agent pursuant to Section 16.2(b) hereof, the Credit Parties may, at their sole expense and effort, by notice in writing to the Agent and such Affected Lender, require such Affected Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.3 hereof), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.7 or 3.9) and obligations under this Agreement and the related Other Documents to a replacement Lender that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the Other Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Credit Parties (in the case of all other amounts);
(ii)in the case of any such assignment resulting from a claim for compensation under Section 3.7 or 3.9, such assignment will result in a reduction in such compensation or payments thereafter;
(iii)such assignment does not conflict with Applicable Law; and
(iv)in the case of any assignment resulting from a Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
IV.COLLATERAL: GENERAL TERMS
1.1.Security Interest in the Collateral. Each Loan Party (other than a UK Loan Party and Targus Asia) that is a party hereto hereby grants, pledges and assigns a continuing security interest in the Collateral to Agent, on behalf of itself and each other Lender, to secure the prompt payment in full and performance when due of all Obligations. Each Loan Party (other than a UK Loan Party and Targus Asia) that is a party hereto represents, warrants and covenants to the Lender that:
(a) the security interest granted by it herein is and shall at all times continue to be a perfected, first priority Lien on and security interest in the Collateral (subject only to

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Permitted Liens); (b) it has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Other Documents, free and clear of any and all Liens or claims of others, other than Permitted Liens; and (c) no effective security agreement, mortgage, deed of trust, financing statement (as that term is defined in the Uniform Commercial Code, the PPSA, or the Australian PPSA, as applicable), or other security or Lien instrument covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens. If any Loan Party (other than a UK Loan Party and Targus Asia) that is a party hereto shall acquire a commercial tort claim (as that term is defined in the Uniform Commercial Code), such Loan Party shall promptly notify Agent in a writing signed by such Loan Party of the details thereof (which shall be accompanied by an updated Schedule 5.6(c)) and grant to Agent, on behalf of itself and Lenders, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent. The security interest of Agent in the Canadian Collateral will also be evidenced by the Canadian Security Agreements. The security interest of the Agent in the Dutch Collateral will also be evidenced by the Dutch Security Agreements. The security interest of Agent in the Australian Collateral will also be evidenced by the Australian Security Documents. Notwithstanding any termination of this Agreement, Agent’s Lien on the Collateral shall continue until all Obligations are Paid in Full. At such time as the Obligations have been Paid in Full and the Lender shall have received a release of all claims from the Loan Parties, Agent shall promptly, at the Credit Parties’ sole cost and expense, release its Liens on the Collateral. In connection therewith, Agent shall file, or authorize the Credit Parties to file, a UCC-3 termination statement or similar terminating instrument with respect to such Collateral. Each Loan Party and the Agent hereby acknowledge that (i) value has been given, (ii) such Loan Party has (or in the case of any after-acquired property will have at the time of acquisition) rights in the Collateral in which it has granted a security interest, (iii) this Agreement, each Australian Security Document and each Canadian Security Agreement constitutes a security agreement as that term is defined in the PPSA or the Australian PPSA, as applicable, and (iv) the security interest attaches upon the earliest of the execution of this Agreement and any Canadian Security Agreements or Australian Security Documents (or in the case of any after-acquired property, at the time of acquisition thereof).
1.2.Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Liens, (ii) obtaining Lien Waiver Agreements, lockbox arrangements, customs and freight agreements, and other custodial arrangements satisfactory to Agent in accordance with the terms of this Agreement (provided that no Australian Loan Party shall be required to obtain
Lien Waiver Agreements), (iii) delivering to Agent, endorsed or accompanied by such

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instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral as expressly provided under the corresponding Foreign Security Agreement, and
(iv) executing and delivering financing statements, financing change statements, Control Agreements; (but subject to Section 4.8 herein), instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code, the PPSA or other Applicable Law, as applicable. By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation or amendment statements, or financing change statements pursuant to the Uniform Commercial Code, the PPSA or other Applicable Law, as applicable, in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets”, “all present and after acquired personal property”, and/or “all personal property” of any Loan Party). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the applicable Borrower’s Account as an Advance and added to the Obligations, or, at Agent’s option, shall be paid by Loan Parties to Agent for its benefit and for the ratable benefit of Lender immediately upon demand.
1.3.Preservation of Collateral. Following the occurrence and continuation of a Default or an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may, at the Agent’s sole risk, use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Loan Parties’ owned or leased property. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to a Loan Account of Agent’s choosing as an Advance which shall bear interest at the Applicable Base Rate and shall be added to the Obligations.
1.4.Ownership and Location of Collateral.

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(a)With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Liens, the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects;
(iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iv) each Credit Party’s equipment and Inventory (other than in-transit Inventory) shall be located as set forth on Schedule 4.4(b)(i) and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and equipment to the extent permitted in Section 7.4 hereof.
(b)(i) There is no location at which any Loan Party has any Inventory (except for in-transit Inventory) or other Collateral (except for Equipment in transit or out for repair) other than those locations listed on Schedule 4.4(b)(i); (ii) Schedule 4.4(b)(i) hereto contains a correct and complete list, as of the Closing Date, of the legal names (including any French form of name) and addresses of each warehouse at which Inventory of any Loan Party is stored; none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.4(b)(ii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party, (B) the chief executive office, principal place of business, domicile (as determined under the Civil Code of Québec) to the extent applicable, registered office and Collateral locations of each Loan Party; and (C) the location, by state, province or territory, as applicable, and street address, of all Real Property owned or leased by each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords; and (iv) as of the Closing Date, no Loan Party other than the Canadian Loan Party owns or maintains any Collateral in Canada, including without limitation any real property, equipment, fixtures, Inventory (including without limitation Inventory
(x) leased or rented by a Customer (y) in-transit within Canada from one location of a Canadian Loan Party to another location of a Canadian Loan Party or (z) in-transit within Canada from a location of a Canadian Loan Party, one of its Affiliates to another location of a Canadian Loan Party or one of its Affiliates) and other goods, deposit accounts or investment property.
1.5.Defense of Agent’s and Lender’ Interests. Until (a) Payment in Full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.4 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Liens, any part of the Collateral. Each Loan Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations made in accordance with this Agreement, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained,

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including: labels, stationery, documents, instruments and advertising materials. If an Event of Default occurs and is continuing, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code, the PPSA or other Applicable Law. If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.
1.6.Inspection of Premises and Receivables Audits. From time to time and upon reasonable notice to Borrowers, the Agent and each Lender shall have full access during normal business hours to and the right to conduct receivables audits and audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business; provided, that, Agent agrees to make a good faith effort to limit such examinations, collateral analysis or business analysis (“Examinations”) to no more than two (2) times per Fiscal Year (it being understood that Agent reserves the right to conduct additional Examinations during a Fiscal Year if Agent determines, in its good faith credit judgment and discretion, such Examination is necessary or desirable to protect its or the Lenders’ interest); provided that the initial post-closing Examination shall not be counted toward such cap. There shall be no limits on the number of Examinations conducted while an Event of Default exists and such Examinations may be conducted in Agent’s sole and absolute discretion during the continuance of an Event of Default. The Loan Parties shall be responsible for reimbursing Agent for the reasonable costs and expenses of any such Examinations conducted hereunder.
1.7.Appraisals. Following the Closing Date, Agent may engage the services of an independent appraisal firm satisfactory to Agent, for the purpose of appraising the then current values of the Credit Parties’ assets. Agent agrees to make a good faith effort to limit such appraisals to no more than two (2) times per Fiscal Year with respect to Inventory (it being understood that Agent reserves the right to conduct additional appraisals during a Fiscal Year if Agent determines, in its good faith credit judgment and discretion, such appraisal is necessary or desirable to protect its or the Lenders’ interest); provided that the initial post-closing appraisal shall not be counted toward such cap. There shall be no limits on the number of appraisals conducted while an Event of Default exists and such appraisals may be conducted in Agent’s sole and absolute discretion during the continuance of an Event of Default. The Loan Parties shall be responsible for reimbursing Agent for the

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reasonable costs and expenses of any such appraisal conducted hereunder. In the event the value of the Credit Parties’ Inventory, as so determined pursuant to such appraisal, is less than anticipated by Agent or Lenders and subject to Section 16.2(e) hereof, such that an Overadvance has occurred, then, promptly upon Agent’s demand for same, the Credit Parties shall repay the then outstanding Advances so as to eliminate the Overadvance.
1.8.Receivables; Deposit Accounts and Securities Accounts.
(a)Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Credit Party, or work, labor or services theretofore rendered by a Credit Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Credit Party’s standard terms of sale without dispute, setoff or counterclaim.
(b)In respect of Eligible Receivables and Eligible Purchased Receivables in the Formula Amount only, each Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable is created, is Solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Loan Party who are not Solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
(c)Each Loan Party’s chief executive office, principal place of business, domicile (as determined under the Civil Code of Québec) to the extent applicable, registered office and collateral locations are located as set forth on Schedule 4.4(b). Until written notice is given to Agent by Credit Party Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such chief executive office.
(d)Credit Parties shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) (and any associated lockboxes) contemplated by Section 4.8(h). Notwithstanding the foregoing, to the extent any Loan Party directly receives any remittances upon Receivables in violation of the foregoing, such Loan Party shall, at such Loan Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one
(1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, to the deposit account designated by Agent. Each Loan Party shall deposit in the deposit accounts designated by Agent or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

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(e)Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, Collateral to any third party holding or otherwise having an interest in such Collateral. Agent shall have the right to take possession of any other Collateral following the occurrence and continuation of an Event of Default. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to a Loan Account of Agent’s choosing as an Advance bearing interest at the Applicable Base Rate and such amount shall be added to the Obligations.
(f)Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power at any time: (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Loan Party’s name on all financing statements, financing change statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (E) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Agent for Loan Parties or at any other business premises of Agent; (F) following the occurrence and during the continuance of an Event of Default, to demand payment of the Receivables; (G) following the occurrence and during the continuance of an Event of Default to enforce payment of the Receivables by legal proceedings or otherwise; (H) following the occurrence and during the continuance of an Event of Default to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (I) following the occurrence and during the continuance of an Event of Default to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (J) following the occurrence and during the continuance of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables; (K) following the occurrence and during the continuance of an Event of Default, to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy, insolvency or similar document against any Customer; (L) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (M) to accept the return of goods represented by any of the Receivables; (N) following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate; and (O) following the occurrence and during the continuance of an Event of Default, to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

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(g)Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, other than in connection with Agent’s or Lender’s willful misconduct or gross negligence.
(h)All proceeds of Collateral shall be deposited by Loan Parties into (i) the Payment Account designated by Agent from time to time, (ii) a lockbox account, dominion account or such other “blocked” deposit account (“Blocked Accounts”) at banks designated by Agent (each such bank, a “Blocked Account Bank”) that are subject to Control Agreements or (iii) into bank accounts otherwise acceptable to the Agent. On the Closing Date, each applicable Loan Party, Agent and each Blocked Account Bank shall enter into Control Agreements for each Blocked Account and shall direct such Blocked Account Bank to transfer all deposits on a daily basis to Agent, either to an account maintained by Agent at said Blocked Account Bank or by wire transfer to the Payment Account All funds deposited in such Blocked Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Lenders and all other holders of the Obligations, and such Control Agreement shall cause each Blocked Account Bank to waive any offset rights against the funds so deposited therein (other than customary indemnity obligations in favor of the Blocked Account Bank). Notwithstanding the foregoing, all operating accounts of the Loan Parties located in the United State or Canada shall be subject to a springing Control Agreement reasonably satisfactory to Agent that provides Agent with the ability to obtain “control” (for purposes of Article 8 and 9 of the Uniform Commercial Code or an equivalent concept under any other Applicable Law) over such operating account upon the issuance of a notice from Agent; provided, that, prior to the issuance of any such notice by Agent, the Loan Parties shall retain the right to direct the disposition of funds in such operating accounts. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Agent shall apply all funds received by it from the Blocked Accounts to the satisfaction of the Obligations in such order as Agent shall determine in its discretion (provided, that, Receivable collections will be applied and administered in accordance with Section 2.8(b)). Without limiting the foregoing, each Credit Party shall notify all Customers and take other necessary or appropriate means to ensure that all of its Receivables are paid in an Acceptable Currency to a Blocked Account in accordance with this Section 4.8(h) (or such other account as otherwise directed by Agent), which shall then be swept daily to an account designated by Agent to be applied to the Obligations in accordance with Section 2.8(b). Following the occurrence and during the continuation of an Event of Default, Agent shall have the right without notice to any Credit Party, to notify any or all Customers of the assignment to Agent and to direct such Customers to make payment of all amounts due or to become due to a Credit Party directly to Agent.
(i)At any time following the occurrence and during the continuance of an Event of Default, no Loan Party will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments,

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returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.
(j)All deposit accounts (including all Blocked Accounts), securities accounts and investment accounts of each Loan Party as of the ~~Closing~~First Amendment Effective Date are set forth on Schedule 6.12. Each deposit account, securities account and investment account of a Loan Party (other than any Australian Deposit Account) shall be subject to a deposit account control agreement or Control Agreement, as applicable, in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code or, other than with respect to deposit accounts, the STA or equivalent concepts under Applicable Law) over such account. Without limiting the foregoing, no Loan Party shall open any new deposit account, securities account or investment account unless (i) Loan Parties shall have given at least thirty (30) days prior written notice to Agent and Agent has consented in writing, and (ii) (A) if such Loan Party’s account is to be maintained with a bank, depository institution or securities intermediary that is not the Agent and is not an Australian Deposit Account, such bank, depository institution or securities intermediary, each applicable Loan Party and Agent shall first have entered into a deposit account control agreement or Control Agreement, as applicable, in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code or, other than with respect to deposit accounts, the STA, or equivalent concepts under Applicable Law), if applicable, over such account or (B) if such account is a Canadian deposit account for the purpose of cash management in Canada, such Loan Party shall first have entered into a blocked account control agreement with such account bank, the applicable Loan Party and Agent, in form and substance satisfactory to Agent. No Loan Party shall, without the prior written consent of the Agent, make any changes to any securities control agreement to the extent that such change would result in a change in the “securities intermediary’s jurisdiction” (as referred to in the investment property applicable law provisions in the PPSA) from the jurisdiction specified therein.
(k)The Loan Parties hereto hereby acknowledge, confirm and agree that the implementation of the cash management arrangements contemplated herein is a contractual right provided to the Agent and the Lenders hereunder in order for the Agent to manage and monitor their collateral position and not a proceeding for enforcement or recovery of a claim, or pursuant to, or an enforcement of, any of the Security Documents or remedies whatsoever, the cash management arrangements contemplated herein are critical to the structure of the lending arrangements contemplated herein, the Agent and the Lenders are relying on the Loan Parties’ acknowledgement, confirmation and agreement with respect to such cash management arrangements in making accommodations of credit available to them and in particular that any accommodations of credit are being provided by the Lenders are strictly on the basis of a formula amount calculation to fully support and collateralize any such accommodations of credit hereunder.
1.9.Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, as amended.

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1.10.Maintenance of Equipment. All equipment owned by the Loan Parties shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved. No Loan Party shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation.
1.11.Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.
1.12.Financing Statements. Except with respect to the financing statements filed by Agent, financing statements described on Schedule 7.1, and financing statements filed in connection with Permitted Liens, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.
V.REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.
The Loan Parties, jointly and severally, represent and warrant to each of the Lenders as of the Closing Date, after giving effect to the Transactions, that:
1.1.Existence and Power. Each of the Loan Parties and each of their respective Subsidiaries is a corporation or limited liability company duly organized, incorporated, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of its jurisdiction of organization or incorporation and is duly qualified to do business in each additional jurisdiction necessary or advisable for the conduct of its business, except for such failures to so qualify in such additional jurisdictions as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of their Subsidiaries have all requisite organizational power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted.
1.2.Authority. The execution, delivery and performance by each Loan Party of this Agreement, and the Other Documents to which it is a party, and, the borrowing and receipt of Advances (and in the case of the Sellers, the selling of Receivables) in accordance with the terms hereof and thereof, are within its

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organizational powers and have been duly authorized by all necessary organizational action on the part of its board of directors, board of managers or similar governing body, if required, and its stockholders, shareholders, members or partners, if required, and its supervisory board, as the case may be and with respect to any Dutch Loan Party including any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden).
1.3.Binding Effect. Each of this Agreement and the Other Documents has been duly executed and delivered by each Loan Party which is a party thereto, and the Note has been validly issued to the Agent in accordance with the terms hereof and thereof. Each of this Agreement and the Other Documents is the legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, restructuring, moratorium, or other laws relative to or affecting the enforcement of Lenders’ rights generally in effect from time to time and by general principles of equity (regardless of whether considered in a proceeding at law or equity).
1.4.Equity Interests.
(a)As of the Closing Date, the authorized and issued amount of each class of Equity Interests of each Loan Party will be as set forth on Schedule 5.4. Except as set forth on Schedule 5.4, as of the Closing Date, all of the issued and outstanding Equity Interests of each Loan Party will be validly issued, fully paid and non-assessable (to the extent applicable to such Equity Interests) and not subject to any pre-emptive rights (other than pre-emptive rights pursuant to Applicable Law, as the case may be) and owned of record and beneficially by the Persons listed on Schedule 5.4 free and clear of all Liens other than Liens arising under this Agreement or the Other Documents or in respect of the shares in Targus Australia, Liens permitted under Section 7.3(n) . Except as set forth on Schedule 5.4, as of the Closing Date, none of the Loan Parties has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.
(b)As of the Closing Date, except as set forth on Schedule 5.4, none of the Loan Parties owns any Equity Interests of, or have any direct or indirect equity interest in, any other Person.
(c)Except as set forth on Schedule 5.4, on the Closing Date, none of the Loan Parties nor any of their Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase, acquire or retire (i) any of its Equity Interests, (ii) any securities convertible into or exchangeable for any of its Equity Interests, or (iii) any options, warrants or other rights to subscribe for, purchase or acquire any of its Equity Interests.
1.5.Business Operations and Other Information; Financial Condition. 86
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(a)The pro forma balance sheet of Loan Parties on a consolidated basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the Transactions contemplated under this Agreement and is accurate, complete and correct in all material respects and fairly reflects the financial condition of Loan Parties on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrower Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.
(b)The twelve-month cash flow and balance sheet projections of Loan Parties on a consolidated basis (the “Projections”), receipt of which is acknowledged by Agent, were prepared in good faith by a Responsible Officer of Borrower Agent based on underlying assumptions believed to be reasonable at the time delivered. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements.”
(c)Other than as disclosed in Schedule 5.5, during the period from December 31, 2024, to and including the date hereof, none of the Loan Parties has, in one or more transactions (whether or not related), disposed of any material part of their business or Property and since December 31, 2024, no event has had, or would reasonably be expected to have, a Material Adverse Effect, and no event which would have constituted a Default or Event of Default has occurred and is continuing.
1.6.Litigation; No Violation of Governmental Orders or Laws.
(a)There are no actions, suits or proceedings pending, or, to the knowledge of the Loan Parties, threatened in writing against or affecting the Loan Parties or any of their respective Properties or rights (i) which seeks to enjoin or restrain any of the Transactions contemplated herein, (ii) that purport to affect or pertain to this Agreement or any Other Document or any of the transactions contemplated hereby or thereby, or (iii) which, if adversely determined, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(b)None of Loan Parties is, nor will be as a result of the execution, delivery and performance of this Agreement and the Other Documents and the consummation of the Transactions, in default under or in violation of any statute or Order, which default or violation, individually or in the aggregate together with all other such defaults and violations, has had or reasonably would be expected to have a Material Adverse Effect.
1.7.No Conflicts with Agreements, Compliance, Etc. Neither the execution and delivery by any Loan Party of this Agreement or the Other Documents, nor the requesting and receipt of the Advances or the selling of Receivables nor the fulfillment of or compliance by any Loan Party with the respective terms, conditions and provisions hereof or thereof, nor the consummation of the Transactions, will conflict with, or result in a breach or violation of the terms, conditions or provisions

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of, or constitute a default under, or result in the creation of any Lien (except pursuant to the Other Documents) on any Properties or assets of Loan Parties pursuant to, (i) its Organizational Documents, (ii) any contract, agreement, mortgage, indenture, lease or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective assets are subject, or (iii) any statute or Order to which any of them or any of their respective assets are subject.
1.8.Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, including, without limitation, any consent, approval, authorization, declaration or filing or the expiration of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 or the Competition Act (Canada), is required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any of the Other Documents, or the performance by any Loan Party of its obligations hereunder or thereunder, or as a condition to the legality, validity, enforceability or performance of this Agreement or any Other Documents, or the consummation of the Transactions, except for such consents, approvals, authorizations, declarations, registrations or filings as are listed on Schedule 5.8, all of which have been completed and/or obtained or will be so on or prior to the Closing Date (or in the case of registrations and filings with the SEC or the securities regulators of any state, province or territory of the United States or Canada, as applicable, such later date as the same are required to be obtained) or, in the case of registrations and filings in respect of perfecting Collateral, will be completed or obtained within the applicable time periods.
1.9.Outstanding Indebtedness; Existing Investments.
(a)Schedule 5.9(a) sets forth a correct and complete list of (i) all Material Indebtedness of Loan Parties on the Closing Date, (ii) the Affiliate Debt, and (iii) all intercompany Indebtedness among the Loan Parties, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the respective Loan Party and any other entity which directly or indirectly guarantees such debt and all Liens securing such Indebtedness. As of the Closing Date, after giving effect to the Transactions, there exists or will exist no breach or default under the terms and provisions of any instrument, agreement or contract pertaining to any such Indebtedness of Loan Parties or their respective Subsidiaries and no event or condition which, with due notice or lapse of time or both, would constitute such a breach or default.
(b)Schedule 5.9(b) sets forth a correct and complete list of all Investments held by the Loan Parties and their respective Subsidiaries as of the Closing Date after giving effect to the Transactions.
1.10.Title to Properties; Equipment and Other Property.

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(a)Schedule 5.10 sets forth as of the Closing Date a true and complete list of all Real Property owned, leased, operated or possessed by Loan Parties or any of their respective Subsidiaries (which list (i) specifies whether such Real Property is owned or leased, (ii) accurately identifies the relevant Loan Party or Subsidiary that is the owner or lessee thereof, and (iii) constitutes all of the Real Property used by Loan Parties or any of their respective Subsidiaries in the conduct of their business as of the Closing Date), together with a true and complete list of all Real Property Leases to which Loan Parties or any of their respective Subsidiaries is a party, identifying the parties to each such lease and the Real Property to which it relates. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Loan Parties or any of their respective Subsidiaries has good title and a valid possessory interest in and to all of its Real Property and assets located thereon and good and valid leasehold title and a valid possessory interest in and to all Real Property and assets located thereon leased or licensed from others, free and clear of any Liens except Permitted Liens.
(b)All Real Property Leases set forth on (or required to be set forth on) Section
5.10 are legal, valid and binding obligations of the applicable Loan Party or Subsidiary thereto, enforceable against such Loan Party or Subsidiary in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, restructuring, moratorium or all other laws relative to or affecting the enforcement of creditor’s rights generally in effect from time to time and by general principles of equity (regardless of whether considered in a proceeding at law or in equity). To the knowledge of each Loan Party, each Real Property Lease set forth on (or required to be set forth on) Section 5.10 is the legal, valid and binding obligation of each other Person which is a party thereto. Each Real Property Lease set forth on (or required to be set forth on) Section 5.10 is validly subsisting and in full force and effect. No Loan Party nor any of their respective Subsidiaries is in material breach or violation of the terms of any such Real Property Lease, and no Loan Party knows of any material breach or violation of any of such Real Property Leases by any other party thereto.
(c)The material fixtures, material equipment and other material tangible personal Property of each Loan Party and each of its Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and are free and clear of any known defects except such defects as do not materially interfere with the continued use thereof in the conduct of normal operations of the Loan Parties and their respective Subsidiaries; and such fixtures, equipment and other tangible personal Property of each Loan Party and each of its Subsidiaries is free and clear of any Liens except Permitted Liens.
1.11.Taxes. Each Loan Party, each of its Subsidiaries and each Person which was responsible for filing returns on behalf of any consolidated group of which such Loan Party or Subsidiary is a member for federal income tax purposes immediately before giving effect to the Transactions (“Filing Person”), has filed all federal Tax Returns, all state, provincial, territorial, local and foreign income Tax Returns and all other material state, provincial, territorial, local and foreign Tax Returns required to have been filed by or on behalf of any such Persons, all such Tax Returns are true, correct and complete in all material respects and all material taxes (whether or not shown on any Tax Return) have been duly and timely paid or caused

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to be duly and timely paid except for Taxes the liability for which is being diligently contested in good faith and the Loan Party or Subsidiary, as applicable, has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No tax liens have been filed against a Loan Party or any of its Subsidiaries, other than Permitted Liens, and no material claims are being asserted in writing with respect to any such Taxes as of the date hereof. All of the tax liabilities of each Loan Party and each of its Subsidiaries are adequately provided for on its books and financial statements in accordance with GAAP. No Loan Party nor any of their respective Subsidiaries is a party to any tax sharing or similar agreement or obligation.
1.12.Disclosure. All factual information (taken as a whole) furnished by or on behalf of a Loan Party or any of its Subsidiaries in writing to the Agent or any Lender (including, without limitation, all information contained in the Other Documents, but excluding projections, estimates, general market or industry data) for purposes of or in connection with this Agreement, the Other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of a Loan Party or any of its Subsidiaries in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not fail to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. Notwithstanding the foregoing, any projections provided in connection with this Agreement, the Other Documents or any transactions contemplated herein or therein, were prepared in good faith based on underlying assumptions believed to be reasonable at the time delivered, it being understood that such projections are inherently uncertain, are not a guarantee of financial performance, may vary from actual results, and that such variances may be material.
1.13.[Reserved].
1.14.Labor Matters. Except as set forth on Schedule 5.14, during the five years prior to the Closing Date, there has been no material strikes, work stoppages, slowdowns or other labor disputes or grievances involving a Loan Party or any of its Subsidiaries or any of their respective employees, nor is any such action, dispute or grievance currently pending or, to the knowledge of any Loan Party, threatened against a Loan Party or any of its Subsidiaries. Except as set forth on Schedule 5.14, no Loan Party nor any of their respective Subsidiaries is a party (or negotiating) to any collective bargaining agreement and no Loan Party has any knowledge of any pending or threatened effort to organize any of their employees. There are currently no material pending retaliatory or wrongful discharge claims or federal, state, provincial, territorial or local employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against a Loan Party or any of its Subsidiaries or any of their respective employees, nor to the knowledge

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of any Loan Party are any such charges or complaints threatened against a Loan Party or any of its Subsidiaries or any of their respective employees. Each Loan Party and each of its Subsidiaries is in material compliance with all applicable federal, state, provincial, territorial, local and foreign statutes and Orders relating to labor or employment, including, without limitation, any provisions thereof relating to wages, hours worked, workers compensation, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity, unemployment insurance, and wrongful or retaliatory termination of employment.
1.15.Environmental Matters. Except as set forth on Schedule 5.15:
(a)each Loan Party and each of its Subsidiaries and their respective businesses, operations and Real Property are and in the last five years have been in material compliance with, and no Loan Party nor any of their respective Subsidiaries has received written notice of any material liability under, Environmental Law;
(b)each Loan Party and each of its Subsidiaries have obtained all material Environmental Permits required for the conduct of their businesses and operations as currently conducted, and the ownership, operation and use of their assets, under Environmental Law and all such Environmental Permits are valid and in full force and effect;
(c)there has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property presently or formerly owned, leased or operated by a Loan Party or any of its Subsidiaries or any predecessors in interest that is reasonably expected to result in a Material Adverse Effect;
(d)there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened against a Loan Party or any of its Subsidiaries, which, if adversely determined, is reasonably expected to result in a Material Adverse Effect; and
(e)no Lien has been recorded or, to the knowledge of the Loan Parties, threatened under any Environmental Law with respect to any Real Property or assets of a Loan Party or any of its Subsidiaries.
1.16.Margin Regulations. No Loan Party owns or intends to acquire any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207). No part of the proceeds from Advances will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Loan Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). No Loan Party or any agent acting on its behalf has taken or will take any action which would reasonably be expected to cause this Agreement or the Other

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Documents to violate Regulation U, Regulation X, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now. As used in this Section 5.16, the term “purpose of buying or carrying” has the meaning assigned thereto in the aforesaid Regulation U.
1.17.Pension and Benefit Plans.
(a)Each Pension Plan has been established, maintained, operated, administered and funded in material compliance with, and otherwise complies in all material respects with, its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other Applicable Laws and regulations, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.
(c)UK Pensions: (1) Neither the Parent nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pensions Schemes Act 1993); and (2) neither the Parent nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such employer.
(d)There are no actions, suits or claims pending against or involving a Pension Plan or Foreign Plan (other than routine claims for benefits) or, to the knowledge of any Loan Party, threatened, which would reasonably be expected to be asserted successfully against any Pension Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.
(e)Except as would not reasonably be expected to have a Material Adverse Effect, (i) no Loan Party nor any of their respective Subsidiaries nor any of their respective ERISA Affiliates has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Pension Plan subject to Section 4064(a) of ERISA to which it made contributions or (ii) no Loan Party nor any of their respective Subsidiaries nor any of their respective ERISA Affiliates has any liability under Section 4069 of ERISA.
(f)Except as would not reasonably be expected to have a Material Adverse Effect, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, (ii) the Fair Market Value of the assets of each funded Foreign

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Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
(g)As of the date hereof, no Canadian Pension Plan or Canadian Multi-Employer Plan is a Specified Canadian Pension Plan.
(h)The Canadian Pension Plans are duly registered under the Pension Benefits Act (Ontario), Pension Benefits Act (Saskatchewan), the ITA or any other Applicable Laws which require registration (to the extent applicable), have been administered by the Canadian Loan Parties in all material respects in accordance with the Pension Benefits Act (Ontario), Pension Benefits Act (Saskatchewan) and the ITA and such other Applicable Laws (to the extent applicable) and, to the knowledge of the Canadian Loan Parties, no event has occurred which could cause the loss of such registered status;
(i)All obligations of the Canadian Loan Parties (including fiduciary, funding, investment and administration obligations) required to be performed pursuant to the terms and conditions of the Canadian Pension Plans have been performed in accordance with such terms and conditions in all material respects; and
(j)All contributions required to be made by the Canadian Loan Parties to the Canadian Pension Plans have been made in accordance with the terms of such plans and all Applicable Laws in all material respects.
1.18.Security Interest in Collateral.
(a)The provisions of this Agreement and the Other Documents create legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to all the Collateral in favor of the Agent, for the benefit of (or in the case of the UK Security Documents and the HK Security Documents, on trust for) the Agent and the Lenders in accordance with their terms, and upon the making of the filings, recordings and other similar actions specified in the Other Documents, such Liens shall constitute perfected and continuing Liens on, and security interests in, the Collateral, securing the Obligations, enforceable against the applicable Loan Party, and having priority over all other Liens on the Collateral except for (i) Permitted Liens to the extent any such Liens would have priority over the Liens in favor of the Agent pursuant to any Applicable Law or agreement, and (ii) Liens perfected only by possession (including but not limited to possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral.
(b)Each Other Document delivered pursuant to Sections 6.7, 6.8 and 8.1, will, upon execution and delivery thereof, be effective in accordance with their terms, to create in favor

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of the Agent, for the benefit of (or, in the case of the UK Security Documents and the HK Security Documents, on trust for) the Agent and the Lenders, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under Applicable Law and (ii) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent required by any Other Document), such Liens will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Permitted Liens.
(c)Each UK Security Document will, when entered into, create in favor of the Agent, for the benefit of and on trust for the Lenders (to the extent legally possible and subject to any Requirements of Law), a legal, valid and enforceable security interest in the Collateral secured thereby, except as may be limited by applicable bankruptcy, insolvency, reorganization, administration, moratorium or other similar laws affecting the enforcement of creditors' rights generally in any jurisdiction and by general principles of equity. The Liens created or expressed to be created in favor of the Agent pursuant to the UK Security Documents have first ranking priority. Upon the filing at Companies House in accordance with the UK Companies Act 2006, and payment of associated fees, which will be made and paid promptly after the date of execution of the UK Security Documents, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens.
(d)Each HK Security Document will, when entered into, create in favor of the Agent, for the benefit of and on trust for the Lenders (to the extent legally possible and subject to any Requirements of Law), a legal, valid and enforceable security interest in the Collateral secured thereby, except as may be limited by applicable bankruptcy, insolvency, reorganization, administration, moratorium or other similar laws affecting the enforcement of creditors' rights generally in any jurisdiction and by general principles of equity. The Liens created or expressed to be created in favor of the Agent pursuant to the HK Security Documents have first ranking priority. Upon registration of the applicable HK Security Documents with the Hong Kong Companies Registry in accordance with the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) and filing of the Hong Kong Share Charge at Companies House in accordance with the UK Companies Act 2006, and payment of associated fees, which will be made and paid promptly after the date of execution of the HK Security Documents, no further registrations or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens.
1.19.Insurance. Schedule 5.19 sets forth a true and complete list and brief description of all policies of workers compensation, general liability, product liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Loan Parties or any of their respective Subsidiaries on the Closing Date after giving effect to the Transactions, true and complete copies of which policies have been previously delivered or made available to the Lenders. The Loan Parties and their respective Subsidiaries maintain

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insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies engaged in the same or similar businesses, operating in the same or similar locations, including cyber insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any Properties owned, occupied or controlled by them. Such policies are in full force and effect on the Closing Date, and no Loan Party nor any of their respective Subsidiaries has received notice of cancellation with respect to any such policy. All premiums payable with respect to such policies have been paid through the Closing Date.
1.20.Possession of Franchises, Licenses, Etc. Each Loan Party and each of its Subsidiaries possess all franchises, certificates, licenses, permits, registrations, security clearances, designations, approvals and other authorizations from Governmental Bodies that are necessary for the ownership, maintenance and operation of its Properties and assets, and for the conduct of its business as now conducted and none of Loan Parties or any of their respective Subsidiaries is in material violation of any thereof.
1.21.Intellectual Property.
(a)Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted and presently contemplated to be conducted in the future. All Intellectual Property owned by a Loan Party is described on Schedule 5.21. No Loan Party uses any Intellectual Property owned by any of its Affiliates (other than a Loan Party) except pursuant to a written agreement as set forth on Schedule 5.21.
(b)To the knowledge of the Loan Parties, the use by a Loan Party or any of its Subsidiaries of Intellectual Property, including the operation, marketing, licensing, sale or distribution of products and services, and the general conduct and operations of the business of the Loan Parties and their Subsidiaries, does not violate, infringe, misappropriate or misuse any Intellectual Property rights of any Person, including any right of privacy or publicity, and is not libelous, slanderous or defamatory.
(c)There are no interferences, cancellation proceedings, oppositions, or other contested proceedings pending or threatened in writing, in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or any Governmental Body relating to any Intellectual Property owned by a Loan Party or any of its Subsidiaries. No Loan Party nor any of their respective Subsidiaries has received any written notice of any claim, or a written threat of any claim, or offer to license, from any third party, and no third party claims are pending, (i) challenging the right of a Loan Party or any of its Subsidiaries to use any Intellectual Property or indicating that the failure to take a license would result in such a claim, (ii) alleging any violation, infringement, misuse or misappropriation by a Loan Party or any Subsidiary of Intellectual Property owned by any third party, or (iii) asserting any opposition, interference, invalidity, termination, abandonment, unenforceability, cancellation or other

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infirmity of any Intellectual Property owned by a Loan Party or any Subsidiary. To the knowledge of the Loan Parties, there are no facts or circumstances that, either alone or taken together with other facts and circumstances, would reasonably be expected to provide valid basis for any such claims.
(d)No Loan Party nor any their respective Subsidiaries have made or intend to make any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of a Loan Party or any their respective Subsidiaries) of their rights to, or in connection with, any Intellectual Property which they own. To the knowledge of the Loan Parties, there are no facts or circumstances that, either alone or taken together with other facts and circumstances, would reasonably be expected to provide valid basis for any such claims and no Person is currently violating, infringing, misusing or misappropriating any Intellectual Property of a Loan Party or any of its Subsidiaries.
(e)No Loan Party nor any of their respective Subsidiaries nor, to the knowledge of the Loan Parties, any other Person is in material breach or has otherwise materially violated the provisions of any material License Agreement or other agreements concerning Intellectual Property to which a Loan Party or any of its Subsidiaries is a party or a beneficiary under. Except as set forth on Schedule 5.21(e), the Loan Parties are not a party to any License Agreement that requires a Loan Party to pay royalties to a Licensor
(f)The consummation of the Transactions will not alter, encumber, impair or extinguish any Intellectual Property right of a Loan Party or any of its Subsidiaries or impair the right of a Loan Party or any of its Subsidiaries to develop, use, sell, license or dispose of, or to bring any action for the infringement or misappropriation of, any Intellectual Property right of any Loan Party or any of its Subsidiaries. Other than as set forth on Schedule 5.21(f), the consummation of the Transactions will not result in the termination of, or otherwise require the consent, approval or other authorization of any party to, any License Agreement or other agreement under which a Loan Party or any of its Subsidiaries has received or granted a license to use Intellectual Property.
1.22.Use of Proceeds. The proceeds from the Advances on the Closing Date will be used by the Credit Parties solely for the purposes described in Section 2.12.
1.23.Foreign Assets Control Regulations.
(a)No Loan Party nor any of their respective Subsidiaries nor, to the knowledge of the Loan Parties, any of their respective Affiliates is, or will be after consummation of the Transactions and application of the proceeds of the Advances, by reason of being a “national” of a “designated foreign country” or a “specially designated national” within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof.

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(b)No (i) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement: (A) is a Sanctioned Person; or (B) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Country, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (ii) Collateral is embargoed Property.
1.24.Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.
1.25.UK Bribery Act. Each Loan Party is in compliance with the UK Bribery Act 2010 (to the extent required under such legislation) and all anti-bribery and anti-bribery and anti-corruption laws of those jurisdictions in which they do business.
1.26.Status under Certain Laws. No Loan Party nor any of their respective Subsidiaries is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940, as amended.
1.27.Ranking of Obligations. The Indebtedness represented by this Agreement and the Other Documents and the other Obligations under the applicable Other Documents of each Loan Party is intended to constitute senior secured Indebtedness, and accordingly is, and shall be, at all times while the Obligations remain outstanding, (i) senior in right of payment to, or pari passu with, all Indebtedness of such Loan Party, and (ii) senior in right of payment to all other Indebtedness of such Loan Party, which, under the terms of the documents pursuant to or in connection with which such Indebtedness was created or incurred, is subordinated in right of payment to some or all of the other Indebtedness of such Loan Party, as the case may be.
1.28.Solvency. Immediately after giving effect to the Transactions to occur on the Closing Date and immediately following the borrowing of the Advances and after giving effect to the application of the proceeds thereof, the Loan Parties, taken as a whole, are Solvent.
1.29.RICO. No Loan Party nor any of their respective Subsidiaries is engaged in or has engaged in any course of conduct that would reasonably be expected to subject any of their respective Properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, common law, equity principles or other similar laws.
1.30.No Burdensome Restrictions.

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(a)No Loan Party nor any of its Subsidiaries is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Loan Party nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Lien.
(b)Except for such restrictions existing by reason of this Agreement and the Other Documents or the B. Riley Securities Debt (but subject to the Australian Priority Deed and the B. Riley Subordination Agreement), there does not exist any encumbrance or restriction on the ability of any Subsidiary of a Loan Party to (i) pay Dividends or other distributions to such Loan Party or pay any Indebtedness owed to such Loan Party, (ii) transfer or assign any of its Properties or grant a Lien on any of its Properties, or (iii) make loans or advances to a Loan Party or any Subsidiary of a Loan Party.
1.31.Broker’s or Finder’s Commissions; Financial Advisory Fees. Except for the fees identified on Schedule 5.31, no broker’s or finder’s fee or commission or financial advisory, investment banking or similar fee or commission will be payable by a Loan Party or any of their respective Subsidiaries with respect to its receipt of the Advances or the consummation of any of the other Transactions. Each Loan Party agrees to indemnify the Lenders and hold each of them harmless against any loss, cost, claim or liability actually incurred by the Lenders (including, without limitation, reasonable attorneys’ fees, legal fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.
1.32.Material Contracts and Other Agreements.
(a)Schedule 5.32(a) sets forth all Material Contracts of the Loan Parties and their respective Subsidiaries (including, without limitation, all Material Contracts arising from (i) customer agreements and (ii) distribution, marketing and supply agreements). All Material Contracts are in full force and effect and no material defaults currently exist thereunder.
(b)As of the Closing Date, except as set forth in Schedule 5.32(b), the Loan Parties are not a party to, or bound by, any agreement that (x) requires the payment of $1,000,000 or more in any year, and (y) which falls into one of the following categories: (i) employment agreements covering any officers or employees of a Loan Party (provided, that, collective bargaining agreements and labor agreements shall be set forth on Schedule 5.14), (ii) agreements for managerial, consulting or similar services, (iii) agreements with any of its equity holders, and
(iv) License Agreements or other lease or license agreements to which any Loan Party is a party, either as lessor or lessee, or as licensor or licensee (including, without limitation, leases for Real Property).
(c)Other than the Organizational Documents of each Loan Party and each of its respective Subsidiaries, as of the Closing Date, except as set forth in Schedule 5.32(c), no Loan

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Party nor any of its Subsidiaries is a party to any partnership agreement, joint venture agreement, or limited liability company agreement for which the Loan Party is a member or manager.
1.33.Fiscal Unity for Dutch Tax Purposes and COMI.
(a)Any fiscal unity (fiscale eenheid) for Dutch tax purposes in which a Loan Party is included, consists of Loan Parties only.
(b)Each Dutch Loan Party is resident for tax purposes in the Netherlands only, and does not have a permanent establishment or other taxable presence outside the Netherlands.
(c)For the purposes of the Insolvency Regulation, the centre of main interests of any Dutch Loan Party, is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.
VI.AFFIRMATIVE COVENANTS WITH RESPECT TO OBLIGATIONS.
Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:
1.1.Payment of Principal and Interest. The Loan Parties will duly and punctually pay the principal of and interest on the Obligations and will timely pay all other Obligations in accordance with the terms hereunder and the applicable Other Documents.
1.2.Payment of Obligations and Taxes. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its Property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, would reasonably be expected to give rise to a Lien other than a Permitted Lien upon such Properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax that is being contested in good faith by appropriate proceedings and the applicable Loan Party or applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested Tax and enforcement of a Lien other than a Permitted Lien.
1.3.Maintenance of Existence; Compliance.
(a)Each Loan Party shall, and shall cause each of its Subsidiaries to, do or shall cause to be done all things (i) necessary to preserve, renew and keep in full force and effect its legal existence except as otherwise expressly permitted under Section 7.4(a) and (ii) necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, License Agreements and other licenses, permits, franchises, authorizations, and Intellectual Property material to the

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conduct of its business. Each Loan Party shall, and shall cause each of its Subsidiaries to, (A) maintain and operate such business in substantially the manner in which it is presently conducted,
(B) comply in all material respects with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and legally enforceable decrees and orders of any Governmental Body, whether now in effect or hereafter enacted, (C) pay and perform its obligations under all Other Documents, and (D) pay and perform its obligations under all agreements, contracts or instruments to which it is a party except, in the case of this clause (D), where the failure to pay or perform, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section 6.3(a) shall prevent (x) sales of assets, consolidations, amalgamations or mergers by or involving any Loan Party or any of its Subsidiaries in accordance with this Agreement; or (y) the withdrawal by any Loan Party or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (z) the abandonment by any Loan Party or any of its Subsidiaries of any rights (including Intellectual Property rights), franchises, licenses (including the License Agreements), or leases that such Person reasonably determines are no longer economically practicable to maintain or are not useful to its business.
(b)Each Loan Party shall maintain its current corporate form and shall not convert to any other form of organization (or may make any tax election) without the prior written consent of the Agent.
(c)Without limiting clause (a) above, each Loan Party shall ensure, and cause each of its Subsidiaries to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party or any of its Subsidiaries is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b),
(c)or (d) or Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders. Without limiting clause (a) above, each Loan Party shall comply, and cause each of its Subsidiaries to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.
1.4.Maintenance of Property; Insurance.
(a)Each Loan Party shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to at all times maintain and preserve all Property material to the conduct of its business and keep all such Property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 6.4(a) shall prevent
(i) sales of assets, consolidations, amalgamations or mergers by or involving any Loan Party or any of their Subsidiaries in accordance with this Agreement; (ii) the withdrawal by any Loan Party

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or any of their respective Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Loan Party or any of their Subsidiaries of any rights (including Intellectual Property rights), franchises, licenses (including License Agreements), or leases that such Person reasonably determines are no longer economically practicable to maintain or are not useful to its business.
(b)Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) keep its insurable Property adequately insured at all times by financially sound and reputable insurers,
(ii) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including cyber insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it, and (iii) maintain such other insurance as may be required by law, in each case of clauses (i) through (iii), such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent. Agent shall have received in form and substance satisfactory to Agent,
(a) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect and (b) insurance certificates issued by Credit Parties’ insurance broker containing such information regarding Credit Parties’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lender loss payee and/or mortgagee, as applicable.
(c)Each Borrower agrees to obtain credit insurance with respect to the Eligible Receivables and Eligible Purchased Receivables as required pursuant to the terms of this Agreement. Such credit insurance shall be at the expense of Borrowers. Any credit insurance obtained or maintained by the Credit Parties shall be with insurance companies satisfactory to Agent, contain coverage in such amounts reasonably satisfactory to Agent, and otherwise be on terms and conditions as Agent may reasonably require. Payments on such credit insurance received by Agent with respect to an Eligible Receivable or Eligible Purchased Receivable shall be applied to the Obligations in order and manner as determined by Agent. In the event that an Eligible Receivable or Eligible Purchased Receivable would be subject to a claim under such credit insurance, Credit Parties agree to fully cooperate with Agent’s reasonable requests in connection with each such claim (including, without limitation, providing to Agent and the insurance company reasonable documentation and supporting information with respect to the applicable Eligible Receivable or Eligible Purchased Receivable). Credit Parties agree and acknowledge that (i) Agent has the sole discretion in determining whether to file claims under such credit insurance and Credit Parties shall provide prompt written notice to Agent in the event that a receivable would be subject to a claim under such credit insurance, (ii) Agent is entitled to file claims under such credit insurance without notice to or the consent of Credit Parties, (iii) Credit Parties remain fully liable to Agent pursuant to the terms of this Agreement with respect to any Eligible Receivable or Eligible Purchased Receivable notwithstanding the existence of such credit insurance or any claim filed with respect thereto, and (iv) Agent shall have no liability to Credit Parties under any circumstances in the event that an insurance company rejects any claim filed under such credit insurance and (v) Agent has the sole discretion in determining whether the relevant Receivable

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shall be assigned to Agent on a non-recourse basis notwithstanding anything to the contrary contained herein. Without limiting the foregoing, with respect to filing claims with respect to credit insurance, Agent shall be entitled to (A) sell or assign Receivables of any Credit Party upon such terms, for such amounts and at such times as Agent deems advisable, (B) make and adjust any and all claims on behalf of any Credit Party under the credit insurance policies, and (C) sell, assign or otherwise convey all right, title and interest in and to any such Receivable to Agent or the insurance company as may be required by such insurance company in connection with the filing of a credit insurance claim therefor.
1.5.Books and Records. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.
1.6.Environmental Laws.
(a)Promptly after any officer of any Loan Party or any of its Subsidiaries obtains actual knowledge of any of the following, the Loan Party or its Subsidiaries will furnish, or will cause to be furnished, to the Lender written notice of (i) any pending or threatened in writing material Environmental Claim against any Loan Party or any of its Subsidiaries or any Real Property owned, leased or operated by any Loan Party or any of its Subsidiaries; (ii) any condition or occurrence on any Real Property owned, leased or operated by any Loan Party or any of its Subsidiaries that (x) results in material noncompliance by any Loan Party or any of its Subsidiaries with any applicable Environmental Law and (y) is reasonably anticipated to form the basis of a material Environmental Claim against any Loan Party or any of its Subsidiaries or any such Real Property; or (iii) the requirement under Environmental Law to undertake any material remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by a Loan Party or any of its Subsidiaries, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.
(b)Each Loan Party shall, shall cause each of its Subsidiaries to, and shall use commercially reasonable efforts to cause all lessees and other Persons occupying Real Property owned, leased or operated by any Loan Party or any of its Subsidiaries to, (i) comply in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property, (ii) obtain and renew all material Environmental Permits applicable to its operations and Real Property, and (iii) conduct any removal, remedial or corrective actions required under Environmental Laws; provided that no Loan Party shall be required to undertake any such removal, remedial or corrective actions to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
1.7.Further Assurances. From time to time, each Loan Party shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Agent and

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Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the Other Documents.
1.8.Future Guarantors; Additional Collateral; Further Assurances.
(a)Subject to Applicable Law, each Loan Party shall cause each of its Subsidiaries formed or acquired after the date of this Agreement (and in accordance with the terms of this Agreement), within ten (10) Business Days following such formation or acquisition, to become a Party to this Agreement as a Guarantor hereunder by executing a joinder to this Agreement and each of the Other Documents (and, if such Subsidiary is a Foreign Subsidiary (other than a Restricted Foreign Subsidiary), a Foreign Guaranty (if required) and Foreign Security Agreement) in form and substance reasonably satisfactory to the Agent. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under this Agreement and the Other Documents, and (ii) will grant first priority, perfected Liens to the Agent, for the benefit of (or, in the case of the UK Security Documents and the HK Security Documents, on trust for) the Agent and the Lenders, in the Collateral of such Loan Party pursuant to this Agreement and the Other Documents by executing a joinder hereto and thereto in accordance with the terms hereof and thereof.
(b)Each Loan Party will cause 100% of the issued and outstanding Equity Interests of the Credit Parties and each other direct and indirect Subsidiary of a Credit Party that is itself a Loan Party or that is organized in the same jurisdiction as another Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Other Documents to the extent provided therein.
(c)Each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to Agent and the Lenders such documents, agreements, legal opinions and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, financing change statements, and other documents and such other actions or deliveries of the type required by Article VIII), which may be required by Applicable Law or which the Agent or the Lenders may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the Other Documents and to ensure perfection and first priority status of the Liens created or intended to be created by the Other Documents, all at the expense of the Credit Parties. Notwithstanding anything to the contrary herein, the Agent may, in its reasonable discretion, determine that the provisions of this Section 6.8 shall not be applicable to the extent that with respect to any particular asset, the costs of obtaining a security interest therein is excessive in relation to the value afforded thereby.
(d)Notwithstanding anything to the contrary set forth herein, no assets of any Person joined hereto as a Credit Party shall be included in the Formula Amount until Agent has conducted a receivables audit or appraisal, as applicable, of such assets and the results of such receivables audit or appraisal are satisfactory to Agent.

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(e)Schedule 6.8(e) contains the name (including any French form of name) of each Restricted Foreign Subsidiary in existence as of the Closing Date. In no event shall a Subsidiary organized under the laws of, or with its principal place of business in, an Applicable Jurisdiction be considered a Restricted Foreign Subsidiary and, at all times, any such Subsidiary shall become a Loan Party pursuant to the terms of this Section 6.8.
(f)The Loan Parties shall comply with the Australian Joinder Requirements and cause ~~the Australian Loan Party~~Targus Australia to become a Guarantor in accordance with the terms of this Agreement and the Other Documents by the date that is ninety (90) days following the Closing Date (or such later date as may be agreed to by the Agent in its sole discretion).
(g)The Loan Parties shall cause each Restricted Subsidiary identified on Schedule 6.8(g) to become to become a Party to this Agreement as a Guarantor hereunder by executing a joinder to this Agreement and each of the Other Documents, a Foreign Guaranty and Foreign Security Agreement, in form and substance reasonably satisfactory to the Agent within the time period provided on Schedule 6.8(g). Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under this Agreement and the Other Documents, and (ii) will grant first priority, perfected Liens to the Agent, for the benefit of the Agent and the Lenders, in the Collateral of such Loan Party pursuant to this Agreement and the Other Documents by executing a joinder hereto and thereto in accordance with the terms hereof and thereof. The Loan Parties shall agree to amendments to this Agreement and the Other Documents to the extent requested by Agent to reflect the joinders required pursuant to this Section 6.8(g).
(h)Notwithstanding anything to the contrary set forth herein, no Person shall become a Foreign Subsidiary without Agent’s prior written consent.
1.9.Government Receivables. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Financial Administration Act (Canada), as amended (or any equivalent provincial or territorial legislation), the Uniform Commercial Code, the PPSA and all other applicable state, provincial, territorial or local statutes or ordinances with respect to any Eligible Receivable arising out of any contract between any Loan Party and the United States or Canada, any state, province, territory or any department, agency or instrumentality of any of them.
1.10.Sanctions    and    other    Anti-Terrorism    Laws;    Anti-Corruption; Additional Information.
(a)The Loan Parties covenant and agree that: (A) they shall immediately notify the Agent and each of the Lender in writing upon the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes embargoed Property, then, in addition to all other rights and remedies available to the Agent and each of the Lenders, upon request by the Agent or any of the Lenders, the Loan Parties shall provide substitute Collateral acceptable to the Agent that is not embargoed Property.

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(b)Each Covered Entity shall conduct their business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws.
(c)The Loan Parties agree to provide to Agent and the Lenders information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with Applicable Laws (including without limitation the USA PATRIOT Act, any Canadian Anti-Terrorism Law and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.
1.11.People with Significant Control Regime. Each of the UK Loan Parties shall comply (and the Parent shall ensure that each Subsidiary of the Parent will comply) in all material respects within the relevant timeframe, with any notice it receives pursuant to Part 21A of the UK Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Liens created or expressed to be created in favor of the Agent pursuant to the UK Security Documents and promptly provide the Agent with a copy of that notice.
1.12.UK Financial Assistance (UK Loan Parties). Each of the UK Loan Parties shall comply in all material respects with sections 678 and 679 of the UK Companies Act 2006 in relation to the execution of this Agreement and the Other Documents that it is a party to and the payment of amounts due under this Agreement and the Other Documents that it is a party to.
1.13.UK Pensions. Each of the UK Loan Parties shall:
(a)ensure that all pension schemes operated by or maintained for the benefit of any Subsidiary incorporated in England and Wales and/or any of their employees are fully funded to the extent required by Applicable Laws and that no action or omission is taken by any Subsidiary incorporated in England and Wales in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding up proceedings of any such pensions scheme or any Subsidiary in England and Wales ceasing to employ any member of such a pension scheme); and
(b)ensure that no UK Loan Party is an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the UK Pensions Act 2004) such an employer.
1.14.Canadian Pension Plans. No Loan Party or any of its Subsidiaries shall sponsor, maintain, contribute to, participate in or assume or incur any liability in respect of any Specified Canadian Pension Plan, or amalgamate or merge with any

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Person if such Person sponsors, maintains, contributes to, participates in or has any liability under any Specified Canadian Pension Plan.
1.15.Additional Canadian Collateral. In the event that any Loan Party other than Targus Canada acquires or maintains any assets or properties in Canada (or any province or territory therein) after the Closing Date, such Loan Party shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on such assets or properties or to enable Agent to protect, exercise or enforce its rights hereunder and in such assets or properties and shall otherwise comply with the provisions of Section 4.2 with respect to such assets and properties, including, but not limited to, (i) obtaining Lien Waiver Agreements to the extent required hereunder, and (ii) executing and delivering financing statements, financing change statements, hypothec, blocked account control agreements, control agreements, instruments of pledge, mortgages on fee owned Real Property, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the PPSA or other Applicable Law.
1.16.Tax Residency. No Dutch Loan Party may change its residence for Tax purposes, unless prior written consent of the Agent (acting on the instructions of the Lenders has been obtained).
1.17.Dutch Fiscal Unity and COMI. A fiscal unity (fiscale eenheid) for Dutch tax purposes, if any, shall consist of Dutch Loan Parties only.
1.18.Dutch CIT Fiscal Unity.
(a)If at any time, a Dutch CIT Loan Party is a member of a Dutch CIT Fiscal Unity and such fiscal unity is, in respect of that Dutch CIT Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Agent enforcing its rights under any Loan Document, the Dutch CIT Loan Party shall, at the request of the Agent and together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant taxing authority to allocate and surrender any tax losses (within the meaning of Article 20 of the Dutch CITA), any interest expenses available for carry forward (within the meaning of Article 15b(5) Dutch CITA) and/or Tax credit carry forward (within the meaning of Article 25a of the Dutch CITA) to the Dutch CIT Loan Party leaving the fiscal unity, in each case to the extent such tax losses, interest expenses and/or Tax credit carry forward are attributable (toerekenbaar) to that Dutch CIT Loan Party (within the meaning of Articles 15af, 15ahb and 15al of the Dutch CITA).
(b)Each Dutch Loan Party shall maintain its centre of main interest in the Netherlands for the purposes of the Insolvency Regulation.

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VII.NEGATIVE    AND    MAINTENANCE    COVENANTS    WITH    RESPECT    TO OBLIGATIONS.
No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement and shall not permit any of their respective Subsidiaries to, directly or indirectly:
1.1.Financial Covenants.
(a)Fixed Charge Coverage Ratio. At all times on or after the FCCR Conversion Date, permit the Fixed Charge Coverage Ratio for any Test Period to be less than 1.15 to 1.00, which shall be measured as of the last day of each month on a trailing twelve (12) month basis. Compliance with the foregoing shall be demonstrated in the monthly Compliance Certificate delivered to Agent and shall be supported by calculation details reasonably satisfactory to Agent.
(b)Minimum Adjusted Consolidated EBITDA. At all times prior to the FCCR Conversion Date, permit the Loan Parties’ Adjusted Consolidated EBITDA for any Test Period to be less than the amount set forth in the table below as of the last day of each month ~~on a trailing three (3) month basis.~~ Compliance with the foregoing shall be demonstrated in the monthly Compliance Certificate delivered to Agent and shall be supported by calculation details reasonably satisfactory to Agent.

Month Ending	Minimum Adjusted Consolidated Trailing ~~3 Month~~ EBITDA
August 2025	$(1,336,000)
September 2025	$(1,408,000)
October 2025	$(323,000)
November 2025	$(130,000)
December 2025	$(67,000)
January 2026	$212,000
February 2026	$424,000
March 2026	$619,000
April 2026	$506,000
May 2026	$422,000
June 2026	$~~339,000~~ (1,109,901.11)
July 2026	$~~344,000~~ (1,421,560.18)
August 2026	$~~348,000~~ (1,614,891.21)
September 2026	$~~353,000~~ (829,347.06)

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Month Ending	Minimum Adjusted Consolidated Trailing ~~3 Month~~ EBITDA
October 2026	$358,000 (1,034,544.74)
November 2026	$ 363,000 (1,028,790.49)
December 2026	$323,447.31
January 2027	$(203,248.00)
February 2027	$128,683.27
March 2027	$488,673.36
April 2027	$450,696.03
May 2027	$430,525.93
June 2027	$861,127.60
July 2027	$2,051,234.39
August 2027	$2,193,503.73
September 2027	$2,509,172.16

(c)Minimum Excess Availability. At any time prior to the Excess Availability Satisfaction Date, as of the date of any Advance, permit Excess Availability, after giving effect to such Advance, to be less than $5,000,000. Compliance with the foregoing shall be demonstrated in the Borrowing Base Certificate submitted at the time of such Advance and shall be supported by calculation details reasonably satisfactory to Agent.
(d)Equity Cure; Additional Issuance. In the event the Loan Parties fail to comply with the foregoing Fixed Charge Coverage Ratio or Adjusted Consolidated EBITDA covenants, until the third (3rd) day after delivery of the applicable Compliance Certificate, Parent shall have the right to issue additional Equity Interests (to the extent not constituting Disqualified Equity Interests) for cash or otherwise receive cash contributions from its equity holders, and, in each case, to contribute any such cash to the capital of the Borrowers, and apply the amount of the proceeds thereof to increase Consolidated EBITDA with respect to such applicable month (the "Cure Right"); provided that (a) no later than ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such month hereunder, such proceeds are actually received in a Blocked Account subject to Control Agreement that will sweep such funds to satisfy the Obligations, (b) such proceeds are not less than a minimum amount of
$1,000,000 and otherwise do not exceed the aggregate amount necessary to cure (by addition to Consolidated EBITDA) (the "Cure Amount") such Event of Default under Section 7.1, for the applicable Test Period, (c) the Cure Right may not be exercised in consecutive months, (d) the Cure Right shall not be exercised (X) more than three (3) times during the period from the date hereof to the one-year anniversary of the date hereof, and (Y) more than five (5) times in the 108
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aggregate from the date hereof to the Maturity Date, (e) except as set forth in subsection (d), in each period of twelve months, there shall be no more than one (1) month during which the Cure Right is exercised, and (f) such proceeds shall be applied to prepay the Obligations as determined by FGI (without a corresponding reduction in Revolving Commitments). If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma effect to any repayment of Obligations in connection therewith), the Loan Parties are in compliance with the Fixed Charge Coverage Ratio or the Minimum Adjusted Consolidated EBITDA covenant in Section 7.1(a) or Section 7.1(b), as applicable, the Loan Parties shall be deemed to have satisfied the requirements of such section as of the relevant date of determination for the applicable Test Period with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 7.1 that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this section may not be relied on for purposes of determining compliance with any other provision in this Agreement (or the Other Documents) or calculating any financial ratios other than as applicable to Section 7.1 and shall not result in any adjustment to any amounts other than the amount of Consolidated EBITDA referred to in the immediately preceding sentence.
(e)Transaction Costs Addback. Notwithstanding anything to the contrary in the EBITDA Worksheet annexed to the form of Compliance Certificate or elsewhere in this Agreement, Transaction Costs shall be permitted to be added back to Unadjusted Consolidated EBITDA in calculating Adjusted Consolidated EBITDA through and including June 30, 2026.
1.2.Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:
(a)The Obligations;
(b)any guaranty of Indebtedness of a type described in this Section 7.2; provided, that, in no event shall a Domestic Loan Party guaranty the Indebtedness of a Foreign Subsidiary without Agent’s prior consent;
(c)Indebtedness outstanding on the Closing Date and listed on Schedule 7.2 (provided, that, (i) the amount of any such Indebtedness shall not be permitted to be increased on or following the Closing Date other than as a result of any interest thereon accruing in kind, and
(ii) any Subordinated Debt set forth on such Schedule 7.2 remains subject to the applicable Subordination Agreement);
(d)accounts payable and accrued liabilities of the Loan Parties incurred in the Ordinary Course of Business, including, without limitation, operating leases;
(e)intercompany Indebtedness among the Loan Parties to the extent permitted by Section 7.6(d);
(f)Indebtedness in respect of (i) workers’ compensation claims or obligations in respect of health, disability or other employee benefits, (ii) property, casualty or liability insurance or self-insurance obligations, (iii) completion, bid, performance bonds, surety appeal or

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similar bonds and completion guarantees provided by a Loan Party, (iv) taxes, assessments or other government charges not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (v) bankers’ acceptances and other similar obligations not constituting Indebtedness for borrowed money, or (vi) customary cash management services or in connection with any automated clearinghouse transfer of funds, in each of the foregoing cases to the extent incurred in the Ordinary Course of Business;
(g)Indebtedness of the Loan Parties in respect of Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount not to exceed $500,000 at any one time outstanding;
(h)Subordinated Debt to the extent expressly consented to in writing by Agent and the Required Lenders;
(i)the B. Riley Securities Debt existing as of the Closing Date and set forth on Schedule 7.2; provided that such Indebtedness is subject to a Subordination Agreement;
(j)Indebtedness consisting of letters of credit in an aggregate principal amount outstanding at any time not in excess of $250,000, which Indebtedness may be secured by cash collateral of the Loan Parties delivered to the issuer of such letters of credit (and by no other assets of a Loan Party);
(k)Bonding arrangements constituting Indebtedness in an aggregate principal amount outstanding at any time not in excess of $1,000,000; and
(l)other unsecured Indebtedness of the Borrowers in an aggregate principal amount outstanding at any time not in excess of $250,000; provided, that, in no event shall any Indebtedness of the Loan Parties to any vendor or accounts payable (due to vendors) financing exist at any time.
1.3.Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (the “Permitted Liens”):
(a)Liens arising under this Agreement and the Other Documents;
(b)[Reserved];
(c)inchoate Liens for Taxes, assessments or other governmental charges or levies not yet due and payable or delinquent and Liens for Taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien;

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(d)Liens in respect of Property of any Loan Party or Subsidiary imposed or arising by law, which were incurred in the Ordinary Course of Business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the Ordinary Course of Business, provided that should any of the foregoing Liens not otherwise constitute inchoate Liens incurred in the Ordinary Course of Business, such Liens shall be permitted only to the extent that such Liens (i) secure obligations which are not yet due or delinquent, (ii) do not in the aggregate materially detract from the value of the Property of the Loan Parties and its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Loan Parties and their Subsidiaries, taken as a whole, and (iii) if applicable, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien;
(e)Liens in existence on the Closing Date and set forth on Schedule 7.3; provided that (x) the aggregate principal amount of the Indebtedness or other obligations, if any, secured by such Liens shall not increase other than as a result of any interest thereon accruing in kind; and (y) such Liens do not encumber any Property other than the Property subject thereto on the Closing Date;
(f)easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Loan Parties and their Subsidiaries at such Real Property;
(g)Liens arising out of judgments or awards not resulting in an Event of Default, or in respect of which a Loan Party or its Subsidiary (as applicable) shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings, or other surety bond related to any such judgment;
(h)Liens (other than any Lien imposed by ERISA, Canadian Pension Plans, Canadian Multi-Employer Plans or similar Applicable Law) (i) imposed by law or deposits made in connection therewith in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) incurred in the Ordinary Course of Business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the Ordinary Course of Business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof, such Liens are for amounts

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not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien, (y) to the extent such Liens are not imposed by law, such Liens shall not encumber any Property other than cash and Cash Equivalents, and (z) the aggregate principal amount of all performance or similar bonds outstanding at any time pursuant to clause (ii) shall not exceed $250,000 in the aggregate;
(i)[Reserved];
(j)Liens on assets of the Loan Parties or their Subsidiaries arising pursuant to Purchase Money Obligations or Capital Lease Obligations permitted under Section 7.2(g); provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the Property being acquired or leased at the time of the incurrence of such Indebtedness, (ii) any such Liens attach only to the Property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other Property of any Loan Party or any of their Subsidiaries, and (iii) such Liens secure amounts not greater than the amount of Indebtedness permitted under Section 7.2(g);
(k)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party or any of their Subsidiaries, in each case granted in the Ordinary Course of Business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(l)the filing of financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; and
(m)Liens against cash collateral of the Loan Parties or their Subsidiaries securing Indebtedness arising under letters of credit to the extent permitted pursuant to Section 7.2(i), provided, such Lien shall only attach to the cash collateral posted in respect of such letters of credit;
(n)Liens securing the B. Riley Securities Debt existing as of the Closing Date and set forth in detail on Schedule 7.3 to the extent such Liens remain, at all times, subject to the
B. Riley Subordination Agreement~~;~~ and the Australian Priority Deed;
(o)other Liens incurred (other than on Receivables or Inventory) in the Ordinary Course of Business by the Loan Parties with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $250,000 at any time outstanding; and

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(p)Liens which constitute a "security interest" for the purposes of sub-sections 12(3)(b) or (c) only of the Australian PPSA which do not, in substance, secure payment or performance of an obligation.
1.4.Mergers; Amalgamations; Consolidations; Asset Sales.
(a)Wind up, liquidate or dissolve its affairs, be a party to any merger, amalgamation or consolidation, or sell or otherwise transfer all or substantially all of its Property or assets in any single or series of transactions (or agree to do any of the foregoing at any future time), except for, (i) a merger, amalgamation or consolidation of (w) any Subsidiary of a Borrower into a Borrower; provided that such Borrower is the surviving entity, (x) any Foreign Subsidiary into another Foreign Subsidiary; provided that if either such Foreign Subsidiary is a Guarantor, such Guarantor shall be the surviving entity, (y) any Guarantor (other than Parent or Holdings) and a Borrower so long as the Borrower is the surviving entity, and (z) any Guarantor and another Guarantor so long as in any consolidation or merger involving Parent or Holdings, Parent or Holdings, as applicable, is the surviving entity and (ii) any winding up, liquidation or dissolution of a Subsidiary of a Borrower so long as, all assets and Property of such Subsidiary are distributed to a Domestic Loan Party (except that, the assets of a Foreign Subsidiary may be distributed to another Foreign Subsidiary; provided that if such Foreign Subsidiary is a Loan Party (or required to become a Loan Party pursuant to Section 6.8(f)), such assets are distributed to a Loan Party); provided further, that, Borrower Agent shall provide Agent with not less than thirty (30) days’ prior written notice of any events contemplated under (i) and (ii)). Notwithstanding the forgoing, if a Canadian Loan Party is party to such merger, amalgamation, consolidation or reorganization, the continuing, amalgamated or surviving corporation, (x) shall be an entity organized or existing under the federal, provincial or territorial laws of Canada, (y) shall expressly assume and confirm all the obligations of the Canadian Loan Party under this Agreement and the Other Documents to which the Canadian Loan Party is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to Agent, and (z) shall have delivered to the Agent an officer’s certificate and an opinion of counsel, each stating that such merger, amalgamation or consolidation and such supplement to this Agreement or any Other Document does not affect the enforceability of this Agreement, the Guaranty and the Other Documents and the perfection of the Liens under the Other Documents;
(b)Sell, transfer, dispose of, convey or lease any of its Property, assets or equity interests, or sell or assign with or without recourse any Receivables, except to the Agent pursuant to this Agreement and the Other Documents and for:
(i)sales of Inventory in the Ordinary Course of Business and not pursuant to any bulk sales;
(ii)sales, transfers and dispositions of Property (excluding any Receivables, Inventory, Intellectual Property, or Equity Interests of a Loan Party) in the Ordinary Course of Business to third parties (A) for a purchase price of at least Fair Market
Value so long as (x) at least 75% of such purchase price is paid in cash, and (y) the Fair Market Value of all

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assets sold or otherwise disposed of in any Fiscal Year of the Borrowers does not exceed $250,000 or (B) that have become damaged, obsolete or no longer useful in the Loan Parties’ business;
(iii)the use of cash or Cash Equivalents in a manner not prohibited by this Agreement and Other Documents;
(iv)the making of Investments permitted pursuant to Section 7.6;
(v)the collection or compromise of past due Receivables or the settlement of delinquent Receivables or in connection with the bankruptcy or reorganization of Customers, not to exceed $100,000 in aggregate per calendar year;
(vi)non-exclusive licenses, sublicenses, operating leases or subleases granted by a Loan Party to any third party so long as such arrangement is on an arm’s length basis and in the Ordinary Course of Business;
(vii)dispositions resulting directly from any Event of Loss;
(viii)the lapse or abandonment of Intellectual Property that is, in the reasonable good faith judgment of a Loan Party, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries,
(ix)a merger, amalgamation or consolidation permitted by Section
7.4(a), and
(x)the sale or transfer of Property from any Foreign Subsidiary to a
Domestic Loan Party.
Without limiting the foregoing and for the avoidance doubt, the Loan Parties are not permitted to (X) sell, transfer, dispose of, convey or lease any Inventory except pursuant to Section 7.4(b)(i), (Y) sell or assign with or without recourse any Receivables except pursuant to Section 7.4(b)(x), or (Z) compromise any Receivable except pursuant to Section 7.4(b)(v), in each case, without Agent’s prior written consent.
(c)Subject to Section 2.11(d), in the event any Loan Party or any of their respective Subsidiaries shall receive Net Proceeds from any Event of Loss of any Collateral, the Loan Parties shall apply an amount equal to 100% of such Net Proceeds to prepay the Obligations; provided, that, (i) the Loan Parties shall only be required to apply Net Proceeds from Events of Loss towards repayment of the Obligations to the extent Net Proceeds for all Events of Loss during a given Fiscal Year exceed $100,000, and (ii) repayments made by
Borrowers pursuant to this Section 7.4(c) shall not trigger a corresponding reduction in the Revolving Commitment Amount.
1.5.Dividends. Declare, pay or make any Dividend or distribution on any Equity Interests of any Loan Party (other than Dividends or distributions payable in its stock, or split-ups or reclassifications of its stock so long as no Change of

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Control results therefrom) or apply any of its funds, Property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party, except, that:
(a)a Loan Party (other than each of Parent and Holdings) may declare and pay Dividends to a Domestic Loan Party;
(b)the Borrowers may pay Permitted Tax Distributions;
(c)so long as the Payment Conditions are satisfied before and after giving effect to such Dividend, a Loan Party may pay cash Dividends to its equity holders in an amount not to exceed $2,000,000 on the aggregate in any 12-month period.
1.6.Investments, Loans and Advances. Make any Investments other than the following:
(a)the Loan Parties may consummate the Transactions in accordance with the provisions of this Agreement and the Other Documents;
(b)Investments outstanding on the Closing Date and identified on Schedule 7.6 (provided, that, the amount of any such Investments shall not be permitted to be increased on or following the Closing Date other than as a result of any interest thereon accruing in kind);
(c)the Borrowers and the other Loan Parties may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments for collection in the Ordinary Course of Business (to the extent permitted under this Agreement), or (iv) make lease, utility and other similar deposits in the Ordinary Course of Business;
(d)(i) the Borrowers may make intercompany loans to one another and (ii) the Foreign Subsidiary Guarantors may make non-recourse loans to the Borrowers, in each case, consistent with past practices. Any such intercompany loans shall include terms that subordinate payment of the indebtedness to the prior payment in full of all Obligations and, if requested by Agent, be evidenced by a promissory note on terms and conditions acceptable to Agent in its sole discretion, and which has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Party that is the obligee on such note.
(e)the Loan Parties may make loans and advances (including payroll, travel and entertainment related advances) in the Ordinary Course of Business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed
$100,000;

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(f)Investments by the Loan Parties in securities of trade creditors or customers in the Ordinary Course of Business and consistent with such Loan Party’s past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(g)The Credit Parties may establish Subsidiaries subject to compliance with Sections 6.8 and 7.17;
(h)so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, the Loan Parties may make Investments of cash and Cash Equivalents in any Restricted Foreign Subsidiary expressly identified on Schedule 7.6(h) hereto in amounts not to exceed the caps set forth on such Schedule 7.6(h) with respect to such Restricted Foreign Subsidiary; provided that, notwithstanding the foregoing, only such Investments as are made in the Ordinary Course of Business (consistent with the past practices of the Loan parties prior to the Closing Date) shall be permitted pursuant to this clause (h); and
(i)so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom, Investments made with cash or Cash Equivalents not to exceed $250,000 in the aggregate after the Closing Date.
1.7.Limitation on Modifications of Indebtedness; Modifications of Organizational Documents, etc. Unless otherwise consented to by Agent in its good faith discretion, the Loan Party’s shall not:
(a)amend or modify, or permit the amendment or modification of, any provision of Material Indebtedness or Subordinated Debt or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto in a manner adverse to Agent or Lenders or otherwise is prohibited pursuant to the terms of the Subordination Agreement (if applicable);
(b)amend, modify or change its Organizational Documents; and
(c)amend or modify, or permit the amendment or modification of, any provision of any documents evidencing, governing or otherwise related to Subordinated Debt except to the extent expressly permitted pursuant to the applicable Subordination Agreement.
1.8.Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Loan Parties permitted by Section 7.4(b), (ii) transactions with Affiliates disclosed to Agent on Schedule 7.8, which are in the Ordinary Course of Business, on an arm’s-length basis, and on terms and conditions satisfactory to Agent and no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, and which do not exceed $100,000 per Fiscal Year, (iii) the payment of Dividends to the extent permitted by Section 7.5, and (iv) transactions otherwise expressly permitted under this Article VII to be undertaken by

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and among the Loan Parties, on the one hand, and Affiliates thereof that are not Loan Parties hereunder. In no event shall any Loan Party commingle any of its assets (including any bank accounts, cash or Cash Equivalents) with the assets of any other Person who is not a Loan Party, including, without limitation, any Affiliate or Subsidiary of a Loan Party, unless such Subsidiary of such Loan Party is itself a Loan Party.
1.9.Sale and Leasebacks. Except as listed on Schedule 7.9 as of the Closing Date, enter, into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred without the written consent of Agent.
1.10.Fiscal Year. Change its Fiscal Year-end to a date other than the last day of December.
1.11.Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the Other Documents, ~~and~~ (b) any agreements governing or securing the B.Riley Securities Debt (so long as the B.Riley Securities Debt remains subordinated pursuant to the terms of the B. Riley Subordination Agreement) and (c) any agreements governing any Purchase Money Obligations or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).
1.12.Limitation on Certain Restrictions on Subsidiaries. Except for such restrictions existing by reason of this Agreement and the Other Documents or any agreement governing or securing the B.Riley Securities Debt (so long as the B.Riley Securities Debt remains subordinated pursuant to the terms of the B. Riley Subordination Agreement), directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of any Loan Party to (a) pay Dividends or other distributions to such Loan Party or pay any Indebtedness owed to such Loan Party, (b) transfer or assign any of its Properties or grant a Lien on any of its Properties, or (c) make loans or advances to a Loan Party or any Subsidiary of a Loan Party.
1.13.Payments in Respect of Certain Indebtedness. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance, purchase or acquisition, and whether of interest, principal or any other amounts) with respect to any Indebtedness (other than to Agent), except that the Loan Parties may make payments in respect of Subordinated Debt so long as such

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payments that are expressly permitted pursuant to the terms of the applicable Subordination Agreement.
1.14.Business. Engage in any line of business other than the same type conducted by the Loan Parties as of the Closing Date and described on Schedule 7.14 and reasonable extensions thereof.
1.15.Limitation on Accounting Changes. Make or permit, any change in accounting policies or reporting practices, without the consent of the Agent.
1.16.Limitation on Issuance of Equity Interests. With respect to the Loan Parties, issue any Equity Interests that (a) would cause a Change of Control or (b) constitute Disqualified Equity Interests.
1.17.Limitation on Subsidiaries. The Loan Parties shall not:
(a)have any Subsidiaries as of the Closing Date unless such Subsidiary (other than a Restricted Foreign Subsidiary) has become a Loan Party under this Agreement or the Other Documents;
(b)create or acquire any additional Subsidiaries after the Closing Date without the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed; provided, that, if such consent is provided, such Subsidiary shall immediately become a Loan Party and grant the Agent a first priority, perfected Lien on all of such Loan Party’s Property pursuant to this Agreement or Other Documents (other than a Restricted Foreign Subsidiary) in accordance with Section 6.8;
(c)directly or indirectly, permit create or otherwise cause or suffer to exist or become effective any Lien on the Property of a Subsidiary (other than Permitted Liens);
(d)unless otherwise consented to by Agent, designate or permit any of their Subsidiaries to (a) treat their limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of the Uniform Commercial Code or the STA, as applicable or (b) certificate their limited liability membership interests or partnership interests, as applicable;
(e)permit the total amount of cash and Cash Equivalents held by the Restricted Foreign Subsidiaries to exceed in the aggregate (x) for the period commencing on the Closing Date and ending on the date that is forty-five (45) days thereafter, $1,500,000, or (y) for the period commencing the date that is forty-six (46) days after Closing Date and at all times thereafter,
$750,000, plus, in the case of both clauses (x) and (y), any amounts that are statutorily required to be maintained at such Restricted Foreign Subsidiaries by Applicable Law; provided that the caps set forth in this Section 7.17(e) shall not apply to any Restricted Foreign Subsidiaries organized in the People’s Republic of China, India or South Africa;

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(f)permit any cash or Cash Equivalents to be Invested or otherwise transferred by any Loan Party to any non-Loan Party Subsidiary (including any Restricted Foreign Subsidiary) if an Event of Default has occurred and is continuing;
(g)permit any cash or Cash Equivalents to be Invested or otherwise transferred by any Loan Party to any non-Loan Party Subsidiary (including any Restricted Foreign Subsidiary) except to the extent expressly permitted pursuant to Section 7.6(h);
(h)permit any assets of any Loan Party (other than cash and Cash Equivalents) to be transferred by any Loan Party to any non-Loan Party Subsidiary (including any Restricted Foreign Subsidiary); provided that the Loan Parties and their Subsidiaries may transfer Inventory to Targus (Shanghai) Company Ltd. Shenzhen Branch, Targus Asia Pacific Limited (Taiwan Branch), and Targus India Private Limited solely to the extent that (i) such Inventory transfers are made in the Ordinary Course of Business (consistent with past practices) pursuant to arm’s length terms, (ii) no Event of Default has occurred and is continuing or would result from the making of such transfer, and (iii) the aggregate Fair Market Value of the Inventory transferred pursuant to this Section 7.17(h) does not exceed $150,000 in any calendar month; and
(i)permit any Restricted Foreign Subsidiary to commingle any of its assets (including any bank accounts, cash or Cash Equivalents) with the assets of a Borrower.
1.18.Inconsistent Agreements. Enter into any agreement, contract or instrument containing any provision which would be violated or breached by the receipt of the Advances, the granting of Liens hereunder, or by the performance by the Credit Parties or any other Loan Party of any of its Obligations hereunder or under any Other Document.
1.19.Limitation on Collateral Location. Store Collateral in excess of
$1,500,000 in the aggregate at any location not owned by a Loan Party (each a ‘Specified Location”) unless (i) with respect to any Specified Location specifically identified in the Post-Closing Letter (except as otherwise provide in clause (ii)), the owner or occupier of such Specified Location has executed a Lien Waiver Agreement in favor of Agent in accordance with the terms of the Post-Closing Letter within the time period specified therein with respect such Specified Location, (ii) Loan Parties have used commercially reasonable efforts to cause the owner or occupier of such location to execute a Lien Waiver Agreement in favor of Agent with respect to the Specified Locations in Hong Kong identified in the Post-Closing Letter within the time period specified therein, or (iii) with respect to all other Specified Locations located in an Eligible Inventory Jurisdiction, Loan Parties have used commercially reasonable efforts to cause the owner or occupier of such location to execute a Lien Waiver Agreement in favor of Agent by the date that is thirty (30) days following the date on which such location becomes a Specified Location located in an Eligible Inventory Jurisdiction; ~~provided that with respect to any Specified Location located in Australia, the Loan Parties shall use commercially reasonable efforts to deliver a Lien Waiver Agreement in favor Agent by the date on which the Australian Joinder~~

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~~is completed.~~  Nothing in this Section 7.19 shall be deemed to alter or otherwise modify clause (h) of the definition of Eligible Inventory.
1.20.Sanctions and other Anti-Terrorism Laws; and Anti-Corruption
Laws.
(a)Each Loan Party hereby covenants and agrees that until the last day of the Term, the Loan Parties and their Subsidiaries will not: (a) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanction Person or Sanctioned Country, including any use of the proceeds of the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctions Person or Sanctioned Country; (c) repay the Advances with embargoed Property or funds derived from any unlawful activity; (d) permit any Collateral to become embargoed Property; or (e) cause any Lender or Agent to violate any Anti-Terrorism Law.
(b)Each Loan Party hereby covenants and agrees that until the last day of the Term, the Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Advances or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
1.21.Permitted Activities of Parent, Holdings. Notwithstanding anything contained in this Agreement or the Other Documents to the contrary, neither Parent not Holdings shall (a) engage in any activities other than acting as a holding company and transactions incidental thereto, maintaining its corporate existence, and entering into and performing its obligations under the Other Documents, (b) hold any assets other than all of the issued and outstanding Equity Interests of the Credit Parties, (c) incur any liabilities other than under this Agreement and the Other Documents and obligations incurred in the Ordinary Course of Business related to its existence, including taxes, franchise or other entity existence taxes and fees payable to the State of Delaware,
(d)sell or otherwise transfer any of its assets, (e) permit or suffer to exist any Lien on any of its assets other than Permitted Liens, or (f) accept or receive any Collateral (other than distributions that are expressly permitted by Section 7.5).
1.22.Modifications of Certain Agreements. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any Other Document; (b) would reasonably be expected to be adverse to the rights, interests or privileges of Agent or the Lenders or their ability to enforce the same; or (c) would otherwise be reasonably expected to result in a Material Adverse Effect.
1.23.Restrictions on Inactive Subsidiaries. Loan Parties shall not permit any Inactive Subsidiary to (a) conduct any business operations, (b) have any assets (including any licenses or permits) or any liabilities (other than de minimis assets or liabilities), (c) own any capital stock of any Loan Party or any other Subsidiary of any Loan Party, or (d) operate any part

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of any Loan Party’s business. For the avoidance of doubt, Loan Parties shall not, and shall ensure that there Subsidiaries do not, make any Investment in or transfer any assets to any Inactive Subsidiary.
VIII.CONDITIONS PRECEDENT.
1.1.Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:
(a)Notes. Agent shall have received the Notes duly executed and delivered by a Responsible Officer of each Credit Party;
(b)Other Documents. Agent shall have received each of the executed Other Documents, as applicable, including, without limitation, (i) the Subordination Agreement, (ii) the Pledge Agreements (other than clause (c) of the definition thereof), and (iii) the Canadian Security Agreement, (iv) Lien Waiver Agreements for locations required under Section 7.19 and for any locations containing books and records (unless explicitly set out otherwise in any Security Agreement) and (v) payoff letters and accompanying lien termination documents (as required by and in accordance with the terms of the applicable payoff letters) with respect to all outstanding Indebtedness other than Indebtedness permitted under Section 7.2;
(c)Capital Structure and Projections. Agent shall be satisfied with the capital structure of Credit Parties and shall have received its financial statements and management projections, in form and substance satisfactory to Agent in its reasonable discretion;
(d)Outstanding Indebtedness. On the Closing Date and after giving effect to the consummation of the Transactions, the Loan Parties shall not have any outstanding Indebtedness other than Indebtedness permitted under Section 7.2;
(e)Closing and Solvency Certificate. Agent shall have received an omnibus certificate signed by a Responsible Officer of each of the Credit Parties dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) on such date no Default or Event of Default has occurred or is continuing or would result from the consummation of the Transactions; and (iii) after giving effect to the Transactions contemplated hereunder, Credit Parties and the other Loan Parties, on a consolidated basis, are Solvent;
(f)Borrowing Base Certificate. Agent shall have a duly executed and delivered Borrowing Base Certificate with amounts rolled forward as of the date that is 2 Business Days prior to the Closing Date, in form and substance reasonably satisfactory to Agent;
(g)Liquidity. After giving effect to the initial Advances and the payment of all fees and expenses owing in connection with the Transactions hereunder, Credit Parties shall have Liquidity of at least $11,500,000;

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(h)AR Audit and Inventory Appraisal. Agent shall have received an audit of Receivables and an inventory appraisal, in each case, conducted by third parties and with results acceptable to Agent;
(i)Control Agreements and Blocked Accounts. Loan Parties shall have established Blocked Accounts and Agent shall have received duly executed Control Agreements for such Blocked Accounts with financial institutions acceptable to Agent. Agent shall have received springing Control Agreements reasonably satisfactory to Agent in respect of all of Domestic Loan Parties’ deposit accounts that are not Blocked Accounts as well as Control Agreements in respect of any investment and/or securities accounts;
(j)No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;
(k)Filings, Registrations and Recordings. Other than in relation to any UK Loan Party and/or any UK Security Document and/or any HK Security Document, each document (including any Uniform Commercial Code financing statement ~~or,~~ PPSA financing statement or Australian PPSA financing statement) required by this Agreement or Other Document, or any related agreement or under Applicable Law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a first priority perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;
(l)Authorizing Documents of Loan Parties. Agent shall have received a certificate of the secretary (or other equivalent officer, director, partner or manager) of each Loan Party in form and substance satisfactory to Agent dated as of the Closing Date which shall certify
(i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the shareholders, members (or other equivalent governing body, director or partner) of such Loan Party authorizing (x) the execution, delivery and performance of this Agreement or each Other Document to which such Loan Party is a party (including authorization of the incurrence of Indebtedness hereunder on a joint and several basis), and (y) the granting by such Loan Party of the security interests in and Liens upon the Collateral to secure all of the joint and several Obligations of Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents and (other than in respect of the UK Loan Parties) share registers of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) other than any UK Loan Party, the good standing certificate, certificate of status, certificate of compliance or other analogous certificate (to the extent such

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concept is applicable in the applicable jurisdiction) of such Loan Party in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification, as evidenced by such certificate(s) (to the extent such concept is applicable in the applicable jurisdiction) and which is dated not more than 30 days prior to the Closing Date and issued by the appropriate official of each such jurisdiction;
(m)UK Loan Parties and UK Security Documents. In relation to the UK Loan Parties and the UK Security Documents, Agent shall have received:
(i)the English Debenture executed by the parties to it;
(ii)the English Share Charge executed by the parties to it;
(iii)a copy of the "PSC register" (within the meaning of section 790C(10) of the UK Companies Act 2006) of each UK Subsidiary whose shares are to be charged under the UK Security Documents, which is certified by a director of such UK Subsidiary to be correct, complete and not amended or superseded as at a date no earlier than the date of the applicable UK Security Document;
(iv)a certificate of a director of each UK Subsidiary whose shares are to be charged under the UK Security Documents certifying that: (1) it and each of its Subsidiaries has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the UK Companies Act 2006 from the UK Subsidiary whose shares are to be charged under the UK Security Documents; and (2) no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the UK Companies Act 2006) has been issued in respect of those shares;
(v)[reserved];
(vi)all notices (and acknowledgements thereof), documents of title and deliverables required to be provided upon execution and in accordance with the terms of the UK Security Documents;
(vii)evidence that any process agent to be appointed under the UK Security Documents has accepted its appointment;
(viii)clear winding-up searches in England and Wales in respect of each UK Loan Party as of the date of this Agreement; and
(ix)evidence ~~that~~ that the assets and undertakings of each UK Loan Party are free of any Liens (other than a Permitted Lien);
(n)Targus Asia and HK Security Documents. In relation to Targus Asia and the HK Security Documents, Agent shall have received:

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(i)the Hong Kong Debenture executed by the parties to it;
(ii)the Hong Kong Share Charge executed by the parties to it;
(iii)[intentionally omitted];
(iv)all notices (and acknowledgements thereof), documents of title and deliverables required to be provided upon execution and in accordance with the terms of the HK Security Documents;
(v)evidence that any process agent to be appointed under the HK Security Documents has accepted its appointment;
(vi)clear winding-up searches in Hong Kong in respect of Targus Asia;
and
(vii)evidence ~~that~~ that the assets and undertakings of Targus Asia are free of any Liens (other than a Permitted Lien);
(o)Legal Opinion. Agent shall have received the executed legal opinion of Borrowers’ counsels which shall cover such matters incident to the transactions contemplated by this Agreement, the Other Documents, and related agreements as Agent may reasonably require and in form and substance satisfactory to Agent and the Lenders;
(p)Customer Verifications; Customer Notifications. Agent shall have received
(i) confirmation from select Customers with respect to the collateral assignment of Receivables owing from such Customers, and (ii) notification letters signed by the applicable Credit Party, in form and substance satisfactory to Agent, with respect to Agent’s Lien and the collateral assignment of Receivables owing to Customers of the Borrowers as Agent may request (such notification letters to be held in escrow prior to the occurrence of an Event of Default);
(q)Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to the Fee Letter;
(r)Consents. Agent shall have received any and all consents, approvals or authorizations of or declarations, registrations or filings with any Governmental Body or any nongovernmental Person necessary to permit the effectuation of the Transactions; and, Agent shall have received such consents, approvals or authorizations of or declarations, registrations or filings with any Governmental Body or any nongovernmental Person and waivers from third parties as might assert claims with respect to the Collateral, as Agent deems necessary and has requested in writing prior to the Closing Date. Agent shall have received satisfactory confirmation from all account debtors with respect to the collateral assignment of Receivables;
(s)Minimum Sponsor Contribution. Agent and Lenders shall have received evidence satisfactory to it that Borrowers have received net cash proceeds from the incurrence of

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additional B. Riley Subordinated Debt of at least $5,000,000 on or immediately prior to the Closing Date.
(t)Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect and (ii) insurance certificates issued by Loan Parties’ insurance broker containing such information regarding Loan Parties’ casualty and liability insurance policies (including cyber insurance) as Agent shall request and naming Agent as an additional insured, lender loss payee and/or mortgagee, as applicable;
(u)Credit Insurance for Receivables. Agent shall have received and reviewed Credit Parties’ credit insurance policies, which shall be on terms and conditions satisfactory to Agent, and Agent shall have received satisfactory lender loss payee endorsements in respect of such policies, in each case, in form and substance satisfactory to Agent;
(v)Payment Instructions. Agent shall have received written instructions from Borrower Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;
(w)No Material Adverse Effect. Since December 31, 2024, there shall not have occurred any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect;
(x)Material Contracts. To the extent deemed necessary by Agent, Agent shall have received and reviewed all Material Contracts which shall be satisfactory to Agent in its discretion;
(y)Compliance with Laws. Agent shall be reasonably satisfied that each Loan Party is in compliance with all Applicable Laws, including, without, limitation, those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA (to the extent applicable), the Canadian Benefit Plans and Canadian Pension Plans, and the Anti-Terrorism Laws;
(z)Financial Statements; Worksheets. Agent shall have received (i) a completed “FCCR Worksheet” and “Consolidated EBITDA Worksheet” annexed to the form of Compliance Certificate for the trailing twelve month period ending on the July 31, 2025, in each case, in form and substance reasonably satisfactory to the Agent, and (ii) the monthly financial statements required pursuant to Section 9.9, including income statements and balance sheets, as of July 31, 2025;
(aa) Know your Customer; Tax Documents. Agent shall have received (i) all documentation and other information that Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and (ii) tax identification numbers and signed IRS form 8821s for each U.S. Credit Party; and

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1.2.Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:
(a)Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);
(b)No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;
(c)Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement; and
(d)Minimum Excess Availability. At any time prior to the Excess Availability Satisfaction Date, Borrowers have provided Agent with evidence reasonably satisfactory to Agent that Borrowers are in compliance with Section 7.1(c).
(e)Material Adverse Effect. No fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect shall have occurred.
Each request for an Advance hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.
IX.INFORMATION AS TO LOAN PARTIES.
Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrower Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:
1.1.Disclosure of Material Matters. Promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral valued in excess of $250,000, including any Credit Party’s reclamation or repossession of, or the return to any Credit Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

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1.2.Schedules.
(a)Deliver to Agent on a weekly basis (on or before Wednesday of each week) and on a monthly basis (on or before the ~~fifth (5th) Business Day~~fifteenth (15th) day following the end of the previous month): (i) accounts receivable agings inclusive of reconciliations to the general ledger, (ii) accounts payable Schedules inclusive of reconciliations to the general ledger,
(iii) Inventory reports, (iv) a Borrowing Base Certificate in form and substance satisfactory to Agent, which shall be calculated as of (x) the last day of the prior month with respect to the monthly Borrowing Base Certificate, and (y) the Business Day prior to delivery with respect to the weekly Borrowing Base Certificate, and which, in each case, shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement, (v) credit balance and collections reporting with respect to each Credit Party’s Receivable, which shall be calculated as of the last day of the prior week and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement; and (vi) each Credit Party’s sales report/roll forward for the immediately prior week.
(b)In addition to the foregoing, each Credit Party will deliver to Agent at such intervals as Agent may reasonably request: (i) confirmatory assignment Schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require, including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it reasonably considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to Agent and executed by each Credit Party and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Credit Party’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.
1.3.Environmental Reports.
(a)Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.9, with a certificate signed by a Responsible Officer of the Borrower Agent stating, to the best of his or her knowledge, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.
(b)In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or obtains, gives or receives notice of any Environmental Claim affecting the Real Property or any Credit Parties’ interest therein or the operations or the business from any Person, including any Governmental Body, then Borrower Agent shall, within five (5) Business Days, give written notice of same to Agent detailing

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facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Claim. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
(c)Borrower Agent shall promptly forward to Agent copies of any notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Governmental Body regarding such claims to Agent until the claim is settled. Borrower Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge or Environmental Claim at the Real Property, operations or business that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.
1.4.Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding against any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects a material portion of the Collateral or which could reasonably be expected to have a Material Adverse Effect.
1.5.Material Occurrences. Promptly notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) [Reserved]; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under a Material Contract; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any event that would allow Credit Parties (or Agent as lender’s loss payee) to assert a claim under any credit insurance policy; (f) each and every default by any Loan Party which would be reasonably likely to result in the acceleration of the maturity of any Material Indebtedness, including the names and addresses of the holders of such Material Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or would reasonably be likely to be accelerated, and the amount of such Material Indebtedness; and (g) any other development in the business or affairs of any Loan Party or their Subsidiaries, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Credit Parties propose to take with respect thereto.
1.6.Government Receivables. Promptly notify Agent if any of its Receivables arise out of contracts between any Credit Party and a Governmental Body or the United States or Canada, any state, province, territory or any department, agency or instrumentality of any of them.

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1.7.Annual Financial Statements. Furnish Agent ~~within ninety~~ (~~90~~x) ~~days after the end of each Fiscal Year~~with respect to the 2025 Fiscal Year, by May 31, 2026 and (y) with respect to each Fiscal Year thereafter, by the date that is no more than thirty (30) days after B. Riley files (or is required to file) its Form 10-K annual reporting pursuant to Section 13 or 15(d) of the Exchange Act, audited financial statements of the Loan Parties and their Subsidiaries on a consolidated and consolidating basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and reported upon without qualification by CBiz CPAs P.C., or any other independent certified public accounting firm selected by Borrowers and reasonably satisfactory to Agent (the “Accountants”); provided that if the Loan Parties are not able to comply with the forgoing obligation solely due to the fact that the Sponsor has not publicly released its audited financials by the date that is ninety (90) days following the end of the applicable Fiscal Year, then Loan Parties shall have until the date that is thirty (30) days following the date on which the Sponsor publicly releases its audited financials to be provided the audited financial statements required by this Section 9.7 but solely to the extent that Agent has received draft financials that would otherwise comply with the requirements of this Section 9.7 by the date that is ninety
(90) days after the end of such Fiscal Year. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Credit Parties’ compliance with the requirements or restrictions imposed by Sections 7.1, 7.2, 7.5 and 7.6. The foregoing report shall be accompanied by a Compliance Certificate.
1.8.[Reserved].
1.9.Monthly Financial Statements. Furnish Agent as soon as available and in any event within ~~ten (10) Business Days~~thirty (30) days after the end of each month, an unaudited balance sheet of the Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Loan Parties and their Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the Fiscal Year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Loan Parties’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the

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previous Fiscal Year; provided that Loan Parties shall not be required to provide monthly financial statements on a consolidating basis for the period beginning on the Closing Date and ending on the date that is six (6) months thereafter unless an Event of Default occurs during such period (regardless of whether it is continuing) and Agent requests that Loan Parties provide such consolidating financial statements). The reports shall be accompanied by a Compliance Certificate. For the avoidance of doubt, Borrower acknowledges and agrees that Borrower will be required to report Adjusted Consolidated EBITDA and Fixed Charge Coverage Ratio for the applicable Test Period in such Compliance Certificate both before, and after, the FCCR Conversion Date.
1.10.Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, material reports and material returns that each Credit Party sends to its stockholders.
1.11.Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Credit Parties including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews,
(b) at least thirty (30) days prior thereto, notice of any Credit Party’s opening of any new office or place of business (including moving Collateral to a province or territory within Canada or moving a Canadian Loan Party’s chief executive office, registered office, location of books and records or principal place of business), or any Credit Party’s closing of any existing office or place of business, and (c) promptly upon any Credit Party’s learning thereof, notice of any labor dispute to which any Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Credit Party is a party or by which any Credit Party is bound.
1.12.Projected Operating Budget. Furnish Agent no sooner than thirty
(30) days prior to and no later than sixty (60) days after the end of each Fiscal Year of Borrower Agent, a month by month projected operating budget and cash flow of the Loan Parties and their Subsidiaries on a consolidated and consolidating basis for such Fiscal Year (including an income statement and a balance sheet for each month), such projections to be accompanied by a certificate signed by a Responsible Officer of Borrower Agent to the effect that such projections have been prepared in good faith consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.
1.13.Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.9, a written report summarizing all material variances from budgets submitted by the

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Loan Parties pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.
1.14.Notice of Suits, Adverse Events. Promptly furnish Agent with written notice of (i) any lapse or other termination of any consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of a Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lenders, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.
1.15.ERISA Notices.
(a)Furnish Agent with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that an ERISA Event has occurred, together with a written statement describing such ERISA Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Pension Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Pension Plan or Multiemployer Plan or the establishment of any new Pension Plan or Multiemployer Plan or the commencement of contributions to any Pension Plan or Multiemployer Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Pension Plan or Multiemployer Plan or to have a trustee appointed to administer a Pension Plan or Multiemployer Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Pension Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a

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Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.
(b)Promptly after any Canadian Loan Party knows of the occurrence of (i) any violation or asserted violation of any Applicable Law (including any applicable provincial pension benefits legislation) in any material respect with respect to any Canadian Pension Plan or Canadian Multi-Employer Plan; or (ii) any Canadian Pension Termination Event, such Canadian Loan Party will deliver to the Agent a certificate of a senior officer of such Canadian Loan Party setting forth details as to such occurrence and the action, if any, that such Canadian Loan Party is required or proposes to take, together with any notices (required, proposed or otherwise) given to such Canadian Loan Party.
1.16.Additional Documents. Execute and deliver to Agent, upon Agent’s reasonable request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.
1.17.Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedule 4.4 (Ownership and Location of Collateral), Schedule 5.4 (Equity Interests), Schedule 5.21 (Intellectual Property), Schedule 5.31 (Material Contracts), Schedule 6.12 (Deposit, Securities and Investment Accounts) and; provided, that, absent the occurrence and continuance of any Event of Default, Loan Parties shall only be required to provide such updated schedules on a quarterly basis in connection with delivery of a Compliance Certificate with respect to the applicable quarter; provided, further that, the foregoing proviso shall not diminish or affect a Credit Party’s notice obligations arising under this Agreement or the Other Documents with respect to any event that may have given rise to such schedule update and, at all times, Credit Party’s shall deliver notice to Agent of any event requiring such notice in the manner and time frame prescribed by this Agreement. Any such updated Schedules delivered by Loan Parties to Agent in accordance with this Section
9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.
1.18.Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party’s financial status and business operations. Each Loan Party hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise. Agent and each Lender will attempt to obtain such information

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or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.
X.EVENTS OF DEFAULT.
The occurrence of any one or more of the following events shall constitute an “Event of Default”:
1.1.Nonpayment. Credit Parties or any other Loan Party fails to pay:
(i) when and as required to be paid herein, any amount of principal of any Advance or (ii) within three (3) Business Days after the same becomes due, any interest on any Advance or any fee due hereunder or any other amount payable hereunder or under any Other Document;
1.2.Breach of Representation. Any representation or warranty made or deemed made by any Loan Party in this Agreement or any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;
1.3.Financial Information; Inspections. Failure by any Loan Party to (a) furnish financial information required pursuant to this Agreement when no deadline for delivery thereof is specified within fifteen (15) days of the date requested, or (b) permit the inspection of its books or records or provide access to its premises for audits and appraisals in accordance with the terms hereof;
1.4.Judicial Actions. The (a) issuance of a notice of Lien, levy, assessment, injunction, attachment, distress, execution or any analogous process in any relevant jurisdiction (i) against Inventory or Receivables of Credit Parties; or (ii) against any other Property of any Loan Party having a Fair Market Value in excess of $250,000 (or its equivalent in other currencies); or (b) the seizure, garnishment or taking by a Governmental Body of any Loan Party or any Property with a Fair Market Value in excess of $250,000 (or its equivalent in other currencies), or (c) the title and rights of any Loan Party which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding in any relevant jurisdiction which would reasonably be likely to, in the reasonable opinion of Agent, upon final determination, result in impairment or loss of Agent’s and Lenders’ security provided by this Agreement or the Other Documents;
1.5.Covenants. Except as otherwise provided for in Sections 10.1, and 10.3, the failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, or covenant contained herein or in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Loan

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Party and Agent or any Lender; provided that solely in the case of the covenants set forth in Sections 6.4(a), 6.5, and 6.6 such failure or neglect shall constitute an Event of Default under this Section 10.5 only to the extent it has not been cured by such Loan Party within fifteen (15) days of receipt of notice thereof;
1.6.Judgments. There is entered against any Loan Party or any Subsidiary thereof: (i) a final judgment or Order for the payment of money in an aggregate amount exceeding $250,000 (or its equivalent in other currencies) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
1.7.Bankruptcy.
(a)Any Loan Party or any Subsidiary thereof (other than an Australian Loan Party or any Subsidiary that is incorporated in Australia) shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, interim receiver, receiver and manager, receiver and/or manager, custodian, trustee, liquidator, administrator, administrative receiver, restructuring expert (herstructureringsdeskundige), observer (observator), administrator (bewindvoerder), silent administrator (beoogd bewindvoerder) or similar fiduciary of itself or of all or a substantial part of its Property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, is deemed to or is declared to be unable to pay its debts under applicable law, or cease operations of its present business, (iii) make a general assignment, compromise or arrangement for the benefit of Lenders or any of its creditors, (iv) commence a voluntary case under any state, provincial, territorial or federal Bankruptcy Laws (as now or hereafter in effect) or, by reason of actual or anticipated financial difficulties, commence negotiations with one or more of its creditors (excluding the Agent or any Lender in its capacity as such) with a view to rescheduling any of its indebtedness, (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy, insolvency or restructuring proceeding commenced against it) or have any corporate action, legal proceedings or other procedure or step taken in relation to the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors or have a moratorium declared in respect of any indebtedness of it (and if a moratorium occurs, the ending of the moratorium will not remedy any such Event of Default caused by that moratorium), (vii) other than with respect to the Restricted Foreign Subsidiaries or any non-operating Subsidiaries of the Loan Parties, have the value of its assets be less than its liabilities (taking into account contingent and prospective liabilities), (viii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such Bankruptcy Laws, or (ix) take any action for the purpose of effecting any of the foregoing or any analogous procedure or step in any relevant jurisdiction;
(b)Any Australian Loan Party or a Subsidiary incorporated or registered as a foreign corporation in Australia (i) is (or has stated that it is or is deemed to be) insolvent, under

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administration or insolvent (each as defined in the Australian Corporations Act); (ii) is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to the whole or substantially the whole of its property; (iii) enters any arrangement, assignment, moratorium or composition with or for the benefit of its creditors, a class of them or any of them other than as permitted under this Agreement or Other Documents, is protected from creditor actions under any statute or is dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent with the prior consent of the Agent); (iv) has had an application or order made or resolution passed for any event contemplated by clauses (i), (ii) or
(iii) above (and in the case of an application or similar action which is disputed by the person, it is not stayed, withdrawn or dismissed within forty five (45) days of commencement); or (v) is otherwise unable to pay its debts when they fall due;
1.8.Material Adverse Effect. The occurrence of any event, fact, circumstance or development which could reasonably be expected to have a Material Adverse Effect;
1.9.Lien Priority. Any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (except as otherwise expressly provided in this Agreement and subject to Permitted Liens), other than in respect of assets that, individually or in the aggregate, do not exceed $250,000 (or its equivalent in other currencies).
1.10.Certain Actions. Any Loan Party or any of its senior officers is criminally indicted or convicted for (A) a felony, or (B) violating any state, provincial, territorial or federal Law (including the Controlled Substances Act, Money Laundering Control Act of 1986, Criminal Code (Canada) and Illegal Exportation of War Materials Act), in each case that has resulted in, or could reasonably be expected to lead to, a forfeiture of any material property or any assets (including the Collateral) upon which such Loan Party has granted a Lien to Agent or the right to conduct a material part of its business; or
1.11.Cross Default. The occurrence of any (a) continuing event of default under any Material Indebtedness (other than the Obligations) of any Loan Party, or any other event or circumstance which permits the holder of any such Material Indebtedness to accelerate such Material Indebtedness prior to the scheduled maturity or termination thereof (it being understood that an Event of Default under this Section
10.11 shall occur regardless of whether the holder of such Material Indebtedness actually accelerates, terminates or otherwise exercises any remedies with respect to such Material Indebtedness), or (b) a default of the obligations of any Loan Party under any other agreement to which it is a party which has or is reasonably likely to have a Material Adverse Effect.
1.12.Change of Control. Any Change of Control shall occur.

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1.13.Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall claim such unenforceability or invalidity in writing to Agent or any Lender, or any Loan Party otherwise challenges the validity of or its liability under this Agreement or any Other Document.
1.14.ERISA; Canadian Pension Plans. (x) one or more ERISA Events or Canadian Pension Termination Events shall have occurred, and (y) any such event or events described in clause (x) would, in the opinion of the Agent, reasonably be expected to result in a liability to a Loan Party or any of their respective ERISA Affiliates in an aggregate amount exceeding $250,000 or the imposition of a Lien on any material assets or property of Loan Party or any of their respective ERISA Affiliates.
1.15.UK Pensions. UK Pensions Regulator issues a Financial Support Direction or a Contribution Notice to the Parent or any Subsidiary.
1.16.Sponsor Default. (x) the failure or neglect of by B. Riley Principal to perform, keep or observe any term, provision, condition, or covenant contained in the Sponsor Pledge Agreement or any other agreement or arrangement, now or hereafter entered into between the Sponsor and Agent or any Lender; or (y) any representation or warranty made or deemed made by B. Riley Principal in the Sponsor Pledge Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made.
XI.LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.
1.1.Rights and Remedies.
(a)Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(viii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter while such Event of Default is continuing, at the option of Agent or at the direction of Required Lenders, all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Section 10.7(viii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code, the PPSA and at Applicable Law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with

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or without judicial process, as permitted by Applicable Law. Upon the occurrence and during the continuance of any Event of Default and as permitted by Applicable Law, Agent may enter any of Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a reasonably convenient place. Upon the occurrence and during the continuance of any Event of Default and as permitted by Applicable Law, with or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, and as permitted by Applicable Law, Agent shall give Credit Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Credit Party Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party, as permitted by Applicable Law. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory in any channel of distribution deemed reasonable by Agent, and (b) equipment for the purpose of completing the manufacture of unfinished goods or disposing of such Equipment in any channel of distribution deemed reasonable by Agent. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations as determined by Agent under Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Credit Parties shall remain liable to Agent and Lenders therefor.
(b)To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Credit Party acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other
Persons, whether or not in the same business as any Credit Party, for expressions of interest in acquiring all

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or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and Credit Parties of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Credit Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Credit Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
(c)Upon the occurrence and during the continuation of an Event of Default, Agent may seek the appointment of, or appoint by instrument in writing, a receiver, interim receiver, receiver-manager or keeper (a “Receiver”) under the laws of Canada or any province or territory thereof to take possession of all or any portion of the Collateral of Credit Parties or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed agent of Credit Parties and not Agent and the Lenders, and Agent and the Lenders shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral of the Credit Parties, to preserve Collateral of the Credit Parties or its value, to carry on or concur in carrying on all or any part of the business of the Loan Parties and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral of the Credit Parties. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Credit Parties, enter upon, use and occupy all premises owned or occupied by the Credit Parties wherein Collateral of the Loan Parties may be situated, maintain Collateral of the Credit Parties upon such premises, borrow money on a secured or unsecured basis and use Collateral of the Credit Parties directly in carrying on the Credit Parties’ business or as security for loans or advances to enable the Receiver to carry on the Credit Parties’ business or otherwise, as such Receiver shall, in its Permitted Discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the Permitted Discretion of Agent, be vested with all or any of the rights and powers of Agent and the Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

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1.2.Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against any Loan Party, or each other.
1.3.Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Credit Party’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.
1.4.Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
1.5.Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations, or in respect of the Collateral may, at Agent’s discretion, be applied to the Obligations in such order and manner as determined by Agent in its sole discretion:
XII.WAIVERS AND JUDICIAL PROCEEDINGS.
1.1.Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, notice of intent to accelerate, notice of acceleration, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
1.2.Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
1.3.Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,

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COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
XIII.CLOSING DATE AND TERMINATION.
1.1.Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the Closing Date and shall continue in full force and effect until the Maturity Date (the “Term”) unless sooner terminated as herein provided. Credit Parties may terminate this Agreement at any time upon sixty (60) days prior written notice to Agent upon payment in full of the Obligations. In the event the Obligations are prepaid in full (whether voluntary or involuntary, including after acceleration thereof) and this Agreement is terminated prior to the last day of the Term, the Credit Parties shall pay to Agent, for the benefit of the Lenders, the applicable Early Termination Fee.
1.2.Termination. The termination of this Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been Paid in Full (other than inchoate indemnity obligations), disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Credit Party’s Loan Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been indefeasibly paid and performed in full (other than inchoate indemnity obligations) after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and

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Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code, the PPSA, or the Australian PPSA, as applicable, to demand the filing of termination statements or financing change statements, as applicable, with respect to the Collateral, and Agent shall not be required to send such termination statements or financing change statements, as applicable, to a Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly Paid in Full (other than inchoate indemnity obligations) in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full (other than inchoate indemnity obligations).
XIV.REGARDING AGENT.
1.1.Appointment. Each Lender hereby designates FGI WORLDWIDE LLC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees, charges and collections received by the Agent in its capacity as such pursuant to this Agreement, for the ratable benefit of (and, in the case of the UK Security Documents and the HK Security Documents, on trust for Lenders). Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.
1.2.Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document

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referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Credit Parties shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender (except as trustee under the UK Security Documents to the extent expressly set out therein); and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.
1.3.Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Credit Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.
1.4.Resignation of Agent; Successor Agent. Agent may resign on sixty
(60) days written notice to each Lender and Credit Party Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Credit Parties (provided that no such approval by Credit Parties shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including Pledge Agreement and all Control Agreements), and the term “Agent”

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shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).
1.5.Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.
1.6.Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
1.7.Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the

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Other Documents, unless Agent has received written notice of such Default or Event of Default from a Lender or Borrower Agent. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.
1.8.Indemnification. To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
1.9.Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
1.10.Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.9, 9.12 and 9.13 or a Borrowing Base Certificate from any Credit Party pursuant to the terms of this Agreement which any Credit Party is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders upon request.
1.11.Credit Parties’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Credit Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.

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Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Credit Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.
1.12.No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Loan Party, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.
1.13.Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lenders to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.
1.14.Parallel Debt.
(a)Each Loan Party hereby irrevocably and unconditionally undertakes to pay to Agent amounts equal to the amounts due in respect of the Corresponding Obligations as they may exist from time to time. The payment undertakings of each Party under this Section 14.14 are each to be referred to as a "Parallel Debt".
(b)Each Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. An Event of Default in respect of the payment of the Corresponding Obligations shall constitute a default within the meaning of section 3:248 of the Dutch Civil Code with respect to the payment of the Parallel Debts without any notice being required.

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(c)Each of the Parties to this Agreement hereby acknowledges that:
(i)each Parallel Debt constitutes an undertaking, obligation and liability to Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Loan Party; and
(ii)each Parallel Debt represents Agent's own separate and independent claim to receive payment of the Parallel Debt from the relevant Loan Party,
(iii)it being understood, in each case, that the amounts which may be payable by each Loan Party as Parallel Debt at any time shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations at that time.
(d)An amount paid by a Loan Party to Agent in respect of a Parallel Debt will discharge the liability of the Loan Party under the Corresponding Obligations in an equal amount.
(e)For the purpose of this Section 14.14, Agent acts in its own name and for the benefit of the Secured Parties, but not as representative of the Secured Parties.
(f)For purposes of any Dutch Security Document, any resignation by Agent is not effective with respect to its rights under the Parallel Debts until all rights and obligations under the Parallel Debts have been assigned and assumed to the successor Agent appointed in accordance with Section 14.4.
(g)Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Debts to a successor agent and will reasonably cooperate in transferring all rights and obligations under any Dutch Security Document to such successor agent. All other Parties hereby, in advance, irrevocably grant their cooperation to such transfer of all rights and obligations by Agent to a successor agent.
XV.CO-LOAN PARTY AGENCY.
1.1.Co-Loan Party Agency Provisions.
(a)Each Loan Party hereby irrevocably designates Borrower Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) draw on Advances,
(ii) request Advances, (iii) [reserved], (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) [reserved], and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Loan Party, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrower Agent.

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(b)The handling of this credit facility as a co-Loan Party facility with a Borrower Agent in the manner set forth in this Agreement is solely as an accommodation to Credit Parties and other Loan Parties and at their request. Neither Agent nor any Lender shall incur liability to Credit Parties or any other Loan Party as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Credit Party and each other Loan Party hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Credit Parties as provided herein, reliance by Agent or any Lender on any request or instruction from Borrower Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)All Obligations shall be joint and several, and each Credit Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of a Credit Party shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Credit Party, failure of Agent or any Lender to give any Credit Party any notice hereunder, any failure of Agent or any Lender to pursue or preserve its rights against any Credit Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Credit Party, and such agreement by each Credit Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Credit Party or any Collateral for such Credit Party’s Obligations or the lack thereof. Each Credit Party waives all suretyship defenses.
(d)Each Credit Party expects to derive benefit (and the boards of directors or other governing body of each such Credit Party have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to Credit Parties hereunder, both in their separate capacities and as members of a company group. Each Credit Party has determined that execution, delivery, and performance of this Agreement and any Other Documents to be executed by such Credit Parties is within its corporate purpose, will be of direct and indirect benefit to such Credit Parties, and is in its best interest.
1.2.Waiver of Subrogation. Each Credit Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Credit Party may now or hereafter have against the any other Loan Party or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Party’s property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

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XVI.MISCELLANEOUS.
1.1.Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in this Agreement or in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any party with respect to any of the Obligations, this Agreement, the Other Documents (unless and except to the extent expressly provided otherwise in any such Other Document) or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each party irrevocably accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement (unless and except to the extent expressly provided otherwise in any of the Other Documents). Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Credit Party Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Credit Party Agent which each Credit Party irrevocably appoints as such Credit Party’s Agent for the purpose of accepting service within the State of New York.
Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction. Each Credit Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Credit Party waives the right to remove any judicial proceeding brought against such Credit Party in any state court to any federal court. Any judicial proceeding by any Credit Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.
Each UK Loan Party hereby irrevocably designates, appoints, authorizes and empowers the Credit Party Agent as its agent for service of process at its address specified in Section 16.6 hereunder, to receive and forward on its behalf any and all service of process, notices or other documents that may be served in any suit, action or proceeding relating hereto. Each UK Loan Party consents to process served in any suit, action or proceeding of the nature referred to in this Section by serving a copy thereof upon the Credit Party Agent. Each UK Loan Party agrees that such service (1) shall be deemed in every respect effective service of process upon it in any such

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suit, action or proceeding and (2) shall, to the fullest extent permitted by Applicable Law, be taken and held to be valid personal service upon and personal delivery to it.
Each party acknowledges and accepts that, if a party is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in this Agreement or made pursuant to this Agreement, and the power of attorney is governed by Dutch law, that the existence and extent of the attorney’s authority and the effects of the attorney's exercise or purported exercise of its authority shall be governed by Dutch law.
1.2.Entire Understanding.
(a)This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Credit Party’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to the Credit Party Agent and each Lender (which copy may be provided by electronic mail). Each Credit Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)Required Lenders, Agent with the consent in writing of Required Lenders, and Credit Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Credit Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lender, Agent or Credit Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:
(i)increase the Revolving Commitment Percentage or the maximum commitment of any Lender without the consent of such Lender directly affected thereby;
(ii)whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender,

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without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 (unless imposed by Agent));
(iii)increase the Maximum Revolving Advance Amount without the consent of all Lenders;
(iv)alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;
(v)alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;
(vi)release all or substantially all of the Collateral (other than in accordance with the provisions of this Agreement) without the consent of all Lenders;
(vii)change the rights and duties of Agent without the consent of all
Lenders;
(viii)[Reserved];
(ix)increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of Required Lenders; or
(x)release any Loan Party without the consent of all Lenders.
(c)Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, the Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon. Notwithstanding anything to the contrary set forth in this Section 16.2, (i) the Credit Parties may amend the Schedules to this Agreement pursuant to Section 9.17 hereof, (ii) Agent and Loan Parties may amend or modify this Agreement and any Other Document (A) to cure any error or ambiguity, omission, defect or inconsistency therein, and (B) to grant a new Lien to Agent, for the benefit of (or, in the case of the UK Security Documents, on trust for) the Secured Parties, to extend an existing Lien over additional assets or property of a Loan Party to Agent, for the benefit of the Secured Parties, or to join additional Persons as Loan Parties, and (iii) any mortgage, Control Agreement, letter of credit reimbursement or similar agreement or any Lien Waiver Agreement may be amended as provided therein, and if not provided therein, by each of the parties thereto.
(d)In the event Agent requests the consent of a Lender pursuant to this Section
16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent

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(the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from the Credit Parties. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.
(e)Notwithstanding (i) the existence of a Default or an Event of Default,
(ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lender to make Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Advances”). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Advances, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Advances in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Advances shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances; provided that, if Agent does permit Out-of-Formula Advances, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary Overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables”, “Eligible Purchased Receivables” or “Eligible Inventory”, as applicable, becomes ineligible or uncollectible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or Overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its commercially reasonable efforts to have Credit Parties decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary Overadvances shall be deemed to be involuntary Overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Advances are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Advances and any such Out-of-Formula Advances so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
(f)In addition to (and not in substitution of) the discretionary Advances permitted above in this Section 16.2, Agent is hereby authorized by Credit Parties and Lenders, at

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any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Advances to Credit Parties on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Credit Parties pursuant to the terms of this Agreement (the “Protective Advances”). Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Advances.
1.3.Successors and Assigns; Participations; New Lenders.
(a)This Agreement shall be binding upon and inure to the benefit of each Loan Party who is, or becomes, a party to this Agreement, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement (including, in each case, by way of an LLC Division) without the prior written consent of Agent and each Lender.
(b)Any Lender may at any time, without the consent of the Credit Parties, or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Credit Parties, the Agent, and each Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 16.5 with respect to any payments made by such Lender to its Participant(s). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under this Agreement or the Other Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, Advances, or its other obligations under this Agreement or any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, Advances, or other obligation is in registered form under Section 5f.103-1(c)

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of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. A Participant shall not be entitled to receive any greater payment under Section 3.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
(c)Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Advances under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), provided that any such assignment shall be subject to the following conditions:
(i)in minimum amounts of not less than $500,000 (provided that in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments (if any) and Advances at the time owing to it, no minimum amount need be assigned);
(ii)each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or Revolving Commitments assigned;
(iii)the consent of the Borrower Agent (which consent shall not be unreasonably withheld or delayed); provided that the Borrower Agent shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to Agent within five (5) Business Days following the date it received notice of such assignment; provided further that no consent of the Borrower Agent shall be required under this Section 16.3(c)(iii) if
(A) a Default has occurred and is continuing or (B) such assignment is to an Eligible Assignee;
(iv)the consent of Agent (which consent shall not be unreasonably withheld or delayed) if such assignment is: (A) an assignment of a Revolving Commitment to a Person (irrespective of whether such Person is an Eligible Assignee) who does then have a Revolving Commitment or (B) an assignment of Advances to a Person that is not an Eligible Assignee; and
(v)the Purchasing Lender and the transferor Lender shall execute and deliver to Agent for acceptance and recording a Commitment Transfer Supplement.
(d)From and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer

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Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Credit Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(e)Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that
(i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.
(f)Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party.
(g)Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Credit Party, Agent and Lender may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by

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Borrower Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.
(h)Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
1.4.Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any Bankruptcy Law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.
1.5.Indemnity. Loan Parties shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys, who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Loan Parties arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any Other Document or any document contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (ii) any Advance or the use or proposed use of the proceeds thereof; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Loan Parties or any Subsidiary thereof or any Environmental Claim or Environmental Liability related in any way to Loan Parties or any Subsidiary thereof; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Loan Parties or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable

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judgment to have resulted result from the gross negligence or willful misconduct of such Indemnitee. This Section 16.5 shall not apply to Taxes other than any Taxes that constitute losses, claims, damages, liabilities or expenses arising from any non-Tax action, claim, litigation, investigation or proceeding.
1.6.Notice. Any notice or request hereunder may be given to Credit Party Agent, Credit Parties or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or by setting forth such Notice on a website to which Credit Parties are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section
1.6.Any Notice shall be effective:
(a)In the case of hand-delivery, when delivered;
(b)If given by mail, four (4) days after such Notice is deposited with the United States Postal Service or the Canada Post, with first-class postage prepaid, return receipt requested;
(c)In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
(d)[Reserved];
(e)In the case of electronic transmission, when actually received;
(f)In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section
16.6; and
(g)If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to Borrower Agent or a Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

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(A)If to Agent or FGI Worldwide LLC:

FGI Worldwide LLC
410 Park Avenue, Suite 920 New York, New York 10022 Attention: Chris Fulman Telephone: 212-248-6232 Email: cfulman@fgiww.com Facsimile: 212-248-3404 with an additional copy to:

Hogan Lovells US LLP 555 13th Street, NW Washington, D.C. 20005
Attention: Frederick S. Cristman Telephone: 202-637-5468
Email: Fred.cristman@hoganlovells.com Facsimile: 202-637-5910

(B)If to a Lender other than Agent, as specified by such Lender
(C)If to Borrower Agent or any Loan Party: Targus International LLC
11100 Santa Monica Blvd., Suite 800 Los Angeles, CA 90025

Attention: Scott Yessner Telephone: 310-480-6504 Email: syessner@brileyfin.com

Attention: Angela Smith Telephone: 714-575-7576 Email: ASmith@targus.com

Attention: Ken Frazier Telephone: 714-575-7412 Email: KFrazier@targus.com with an additional copy to: Cole Schotz P.C.
1325 Avenue of the Americas

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New York, NY 10019 Attention: James Stefanick Telephone: 646-563-8949
Email: jstefanick@coleschotz.com

1.7.Survival. The obligations of the Loan Parties under Sections 3.7, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.
1.8.Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
1.9.Expenses. Loan Parties shall pay (i) all out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), and shall pay all reasonable fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for Agent or any Lender), and shall pay all reasonable fees and time charges for attorneys who may be employees of Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances, and (iii) all reasonable fees and out-of-pocket expenses of Agent’s regular employees and agents, subject to the limitations, if any, set forth in Sections 4.6, and 4.7, engaged periodically to perform field exams of any Credit Party’s or any Credit Party’s Affiliate’s or Subsidiary’s books, records and business properties.
1.10.Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

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1.11.Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.
1.12.Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
1.13.Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.
1.14.Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, Schedules or exhibits thereto.
1.15.Confidentiality; Sharing Information. Agent and each Lender each agrees to maintain the confidentiality of the Information, except that Information may be disclosed (including by means of the Approved Electronic Communications): (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, representatives and funding and financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential on the same terms as provided herein); (b) to the extent requested by any Governmental Body, purporting to have jurisdiction over it, provided, that to the extent permitted by Applicable Law(s), Agent will use reasonably commercial efforts to provide Borrower Agent with notice of any such request so received prior to the release thereof, however, Agent’s failure to so provide such notice (or any notice) will not be deemed a violation of any obligation of Agent to Loan Parties hereunder or otherwise expose Agent to any claim or liability to any Person as a result of such failure; (c) to the extent required by Applicable Law(s) or by any subpoena or similar legal process, provided, that to the extent permitted by Applicable Law(s), Agent will use reasonably commercial efforts to provide Borrower Agent with notice of any such required disclosure prior to the release thereof, however, Agent’s failure to so provide such notice (or any notice) will not be deemed a violation of any obligation of Agent to Loan Parties hereunder or otherwise expose Agent to any claim or liability to any Person as a result of such failure; (d) to any other party hereto; (e) in connection with

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the exercise of any remedies under this Agreement or under any Other Document or any action or Proceeding relating to this Agreement or any Other Document or the enforcement of rights hereunder or thereunder; (f) to “Gold Sheets” or other similar bank trade publications; provided that such information consist solely of deal terms and other information customarily found in such publications; (g) unless an Event of Default has occurred and is continuing, subject to an agreement containing provisions substantially the same as those of this Section 16.15 to: (i) any Purchasing Lender, Purchasing CLO or Participant in, or any prospective Purchasing Lender, Purchasing CLO or Participant in, any of its rights or obligations under this Agreement; or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party; (h) with the consent of a Loan Party; or (i) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Section 16.15; or (ii) becomes available to Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other any Loan Party and not in contravention of this Section 16.15. For purposes of this Section 16.15, “Information” means all information (including financial information) received from any Loan Party relating to such Loan Party or its business, other than any such information that is available to Agent or any Lender on a non-confidential basis, and not in contravention of this Section 16.15, prior to disclosure by such Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 16.15: (A) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information; and (B) shall not disclose any financial information concerning any Loan Party or its business (including any information based on any such financial information) or use any such financial information for commercial purposes without the prior written consent of the applicable Loan Party. Notwithstanding the foregoing, each Loan Party authorizes Agent and each Lender to announce or otherwise make public information pertaining to the terms and conditions of this Agreement and the Other Documents in their marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such marketing or promotional materials, and Agent and each Lender may otherwise use the name, logos, and other insignia of any Loan Party and the amount of the Revolving Commitment provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of any Lender. Notwithstanding anything else contained herein to the contrary, to the extent permitted by the Australian PPSA, the parties agree to keep all information of the kind mentioned by Section 275(1) of the Australian PPSA confidential and not to disclose that information to any other person. To the extent Section 275 of the Australian PPSA requires the Agent to respond to a request for information, the parties to this Agreement agree that the terms of the Australian PPS Security Interest provided under an Australian Security Document are contained wholly in that Other Document.

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1.16.Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any Other Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any Other Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day immediately preceding the day on which the judgment is given and the date of receipt by the Agent of the amount due, the applicable Loan Party shall, on the date of receipt by the Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Agent is the amount then due under this Agreement or such Other Document in the Currency Due. If the amount of the Currency Due which the Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Loan Parties shall, jointly and severally, indemnify and save the Agent harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Other Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any Other Document or under any judgment or order.
1.17.Certifications From Banks and Participants; USA PATRIOT Act.
(a)Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.
(b)The USA PATRIOT Act and the Canadian Anti-Terrorism Laws require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Lender may from time to time request, and each Loan Party shall provide to such Lender, such

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Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act or Canadian Anti-Terrorism Laws and any other Anti-Terrorism Law.
1.18.Anti-Terrorism Laws.
(a)Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party,
(A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(b)Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrower Agent shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.
1.19.Voting Instruction. Each Loan Party waives any right or power to vote as a creditor of any Dutch Loan Party or its estate other than in accordance with the instruction of the Administrative Agent for an akkoord within the meaning of the Dutch Bankruptcy Act (Faillissementswet).
XVII.GUARANTY.
1.1.Guaranty. Each Guarantor unconditionally and irrevocably, jointly and severally, guarantees to Agent and the other Lenders the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations (the “Guaranteed Obligations”) as if it were the principal obligor. The Guaranteed Obligations include interest that, but for a Proceeding under any Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Credit Parties for such interest in any such Proceeding. Each Australian Loan Party that is a Guarantor undertakes with the Agent and each Lender that if an Australian Ipso Facto Event has occurred and is continuing, then immediately on demand by the Agent that Guarantor shall pay all Guaranteed

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Obligations, accrued interest and other amounts referred to in Section 11.1 (Rights and Remedies) as if it was the principal obligor. For the purposes of this section, “Australian Ipso Facto Event” means an Australian Loan Party is the subject of (a) an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Australian Corporations Act or (b) any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

1.2.Separate Obligation. Each Guarantor acknowledges and agrees that:
(i) the Guaranteed Obligations are separate and distinct from any Indebtedness arising under or in connection with any other document, including under any provision of this Agreement other than this Article XVII, executed at any time by such Guarantor in favor of Agent or any other Lenders; and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Article XVII, and Agent and the other Lenders may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Article XVII, at any time executed by such Guarantor in favor of Agent or any other Lenders, irrespective of whether any such other document, or any provision thereof or hereof, shall for any reason become unenforceable or any of the Indebtedness thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that, in providing benefits to Credit Parties, Lenders are relying upon the enforceability of this Article XVII and the Guaranteed Obligations as separate and distinct Indebtedness of such Guarantor, and each Guarantor agrees that Lenders would be denied the full benefit of their bargain if at any time this Article XVII or the Guaranteed Obligations were treated any differently. The fact that the guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Credit Parties and, if applicable, any Guarantors and shall in no way impair or adversely affect the rights or benefits of Lenders under this Article XVII. Each Guarantor agrees to execute and deliver a separate document, promptly upon request at any time of Agent or any other Lenders, evidencing such Guarantor’s obligations under this Article XVII. Upon the occurrence and continuation of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not Credit Parties, any other Guarantor or any other Person is joined therein or a separate action or actions are brought against Credit Parties, any such other Guarantor or any such other Person.
1.3.Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under Applicable Laws (including Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor’s liability with respect to the Guaranteed Obligations that Agent or any other Lenders can enforce under this Article XVII, Agent and the other Lender by their acceptance hereof accept such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Article XVII fully enforceable and non-avoidable.

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1.4.Liability of Guarantors. The liability of any Guarantor under this Article XVII shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance that might constitute a discharge of a surety or Guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon Agent’s or any Lender’s exercise or enforcement of any remedy it may have against Credit Parties or any other Person, or against any collateral or other security for any Guaranteed Obligations;
(b)this Guaranty is a guaranty of payment when due and not merely of collectability;
(c)Agent and the other Lenders may enforce this Article XVII upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Agent and the other Lenders, on the one hand, and Credit Parties or any other Person, on the other hand, with respect to the existence of such Event of Default;
(d)such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and
(e)such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:
(A)any Proceeding under any Bankruptcy Law;
(B)any limitation, discharge, or cessation of the liability of Credit Parties or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Other Documents;
(C)any merger, amalgamation, acquisition, consolidation or change in structure of Credit Parties, any Subsidiary thereof or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Credit Parties or any other Person;
(D)any assignment or other transfer, in whole or in part, of Agent’s or any Lender’s interests in and rights under this Agreement (including this Article XVII) or the Other Documents;
(E)any claim, defense, counterclaim or setoff, other than that of prior performance, that Credit Parties, such Guarantor, any other Guarantor or any other

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Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Other Documents;
(F)Agent’s or any other Lender’s amendment, modification, renewal, extension, cancellation or surrender of any Other Document or any Guaranteed Obligations;
(G)Agent’s or any Lender’s exercise or non-exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;
(H)Agent’s or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any Proceeding under any Bankruptcy Law; or
(I)any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Credit Parties to Agent or any other Lender.
1.5.Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:
(a)the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or Obligations of Credit Parties and any other Loan Party under the Other Documents may be incurred and the time, manner, place or terms of any payment under any Other Document may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Other Document or otherwise;
(b)the time for Credit Parties (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Other Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Agent and the other Lenders (as applicable under the relevant Other Documents) may deem proper;
(c)Agent and the other Lenders may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and
(d)Agent or the other Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against the Credit Parties or any other Loan Party.

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1.6.Guarantor’s Waivers.    Each Guarantor waives and agrees not to
assert:
(a)any right to require Agent or any other Lenders to proceed against the Credit Parties, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Agent or any other Lenders whatsoever;
(b)the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;
(c)any defense arising by reason of any lack of corporate or other authority or any other defense of the Credit Parties, such Guarantor or any other Person;
(d)any defense based upon Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations;
(e)any rights to set-offs and counterclaims;
(f)without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by Applicable Laws limiting the liability of or exonerating Guarantors or sureties, or that may conflict with the terms of this Article XVII; and
(g)any and all notice of the acceptance of this guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Agent and the other Lenders upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Credit Parties, each Guarantor or any other Person with respect to the Guaranteed Obligations.
1.7.Financial Condition of Credit Parties. No Guarantor shall have any right to require Agent or any other Lenders to obtain or disclose any information with respect to: the financial condition or character of Credit Parties or the ability of Credit Parties to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of Agent or any other Lender or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Credit Parties and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Agent or any other Lender with respect thereto.

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1.8.Subrogation. Until the Guaranteed Obligations shall be Paid in Full and the Revolving Commitment shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise: (i) any rights that it may acquire by way of subrogation under this Article XVII, by any payment hereunder or otherwise; (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Article XVII; or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Agent or any other Lender as against any Credit Parties or other Guarantors or any other Person, whether in connection with this Article XVII, any of the Other Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been Paid in Full, such amount shall be held in trust for the benefit of Agent and the other Lenders and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Other Documents.
1.9.Subordination. All payments on account of all indebtedness, liabilities and other obligations of the Credit Parties to any Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Guarantor Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or Cash Equivalents of the Guaranteed Obligations. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, each Guarantor shall not accept or receive any payment or distribution by or on behalf of the Credit Parties or any other Guarantor, directly or indirectly, or assets of the Credit Parties or any other Guarantor, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Guarantor Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Guarantor Subordinated Debt (“Guarantor Subordinated Debt Payments”), except that, so long as an Event of Default does not then exist, any Guarantor shall be entitled to accept and receive payments on its Guarantor Subordinated Debt, in accordance with past business practices of such Guarantor and Borrowers (or any other applicable Guarantor) and not in contravention of any Law or the terms of the Other Documents.
If any Guarantor Subordinated Debt Payments shall be received in contravention of this Article XVII, such Guarantor Subordinated Debt Payments shall be held in trust for the benefit of Agent and the other Lenders and shall be paid over or delivered to Agent for application to the payment in full in cash or Cash Equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Article XVII after giving effect to any concurrent payments or distributions to Agent and the other Lenders in respect of the Guaranteed Obligations.

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1.10.Continuing Guaranty. This Guaranty is a continuing guaranty and agreement and shall continue in effect and be binding upon each Guarantor until termination of the Revolving Commitment and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall be reinstated and revived if, for any reason, any payment of the Obligations or Guaranteed Obligations is rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to any Person (other than Agent and the Lenders).
1.11.Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Credit Parties (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Credit Parties, its estate, trustee, receiver or any other Person (including under any Bankruptcy Law), or must otherwise be restored by Agent or any other Lender, whether as a result of Proceedings under any Bankruptcy Law or otherwise. All losses, damages, costs and expenses that Agent, or any Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Agent and the other Lenders contained in Section 16.5.
1.12.Substantial Benefits. The Advances provided to or for the benefit of the Credit Parties hereunder by Lenders have been and are to be contemporaneously used for the benefit of the Credit Parties and each Guarantor. It is the position, intent and expectation of the parties that the Credit Parties and each Guarantor have derived and will derive significant and substantial benefits from the Advances to be made available by Lenders under the Other Documents. Each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other Applicable Laws) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations. Immediately prior to and after and giving effect to the incurrence of each Guarantor’s obligations under this Guaranty, such Guarantor will be Solvent.

[Signature Pages Follow]

~~\\4160-8072-9439 v17~~

CSDOCS/53150257v3

Each of the parties has signed this Agreement as of the day and year first above written.
ATTEST:    BORROWERS
TARGUS INTERNATIONAL LLC
as a Borrower

By      Name:     Title:

TARGUS US LLC
as a Borrower

By      Name:     Title:

HYPER PRODUCTS INC.
as a Borrower

By      Name:     Title:

TARGUS (CANADA) LTD.
as a Borrower

By      Name:     Title:

[Revolving Credit, Security and Guaranty Agreement]

PARENT

TIGER US HOLDINGS INC.
as Parent

By      Name:     Title:

[Revolving Credit, Receivables Purchase, Security and Guaranty Agreement]

HOLDINGS

TARGUS US NEWCO INC.
as Holdings

By      Name:     Title:

[Revolving Credit, Receivables Purchase, Security and Guaranty Agreement]

SELLERS

Executed as a deed by TARGUS INTERNATIONAL HOLDCO (UK) LIMITED as a Seller, acting by two directors or a director and the company secretary

By      Name:     Title:

By      Name:     Title:

Executed as a deed by TARGUS GROUP (UK) LIMITED
as a Seller, acting by two directors or a director and the company secretary

By      Name:     Title:

By      Name:     Title:

Executed as a deed by TARGUS EUROPE LIMITED
as a Seller, acting by two directors or a director and the company secretary
By      Name:     Title:
By      Name:     Title:

TARGUS ASIA PACIFIC LIMITED
as a Seller

By      [Revolving Credit, Receivables Purchase, Security and Guaranty Agreement]

Name:     Title:

[Revolving Credit, Receivables Purchase, Security and Guaranty Agreement]

AGENT AND LENDER

FGI WORLDWIDE LLC,
as a Lender and as Agent

By:      Name:      Title

Revolving Commitment Percentage: 100% Revolving Commitment Amount: $30,000,000

[Revolving Credit, Receivables Purchase, Security and Guaranty Agreement]

CSDOCS/53150257v3